EXHIBIT H

           NOTE AND PREFERRED STOCK PURCHASE AGREEMENT


          THIS NOTE and PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 14th day of May 1996, by and between Styles on Video, Inc., a Delaware corporation ("SOV"), Forever Yours, Inc., a California corporation ("FYI" and, together with SOV, the "Companies," provided that the term "Companies" shall not include Dycam, Inc.), and International Digital Investors, L.P., a Delaware limited partnership (the "Investor"). Unless otherwise indicated, defined terms in this Agreement and in the Exhibits and Schedules to this Agreement have the meanings assigned to them in Exhibit A.


                            RECITALS

          WHEREAS, the Companies and the Investor entered into a Note and Preferred Stock Purchase Agreement, dated as of
November 20, 1995 (the "Existing Note Agreement"), pursuant to which, among other things, (i) the Investor purchased from the Companies a $2,950,000 aggregate principal amount 10% Senior Note due June 30, 1998 of the Companies (the "Existing Notes"), (ii) the Investor purchased from SOV 500 shares of 10% Senior Series A Convertible Preferred Stock, $.001 par value per share, of SOV (the "Series A Preferred"), and (iii) the Investor received from SOV a Warrant Certificate dated as of November 20, 1995 (the "Existing Warrant Certificate") evidencing warrants (the "Existing Warrants") to purchase 3,914,882 shares of common stock, $.001 par value per share, of SOV (the "Common Stock");

          WHEREAS, the voting powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred were set forth in a certificate of designation dated as of November 9, 1995 (the "Series A Certificate of
Designation");

          WHEREAS, the Series A Preferred and the Existing
Warrants are subject to, and entitled to the benefits of, a Registration Rights Agreement, dated as of November 20, 1995 (the
"Existing Registration Rights Agreement"), between SOV and the
Investor;

          WHEREAS, to secure their obligations under the Existing Note Agreement, the Companies executed and delivered certain collateral documents in favor of the Investor (collectively, the "Existing Collateral Documents"), including the FYI Security Agreement, the SOV Security Agreement and the SOV Pledge Agreement (each as defined in the Existing Note Agreement);

          WHEREAS, to guaranty the other's obligations under the Existing Note Agreement, SOV executed and delivered the SOV Guaranty and FYI executed and delivered the FYI Guaranty (each as defined in the Existing Note Agreement, and collectively, the "Existing Guaranties");

          WHEREAS, the Companies and the Investor wish to provide in this Agreement for additional investments by the Investor and the Companies in an aggregate amount not to exceed the Total
Additional Investment Amount;

          WHEREAS, in connection with the execution and delivery of this Agreement, the Companies and the Investor wish to, among other things, execute and deliver new collateral documents and guaranties and enter into the other transactions set forth in this Agreement and the other Additional Related Agreements.

          NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND
FOR GOOD AND VALUABLE CONSIDERATION, THE PARTIES HEREBY AGREE AS
FOLLOWS:

          1.   Purchase and Sale of the Securities.

          1.1  Sale And Issuance of the Securities.

          (a) Subject to the terms and conditions of this Agreement (including, without limitation, Section 11.15), the Investor agrees to purchase, and the Companies agree to sell and issue to the Investor, on each Purchase Date, the principal amount of Additional Notes set forth with respect to such Purchase Date on Schedule 1.1 if (i) FYI shall have entered into Contracts with hospitals that are in full force and effect on such Purchase Date and that, in the aggregate, cover the minimum number of Approved Births set forth with respect to such Purchase Date on Schedule 1.1 and (ii) IDI shall have received evidence satisfactory to it (in its sole discretion) that the Net Revenues of the Companies for the month ending immediately prior to such Purchase Date is at least equal to the minimum amount set forth with respect to such Purchase Date on Schedule 1.1.

          IDI's obligation to purchase Additional Notes on any Purchase Date will be subject to the further conditions precedent that:

          (i) The representations and warranties contained herein and in the other Additional Related Agreements shall be true, correct and complete in all material respects on and as of such date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing, or would result from the consummation of the purchase of Additional Notes on such date, that would constitute a Default or an Event of Default;

          (iii) The Companies shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before such date;

          (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Investor from purchasing the Additional
     Notes to be purchased by it on such date; and

          (v) Each of the conditions precedent set forth in Sections 6.3, 6.4 and 6.16 shall have been satisfied on such date.

          Each of IDI's commitments to purchase Additional Notes on any Purchase Date is an independent and separate obligation and no purchase of Additional Notes on any Purchase Date shall imply or be construed to mean that IDI has any obligation to purchase Additional Notes on any other Purchase Date except upon satisfaction of the conditions precedent set forth in this Agreement.

          The aggregate amount of Additional Notes outstanding at any time shall not exceed the Total Additional Investment Amount, and the principal amount of Additional Notes required to be purchased by IDI on any Purchase Date will be reduced by an amount equal to the excess of (i) the aggregate amount of Additional Notes that would be outstanding if all of the Additional Notes otherwise required to be purchased on such date were so purchased over (ii) the Total Additional Investment Amount.

          Notwithstanding anything to the contrary contained in this Agreement, if all of the funds on deposit in the Escrow Account have not been released therefrom and paid to the Investor in accordance with Section 2.3(d) by August 10, 1996, then the Investor shall have no further obligation to purchase any Additional Notes on any subsequent Purchase Date.

          If, on any Purchase Date, the conditions precedent to the Investor's purchase of Additional Notes on such date are not met (i) the Investor shall have no further obligation to purchase the amount of Additional Notes scheduled for purchase and sale on such Purchase Date, (ii) the Total Additional Investment Amount shall be reduced by such amount of Additional Notes and (iii) the remaining Additional Notes shall be purchased by IDI on the remaining Purchase Dates subject to the respective conditions precedent with respect thereto as set forth herein.

          (b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and SOV agrees to sell and issue to the Investor at the Closing 500 shares of 10% Senior Series B Convertible Preferred Stock, $.001 par value per share, of SOV (the "Series B Preferred"), for a purchase price equal to $50,000, such Series B Preferred being convertible into shares of the Common Stock and having the voting powers, preferences, rights, qualifications, limitations and restrictions described in the certificate of designation attached hereto as Exhibit C (the "Series B Certificate of Designation").

          (c) Subject to the terms and conditions of this Agreement, the Investor shall receive and SOV agrees to issue to the Investor, in connection with the sale and issuance of the Additional Notes and the Series B Preferred and in consideration of the Investor's purchase thereof, a Warrant Certificate in the form attached hereto as Exhibit D (the "Additional Warrant Certificate") evidencing warrants to purchase 53,848,131 shares of the Common Stock (the "Additional Warrants" and, together with the Additional Notes, the Series B Preferred and the Common Stock into which the Series B Preferred is convertible and the Additional Warrants are exercisable, the "Securities").

          (d) The management of the Companies shall have until May 28, 1996 to inform the Investor in writing of their desire to participate in the Management Participation Agreements on terms mutually agreed between such individuals and the Investor.

          1.2 Closing. The purchase, sale and issuance of the Series B Preferred, the Additional Warrants and the initial tranche of the Additional Notes, shall take place at the offices of O'Melveny & Myers, 400 South Hope Street, Los Angeles, California 90071, at 10:00 A.M., on or before May 21, 1996 upon satisfaction of the conditions set forth in Sections 6 and 7, or at such other time or place as the Companies and the Investor mutually agree in writing (which time and place are designated as the "Closing"). At the Closing, the Companies shall deliver to the Investor (i) the Additional Notes being purchased by the Investor on such Purchase Date against delivery to the Companies by the Investor of bank checks, bank wires or personal checks satisfactory to the Companies in the amount of the purchase price therefor payable to the order of SOV and FYI, (ii) the Series B Preferred the Investor is purchasing against delivery to SOV by the Investor of bank checks, bank wires or personal checks satisfactory to the Companies in the amount of the purchase price therefor payable to the order of SOV, and (iii) the Additional Warrant Certificate evidencing the Additional Warrants. On each Purchase Date, if the conditions precedent to the Investor's purchase on such date are satisfied, the Companies shall deliver to the Investor the Additional Notes the Investor is purchasing on such date against delivery to the Companies by the Investor of bank checks, bank wires or personal checks satisfactory to the Companies in the amount of the purchase price therefor payable to the order of SOV and FYI.

          1.3 Use of Proceeds. The Companies will apply the proceeds from the sale of the Additional Notes (i) first to repay or prepay, as the case may be, all Temporary Loans in full, including all accrued and unpaid interest thereon, and (ii) second to repay existing accounts payable and accrued expenses of SOV (including amounts payable by SOV or FYI pursuant to Section 11.10), and for working capital of SOV, and to finance the development and ongoing operations of FYI. SOV will apply the proceeds from the sale of the Series B Preferred to finance ongoing working capital requirements.

          2.   Payment, Prepayment and Purchase of the Notes.

          2.1  Required Quarterly Repayments of the Notes.

          (a) Required Repayments of the Note. On June 30, September 30 and December 31, 1997 and March 31, 1998 (so long as any Additional Notes shall remain outstanding), the Companies jointly and severally shall repay, and there shall become due and payable, an aggregate principal amount equal to the lesser of (i) 1/5 of the aggregate principal amount of Additional Notes outstanding on June 30, 1997, and (ii) the aggregate principal amount of the Additional Notes then outstanding. The last principal installment of the Additional Notes in an amount equal to the aggregate principal amount of the Additional Notes then outstanding, together with all accrued and unpaid interest thereon, shall become due and payable on June 30, 1998, the maturity date of the Additional Notes.

          (b) Interest on the Additional Notes shall be due and payable on the last day of each month commencing May 31, 1996, until the maturity of the Additional Notes (each an "Interest Payment Date"). Subject to the last sentence of this paragraph, however, at the option of the Companies, payment of the interest accruing on the outstanding Additional Notes and the Existing Notes during each month and due on each Interest Payment Date prior to December 31, 1996 may be deferred if during such month the Combined Operating Cash Flow was not positive. Such deferred interest will not bear interest prior to December 31, 1996, but, to the extent not theretofore paid, shall bear interest on and after December 31, 1996 at the rate applicable to the Additional Notes to the extent permitted by applicable law. Prior to December 31, 1996, all such deferred and current interest will be paid on a cumulative basis on each Interest Payment Date only to the extent that the Combined Operating Cash Flow in the month to which such Interest Payment Date corresponds was positive; provided that all such deferred, accrued and unpaid interest shall be paid in full on or before December 31, 1996. Interest due and payable on or after December 31, 1996 on any outstanding Additional Notes shall not be deferred. If the Companies elect to defer any portion of the interest due on any Interest Payment Date as provided above, the Companies shall provide the Investor at least 5 business days' written notice of such election and such notice shall set forth in reasonable detail the Operating Cash Flow during each month for which the Companies seek to defer interest and the amount of interest the Companies wish to defer and otherwise be satisfactory in form and substance to the Investor in its reasonable discretion.

          (c) Obligation to Pay Full Amount. Each repayment made pursuant to Section 2.1(a) shall be at 100% of the principal amount so to be repaid, together with interest accrued thereon to the date of such repayment, without premium. No prepayment or redemption of less than all of the Additional Notes pursuant to
Section 2.2 or Section 2.3 shall relieve the Companies of their obligation to make the repayments of principal on the Additional Notes required by paragraph (a) of this Section 2.1.

          (d) If the date on which a payment of principal and/or interest on the Additional Notes pursuant to this Agreement and such Additional Notes is not a business day, such payment shall be made on the next succeeding business day and interest shall accrue during such period of extension.

          2.2 Optional Prepayments. The Companies may, at their option, at any time upon not less than 10 days' and not more than 30 days' prior written notice to each holder, on the date and in the amount specified in such notice, prepay the Additional Notes in whole or from time to time in part, each such prepayment to be made at the principal amount of the Additional Notes so to be prepaid together with all interest deferred or accrued and unpaid on such principal amount to the date of prepayment, without premium.

          2.3. Mandatory Redemption. The Companies hereby jointly and severally covenant and agree that:

          (a) Upon the receipt of any proceeds from the issuance of equity of SOV or FYI (other than equity issued to management pursuant to a management incentive plan approved by the holder or holders of more than 50% of the outstanding principal amount of the Existing Notes and Additional Notes and other than equity issued to the holders of the Existing Notes and Additional Notes) they will immediately apply 100% of such proceeds (net of reasonable costs of issuance) (i) first to the redemption of the Additional Notes then outstanding at a redemption price equal to the principal amount of the Additional Notes together with all accrued and any deferred and unpaid interest thereon through the date of redemption, without premium, and then (ii) to the redemption of the Existing Notes in accordance with the terms of the Existing Note Agreement.

          (b) Upon the receipt of any proceeds of sales and other dispositions of assets by either of the Companies (other than (i) sales of inventory in the ordinary course of business ,
(ii) sales of obsolete or worn out equipment in the aggregate amount of up to $10,000 per fiscal year to the extent that the proceeds of such sales are used to purchase replacement equipment, or (iii) such other exceptions as may be approved from time to time by the holder or holders of more than 50% of the outstanding principal amount of the Existing Notes and the Additional Notes), they will immediately apply 100% of such proceeds (net of reasonable out-of-pocket expenses) (i) first to the redemption of the Additional Notes then outstanding at a redemption price equal to the principal amount of the Additional Notes being redeemed together with all accrued and any deferred and unpaid interest thereon through the date of redemption, without premium, and then (ii) to the redemption of the Existing Notes in accordance with the terms of the Existing Note Agreement.

          (c) Upon the receipt of any tax refunds from any domestic or foreign taxing authority by either of the Companies, the Companies shall immediately apply 100% of the proceeds of such refunds (i) first to the redemption of the Additional Notes then outstanding at a redemption price equal to the principal amount of the Additional Notes being redeemed, together with all accrued and any deferred and unpaid interest thereon through the date of redemption, without premium, and then (ii) to the redemption of the Existing Notes in accordance with the terms of the Existing Note Agreement.

          (d) Upon release of the Gross Cash Proceeds of the Accounting Claims from the Escrow Account, such amounts will immediately be paid to the Investor and the Investor shall (i) apply an amount in the aggregate equal to 60% of the Net Cash Proceeds from the 1993 Claim and 75% of the Net Cash Proceeds from the 1994 Claim (such aggregate amount is hereinafter referred to as the "Prepayment Amount") (A) first to the redemption of the Additional Notes then outstanding at a redemption price equal to the principal amount of the Additional Notes being redeemed, together with all accrued and any deferred and unpaid interest thereon through the date of redemption, without premium, and (B) second to the redemption of the Existing Notes in accordance with the terms of the Existing Note Agreement, (ii) retain an amount equal to all fees and expenses for which the Companies are obligated pursuant to clause (a) of
Section 11.10 (including but not limited to the reasonable fees and expenses of O'Melveny & Myers, counsel to the Investor) for which the Companies shall have theretofore received invoices and
(iii) deliver to SOV an amount equal to the Attorneys' Fees to be used by SOV to pay such Attorneys' Fees. If no Event of Default has occurred and is then continuing, any proceeds remaining after such application shall be delivered to the Companies to be used by the Companies first to pay the reasonable fees and disbursements of their counsel, Christensen, White, Miller, Fink, Jacobs, Glaser & Shapiro L.L.P. as invoiced on or before such date, and then for other authorized corporate purposes. If an Event of Default has occurred and is then continuing, the Investor shall apply the remaining proceeds in accordance with the applicable security agreements (i) first to the redemption of all Additional Notes, if any, then due and payable as a result of such Event of Default or otherwise become due, at a redemption price equal to the principal amount thereof, together with all accrued, deferred and unpaid interest thereon to the date of redemption, and then (ii) to the redemption of the Existing Notes in accordance with the terms of the Existing Note Agreement.
Upon the written request of the Companies, given within 30 days of the date on which the Gross Cash Proceeds of the Accounting Claims are released from the Escrow Account, the Investor shall, within 5 business days of receipt of such request, provide to the Companies a written accounting of the application of such proceeds.

          2.4  Right to Put.

          (a) Granting of Put to Holders of Additional Notes. The Companies hereby give and grant to each holder of Additional Notes the option, right and privilege (such option, right and privilege herein collectively referred to as the "Right to Put") to require the Companies upon or after the occurrence of a Put Event (unless such occurrence or event shall receive prior approval by the holders of more than 50% of the outstanding principal amount of the Additional Notes) to purchase from such holder on the terms and conditions hereinafter set forth, and the Companies jointly and severally agree so to purchase from such holder, for an amount equal to the principal amount of the Additional Notes together with deferred and accrued and unpaid interest thereon through the date of such purchase, without premium, that amount of Additional Notes specified by such holder.

          (b) Granting of Put to Holders of Series B Preferred. SOV hereby gives and grants to each holder of Series B Preferred the option, right and privilege (such option, right and privilege herein collectively referred to as the "Right to Put") to require SOV upon or after the occurrence of a Put Event (unless such occurrence or event shall receive prior approval by the holders of more than 50% of the outstanding Series B Preferred) to purchase from such holder on the terms and conditions hereinafter set forth, and SOV agrees so to purchase from such holder, for an amount equal to the liquidation preference of the Series B Preferred together with accrued and unpaid dividends through the date of such purchase, without premium, that amount of Series B Preferred specified by such holder.

          (c) Exercise of Put. Within five days after the occurrence of a Put Event (unless such occurrence shall receive prior approval as contemplated in Section 2.4(a) and (b)), the Companies shall give each holder of Additional Notes and each holder of Series B Preferred written notice thereof describing the Put Event, and the facts and circumstances surrounding the occurrence thereof, in reasonable detail. At any time prior to 30 days after any holder of Additional Notes or any holder of Series B Preferred shall receive such notice, such holder may exercise its Right to Put by delivering to the Companies a notice of sale (a "Notice of Sale") substantially in the form of Exhibit E hereto (with appropriate insertions based on whether the Notice of Sale is delivered by a holder of Additional Notes or a holder of Series B Preferred). If a holder of Additional Notes shall deliver a Notice of Sale, the Companies shall purchase the amount of Additional Notes specified by such holder in the Notice of Sale on the date specified in such notice (which shall not be less than ten days after delivery of such Notice of Sale), and such holder shall sell such Additional Notes to the Companies without recourse, representation or warranty (other than as to such holder's full right, title and interest to such Additional Notes free of any adverse claim therein) at a price, payable in immediately available funds by wire transfer to the account specified in such notice, equal to the principal amount of the Additional Notes together with all deferred and accrued and unpaid interest thereon through the date of such purchase, without premium. If a holder of Series B Preferred shall deliver a Notice of Sale, SOV shall purchase the amount of Series B Preferred specified by such holder in the Notice of Sale on the date specified in such notice (which shall not be less than ten days after delivery of such Notice of Sale), and such holder shall sell such Series B Preferred to SOV without recourse, representation or warranty (other than as to such holder's full right, title and interest to such shares of Series B Preferred free of any adverse claim therein) at a price, payable in immediately available funds by wire transfer to the account specified in such notice, equal to the liquidation preference of the Series B Preferred, together with accrued and unpaid dividends through the date of such purchase, without premium.

          (d) Put Event. For the purposes of this Section 2.4, a "Put Event" shall mean the occurrence or continuation of any of the following events:

               (i) a sale of either of the Companies to or a consolidation or merger of either of the Companies with any other Person (other than a merger of FYI into SOV) or a sale, lease, transfer or other disposition of all or substantially all of either Companies' properties or assets (whether now owned or hereafter acquired) to any other Person in one or a series of related transactions; or

               (ii) any transaction or series of transactions
                    (whether by purchase of existing shares of common stock, issuance of shares of common stock, merger, consolidation or otherwise, except as a result of issuance or transfer of the Existing Warrants, the Arnold Warrants or the Additional Warrants, exercise of the Existing Warrants, the Arnold Warrants, the Additional Warrants, the Settlement Warrants, the Independent Committee Warrants or the Shutler Warrants, options previously issued pursuant to management incentive plan as set forth on Schedule 3.2(d) and options issued pursuant to management incentive plans which have been approved in writing by holders of 50% or more of the Existing Notes and the Additional Notes, or conversion of the Series A Preferred or the Series B Preferred) the result of which is that any Person or group of Persons other than the Investor (or the holders of 50% or more of the outstanding Series A Preferred or the Series B Preferred or 50% or more of the outstanding principal amount of the Existing Notes or the Additional Notes) becomes the beneficial owner (as such term is defined in the federal securities laws), directly or indirectly, of 10% or more of the common stock of either of the Companies; or

               (iii) the closing of the offering by either of the Companies of its securities for sale to the investment public pursuant to an effective registration statement.

          2.5 Allocation of Partial Repayments, Prepayments and Redemptions. In the case of each partial repayment, prepayment or redemption of the Additional Notes, the principal amount of the Additional Notes to be repaid, prepaid or redeemed shall be allocated among the Additional Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore repaid, prepaid or redeemed.

          3.   Representations and Warranties of the Companies.
The Companies hereby represent and warrant, jointly and severally, to the Investor that:

          3.1 Organization, Good Standing and Qualification. Each of SOV and Dycam, Inc., a Delaware corporation and Subsidiary of SOV ("Dycam"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (provided that Dycam's good standing status is dependent upon payment of certain delinquent franchise taxes, which the Companies are informed and believe Dycam has taken or is taking action to pay or otherwise correct its tax status), FYI is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and each of the Companies and Dycam has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Each of SOV and Dycam is duly qualified to transact business and is in good standing in California and each of the Companies and Dycam is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          3.2  Capitalization.

          (a) Capitalization of SOV. The authorized capital of SOV consists, or will consist prior to the Closing, of:

               (i) 1,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), of which 500 shares have been designated Series A Preferred (all of which are issued and outstanding), and of which 500 shares have been designated Series B Preferred (none of which are issued and outstanding). No other shares of Preferred Stock have been issued and are outstanding or have been authorized or reserved for issuance

               (ii) 10,000,000 shares of Common Stock, of which 4,505,332 shares are issued and outstanding.

          (b) Capitalization of FYI. The authorized capital of FYI consists, or will consist prior to the Closing, of 10,000,000 shares of common stock, no par value per share, of which 100,000 shares are issued and outstanding.

          (c) Capitalization of Dycam. The authorized capital of Dycam consists, or will consist prior to the Closing, of:

               (i) 1,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding.

               (ii) 19,000,000 shares of common stock, par value
$0.01 per share, of which 3,120,836 shares are issued and outstanding.

          (d)  Agreements for the Purchase of Shares.  Except for
(i) the conversion privileges of the Series A Preferred and the Series B Preferred, (ii) the Existing Warrants, the Additional Warrants, the Arnold Warrants, the Shutler Warrants, the Independent Committee Warrants, and the Settlement Warrants and
(iii) the options issued pursuant to the SOV management incentive plan and other SOV stock option plans, in each case, as set forth on Schedule 3.2(d), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from any of SOV, FYI or Dycam of any shares of any of their capital stock and, except for the Existing Note Agreement, this Agreement, the Arnold Warrant, the Shutler Warrants, the Independent Committee Warrants, and the Settlement Warrants, none of SOV, FYI and (to the best knowledge of the Companies) Dycam have made any commitment or incurred any obligation to issue any such options, warrants, rights or agreements. None of the options, warrants, rights or agreements for the purchase or acquisition from any of SOV, FYI or Dycam of any shares of any of their capital stock (other than the Series A Preferred, the Series B Preferred, the Existing Warrant, the Additional Warrants, the Shutler Warrants, the Independent Committee Warrants and the Arnold Warrants) are entitled to, or have the benefit of, anti-dilution rights.

          3.3  Subsidiaries.

          (a) SOV presently owns of record and beneficially (i) 80% of the issued and outstanding capital stock of FYI (with the balance of such capital stock being owned of record by Dana Arnold), (ii) 1,916,667 shares, representing approximately 61%, of the issued and outstanding capital stock of Dycam and (iii) 100% of the issued and outstanding capital stock of Styles Servicing, Inc., a California corporation ("Styles"). Other than its interests in Styles, FYI and Dycam, SOV does not presently own or control, directly or indirectly, any interest in any other corporation, association, partnership or other business entity. None of FYI, Dycam nor Styles presently owns or controls, directly or indirectly, any interest in any other corporation, association, partnership or other business entity.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary owned by SOV has been validly issued and is owned by SOV free and clear of any Lien, except for the Lien on the shares of FYI stock conveyed to the Investor pursuant to the Existing Pledge Agreement, the Lien on the shares of Dycam stock conveyed to Dycam and any Lien on the Dycam common stock granted to the Investor.

          (c)  Styles has no material assets or business.

          3.4 Authorization. All corporate action on the part of the Companies necessary for the authorization, execution and delivery of this Agreement, the Additional Notes and the Additional Related Agreements and the performance of all of their obligations hereunder and thereunder, the adoption of the Series B Certificate of Designation and the authorization of the filing of the Series B Certificate of Designation with the Delaware Secretary of State, and the authorization, issuance and delivery of the Additional Notes, the Additional Warrants and the Series B Preferred being sold hereunder has been taken or will be taken on or prior to the Closing. This Agreement and the Additional Related Documents constitute, and the Additional Notes when issued, sold and delivered pursuant to Section 1.1(a) will constitute, the valid and legally binding obligations of the Companies, enforceable jointly and severally against the Companies in accordance with their terms. The Series B Certificate of Designation will be duly filed and become effective in the State of Delaware prior to the Closing. The Series B Preferred and the Additional Warrants, when issued, sold and delivered at the Closing, shall constitute the valid and legally binding obligations of SOV, enforceable against SOV in accordance with their terms.

          3.5  Valid Issuance of Preferred and Common Stock.

          (a) The outstanding shares of the Common Stock have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable.

          (b)  The Series B Preferred and the Additional
Warrants, when issued, sold and delivered at the Closing in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable.

          (c) The Common Stock issuable upon conversion of the Series A Preferred and the Series B Preferred and upon exercise of the Existing Warrants and Additional Warrants, has been, or will be prior to October 31, 1996 duly and validly reserved for issuance, and, upon issuance in accordance with the applicable conversion or exercise terms thereof, will be duly and validly issued, fully paid and nonassessable. Based in part upon the representations of the Investor in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws. Neither the Companies nor anyone acting on behalf of either of them has taken, or will take, any action that would subject the issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

          3.6 Governmental and Regulatory Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Companies is required in connection with the consummation of the transactions contemplated by this Agreement, the Additional Related Agreements and the Series B Certificate of Designation, except for the filings pursuant to applicable state and federal securities laws, and filings necessary to perfect Liens in favor of the Investor.

          3.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the best knowledge of each of the Companies, currently threatened against either of the Companies or Dycam which (i) questions the validity of this Agreement or the Additional Related Agreements or the right of either of the Companies to enter into it or them, or to consummate the transactions contemplated hereby or thereby, (ii) might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of either of the Companies or Dycam, financially or otherwise, except as set forth in Schedule 3.7A or (iii) might result in any change in the current equity ownership of either of the Companies or Dycam (except for the shares of Common Stock issuable upon exercise of the Settlement Warrants), nor are the Companies aware of the existence of any basis for any matter described in the foregoing clauses (i), (ii) or (iii). Schedule 3.7A includes, without limitation, any actions pending or threatened (or any basis therefor known to either of the Companies) involving the prior employment of any of the Companies' or Dycam's employees, their use in connection with the businesses of the Companies or Dycam of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Except as set forth on Schedule 3.7A, neither of the Companies nor Dycam is a party or subject to the provisions of any order (except as imposed by laws of general application), writ, injunction, judgment or decree (except as imposed by laws of general application) of any court or government agency or instrumentality. Except as set forth in
Schedule 3.7B, there is no action, suit, proceeding or investigation of either of the Companies or Dycam currently pending or which either of the Companies or Dycam intends to initiate, which would be material to either of the Companies or Dycam or their businesses.

          3.8  Patents and Trademarks.  Except as set forth in
Schedule 3.8, to the best knowledge of each of the Companies, the Companies and Dycam have sufficient title and ownership of all Proprietary Rights material to their businesses as now conducted and as proposed to be conducted and such Proprietary Rights do not conflict with or infringe upon the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor are the Companies or Dycam bound by or a party to any options, licenses or agreements of any kind with respect to the Proprietary Rights of any other person or entity that could be material to their businesses. Except as set forth in Schedule 3.8, neither of the Companies nor Dycam has received any communications alleging that either of the Companies or Dycam has violated or, by conducting their businesses as proposed, could violate any of the Proprietary Rights of any other person or entity. Neither of the Companies nor Dycam is aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree (except as imposed by laws of general application) or order (except as imposed by laws of general application) of any court or administrative agency, that could interfere with the use of his or her best efforts to promote the interests of the Companies and Dycam or that could conflict with their businesses as proposed to be and as currently conducted. To the best knowledge of each of the Companies, there is no material violation by any Person of any right of either of the Companies or Dycam with respect to any Proprietary Rights owned or used by either of the Companies or Dycam.

          3.9 Compliance With Other Instruments. Except as set forth on Schedule 3.9, neither of the Companies nor, to the best knowledge of each of the Companies, Dycam is in violation or default of (i) any provisions of their respective charters or bylaws, or (ii) any instrument, judgment, order, writ or decree by which any of them is bound. Neither of the Companies nor, to the best knowledge of each of the Companies, Dycam is in violation or default of any provisions of any contract to which it is a party or by which it is bound (except for such violations under the Existing Note Agreement previously disclosed to the Investor in writing) or of any provision of any federal or state statute, rule or regulation applicable to any of them, which violation or default would be materially adverse to any of them or any of their businesses. The execution, delivery and performance of this Agreement, the Additional Notes and the Additional Related Agreements and the consummation of the transactions contemplated hereby and thereby, and the adoption and filing with the Delaware Secretary of State of the Series B Certificate of Designation, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract, statute, rule or regulation or an event which results in the creation of any material lien (except for liens securing the Additional Notes), charge or encumbrance upon any assets of either of the Companies or Dycam.

          3.10 Agreements; Action.

          (a) Except as set forth in Schedule 3.10A or the Binders, there are no agreements, understandings, instruments or contracts to which either of the Companies is a party or by which either of them is bound which involve (i) obligations of, or payments by either of the Companies in excess of $50,000, other than obligations with respect to compensation under employment or consulting agreements previously disclosed to the Investor in writing, (ii) the license of any patent, copyright, trademark, tradename, trade secret or other Proprietary Right of the companies, (iii) material obligations to any of the companies' officers, directors or affiliates or (iv) any other agreement material to the business, operations or prospects of either of the Companies.

          (b) Except as set forth in Schedule 3.10B or the Binders, since February 29, 1996, neither of the Companies nor Dycam has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $100,000 in the aggregate, other than obligations under the Existing Note Agreement, this Agreement or the Temporary Loans or with respect to compensation under employment or consulting agreements (including the Existing Arnold Employment Agreement, the Amended and Restated Employment Agreement and the Brymarc Consulting Agreement), (iii) made any loans or advances to any person, other than ordinary advances for travel expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than (A) the sale of its inventory in the ordinary course of business and (B) the sale of worn-out or obsolete equipment in the ordinary course of business in an aggregate amount not exceeding $5,000 to the date hereof.

          (c) Neither of the Companies nor Dycam is a party to or is bound by any contract, agreement or instrument, or subject to any restriction under its charter or bylaws, that materially and adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

          3.11 Disclosure. The Companies believe that they have fully provided the Investor with all of the information which the Investor has requested for deciding whether to purchase the Additional Notes, the Series B Preferred and the Additional Warrants.

          3.12 Information. Neither this Agreement, the Additional Related Agreements nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or, when considered as a whole, omits to state a material fact necessary to make the statements herein or therein not misleading.

          3.13 Registration Rights. Except as granted to the Investor under the Amended and Restated Registration Rights Agreement, to Eugene Shutler pursuant the Shutler Consulting Agreement, to Ann Ehringer pursuant to the grant of the Independent Committee Warrants and to Dana Arnold pursuant to the Arnold Registration Rights Agreement, SOV has not granted or agreed to grant any registration rights, including piggyback rights, to any Person.

          3.14 Corporate Documents. The charter and bylaws of each of the Companies and Dycam, together with the Series B
Certificate of Designation, are in the form previously provided to the Investor and to counsel to the Investor.

          3.15 Title to the Property and Assets. Each of the Companies and Dycam owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except for liens securing obligations under the Existing Note Agreement, this Agreement and the Temporary Loans and such other encumbrances and liens which are described on Schedule 3.15. With respect to the property it leases, each of the Companies and Dycam is in compliance with such leases and holds a valid leasehold interest free of any material liens, claims or encumbrances.

          3.16 Employee Benefit Plans.

          (a) Schedule 3.16 sets forth all employee benefit plans, as defined in Section 3(3) of ERISA, that are sponsored or contributed to by either of the Companies or Dycam covering employees or former employees of any of them ("Employee Benefit Plans") and all material benefit arrangements, that are not Employee Benefit Plans, including each arrangement providing for insurance coverage, workers' compensation benefits, incentive bonuses, deferred bonus arrangements and equity compensation plans maintained by either of the Companies or Dycam covering employees, or former employees ("Benefit Arrangements").

          (b) Neither of the Companies nor Dycam sponsors, maintains or contributes to, or has an obligation to contribute to, or, within the five years prior to the Closing, maintained, contributed to or was required to contribute to, any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA. Neither of the Companies nor Dycam sponsors, maintains or contributes to, or has incurred an obligation to contribute to or, within the five years prior to the Closing, maintained, contributed to or was required to contribute to, any Multiemployer Plan. No employee benefit plan has participated in, engaged in or been a party to any non-exempt "prohibited transaction" (as defined in ERISA or the Code) and neither of the Companies nor (to the best knowledge of the companies) Dycam has incurred any liability for taxes under Code Sections 4971, 4972,4975, 4976, 4977, 4979, 4980 or 49808, or for
penalties under ERISA Section 502(c)(i) or (1), with respect to any Employee Benefit Plan. No officer, director or employee of either Company or (to the best knowledge of the Companies) Dycam has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Benefit Plan. There is no violation of any reporting or disclosure requirement imposed by ERISA or the Code with respect to any Employee Benefit Plan. Each Employee Benefit Plan and Benefit Arrangement has at all times prior hereto been maintained in all material respects, by its terms and in operation, in accordance with its terms and all applicable laws.

          (c) With respect to each Employee Benefit Plan and Benefit Arrangement, other than ordinary claims for benefits pursuant to terms of any Employee Benefit Plan or Benefit Arrangement, there is no claim pending or, to the best knowledge of either of the Companies, threatened, against or involving any Employment Benefit Plan or Benefit Arrangement by any Person or any governmental authority.

          3.17 Tax Returns and Payments.  Except as set forth in
Schedule 3.17, (i) each of the Companies and Dycam has filed all tax returns and reports as required by law, (ii) these returns and reports are true and complete in all material respects and
(iii) each of the Companies and Dycam has paid all taxes and other assessments due prior to the time penalties would accrue thereon. The provision for taxes of each of the Companies and Dycam reflected on their most recent financial statements is adequate for taxes due or accrued as of the date thereof.

          3.18 Insurance. Each of the Companies and Dycam has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow each of them to replace any of their properties that might be damaged or destroyed.

          3.19 Minute Books. Except as set forth in Schedule 3.19, the minute books of each of the Companies included in the Binders, together with the certified resolutions delivered at the Closing, contain an accurate and appropriate summary of all meetings of directors, committees and stockholders since the time of incorporation through the Closing and reflect all transactions referred to in such minutes accurately in all material respects or contain an accurate and complete summary of all material decisions and actions.

          3.20 Labor Agreements and Actions. Neither of the Companies nor Dycam is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of each of the Companies, has sought to represent any of the employees of either of the Companies or Dycam. Except as set forth on Schedule 3.20, there is no strike or other labor dispute involving either of the Companies or Dycam pending, or to the best knowledge of each of the Companies threatened, which could have a material adverse effect on the assets, financial condition, operating results, business or prospects of either of the Companies or Dycam (as each such business is presently conducted and as it is proposed to be conducted), nor are either of the Companies aware of any labor organization activity involving any of their or Dycam's employees. Neither of the Companies is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with either of the Companies or Dycam, nor do either of the Companies have a present intention to terminate the employment of any of the foregoing.

          3.21 Financial Statements. The Companies have delivered to the Investor the audited consolidated and consolidating financial statements (balance sheet, statement of operations and (consolidated only) statement of cash flows) of SOV and its subsidiaries (including FYI and Dycam) at and for the year ended December 31, 1994, the unaudited consolidated and consolidating financial statements (balance sheet and statement of operations) of SOV and its subsidiaries (including FYI and Dycam) at and for the year ended December 31, 1995, and the unaudited consolidated and consolidating financial statements (balance sheet and statement of operations) of SOV and its subsidiaries (including FYI and Dycam) at and for the two-month period ended February 29, 1996 (the "Financial Statements). The Financial Statements are complete and correct in all material respects, subject to the absence of footnotes, the absence of a statement of cash flows and normal year-end adjustments in the case of the February 29, 1996 financial statements, and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and are consistent as between audited and unaudited financial statements. The Financial Statements accurately set out and describe the financial condition and operating results of the Companies and Dycam as of the dates, and for the periods, indicated therein, subject, in the case of the February 29, 1996 financial statements, to the absence of footnotes, the absence of a statement of cash flows and normal year-end audit adjustments. Except as set forth in the Financial Statements, the Companies and Dycam have no liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to February 29, 1996 and (b) obligations under contracts and commitments incurred in the ordinary course of business, which, individually or in the aggregate, are not material to the assets, financial condition, operating results, business or prospects of the Companies or Dycam.

          3.22 Changes. Since February 29, 1996, other than as disclosed in the Schedules hereto, including Schedule 3.22, and in the Binders, there has not been:

          (a) any change in the assets, liabilities, financial condition or operating results of either of the Companies or Dycam from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, financial condition, operating results, prospects or businesses of either of the Companies or Dycam (as such businesses are presently conducted and as they are proposed to be conducted);

          (c) any waiver by either of the Companies or Dycam of a valuable right or of a material debt owed to it, except as set forth in the Dycam Override Deferral Agreement;

          (d) any change or amendment to a material contract or agreement by which either of the Companies or Dycam or any of their assets is bound or subject (except for the extension of the Dycam Note and the amendments to the Existing Note Agreement and Existing Related Agreements as expressly contemplated by this Agreement);

          (e)  any material change in any compensation
arrangement or agreement with any employee (except as expressly contemplated by this Agreement, including the Shutler Consulting
Agreement); or

          (f) to the best knowledge of each of the Companies, any other event or condition of any character which might materially and adversely affect the assets, financial condition, operating results, businesses or prospects of either of the Companies or Dycam (as such businesses are presently conducted and as they are proposed to be conducted).

          3.23 Voting-Arrangements. To the best knowledge of each of the Companies, there are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of the Companies or Dycam relating to the voting of their respective shares.

          3.24 Status Under Certain Statutes. Neither of the companies nor Dycam is subject to regulation under the Investment Company Act of 1940, as amended, or any other statute that limits the ability of the Companies or Dycam to incur indebtedness.

          3.25 No Default. Except as set forth in Schedule 3.9, no Default or Event of Default exists and neither of the Companies has entered into any transaction since February 29, 1996 that would have been prohibited by Sections 8.1, 8.4, 8.5,
8.7. 8.8 and 8.9 of this Agreement had such Sections applied since such date.

          3.26 Margin Regulations. No part of the proceeds from the sale of the Securities hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G, Regulation X or Regulation T of the Board of Governors of the Federal Reserve System (the "Margin Regulations") or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve either of the Companies or any broker or dealer in a violation of the Margin Regulations. Margin stock does not constitute more than 10% of the value of the consolidated assets of SOV and its Subsidiaries and neither of the Companies has any present intention that margin stock will constitute more than 10% of the value of such assets.

          4.   Representations and Warranties of the Investor.
The Investor hereby represents and warrants to the Companies that:

          4.1 Authorization. The Investor represents that it has full power and authority to enter into this Agreement. This
Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

          4.2 Purchase Entirely for Own Account. Except as contemplated in connection with the Management Participation Agreements, the Securities will be acquired for investment for the Investor's own account or for the account of one or more limited partners of the Investor, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. By executing this Agreement, except for possible transfers to limited partners of the Investor who have acknowledged these representations and warranties as applied to each of them (and which do not exceed ten), the Investor further represents that other than as contemplated in connection with the Management Participation Agreements the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          4.3 Investment Experience. The Investor and each limited partner of the Investor is an investor in securities of companies in the development stage and acknowledges (and has been advised by each limited partner of the Investor) that it is able to fend for itself, can bear the economic risk and complete loss of its investment and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Securities.

          4.4 Restricted Securities. The Investor understands that the Securities it is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Companies in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances.
In this connection the Investor represents that it is familiar with (and has been advised by each limited partner of the Investor that it is familiar with) Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          4.5 Legends. It is understood that the certificates evidencing the Securities may bear the legends set forth on the respective Exhibits.

          4.6 Accredited Investor. The Investor is (and has been advised by each limited partner of the Investor that it is) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          5.   State Securities Laws.

          5.1  Corporate Securities Law.

          (a) THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTIONS 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.

          (b) THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE DEPARTMENT OF BANKING AND FINANCE, DIVISION OF SECURITIES AND INVESTOR PROTECTION, OF THE STATE OF FLORIDA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY
SECTION 517.061 OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION
ACT.

          6. Conditions of the Investor's Obligations at Closing. The obligations of the Investor under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing (and on each subsequent Purchase Date in the case of Sections 6.3, 6.4 and 6.16) of the following conditions (including, without limitation, the conditions set forth in Section 6.25 with respect to the documents, certificates and agreements required to be delivered pursuant to the other conditions in this Section 6):

          6.1  Representations and Warranties.  The
representations and warranties of the Companies contained in this Agreement shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date.

          6.2 Performance. The Companies shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such date.

          6.3 Compliance Certificate. An authorized officer of each of the Companies shall deliver to the Investor on each Purchase Date a certificate certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled and stating that there has been no adverse change in the business, affairs, prospects, operations, assets or financial condition of the Companies or (to their knowledge) Dycam since February 29, 1996 or the date of the last Compliance Certificate, whichever is later.

          6.4 Qualifications. Each of the Commissioner of Corporations of the State of California and Department of Banking and Finance, Division of Securities and Investor Protection, shall have issued a permit qualifying the offer and sale of the Securities to the Investor pursuant to this Agreement, or such offer and sale shall be exempt from such qualification under each of the California Corporate Securities Law of 1968, as amended, and the Florida Securities and Investor Protection Act, as amended.

          6.5 Timeliness. The Closing shall have occurred by May 21, 1996.

          6.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and the Investor's counsel, and the Investor shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

          6.7 Opinion of Companies' Counsel. The Investor shall have received from Christensen, White, Miller, Fink, Jacobs, Glaser & Shapiro LLP, counsel for the Companies, an opinion, dated as of the Closing, in form and substance satisfactory to the Investor (in its sole discretion).

          6.8 Registration Rights. The parties hereto shall have executed and delivered the Amended and Restated Registration
Rights Agreement substantially in the form attached hereto as Exhibit G (the "Amended and Restated Registration Rights
Agreement").

          6.9 Collateral and Other Documents. The Investor shall have received (i) the Security Agreement (FYI) between FYI and the Investor, substantially in the form attached hereto as Exhibit H (the "Additional FYI Security Agreement"), executed by FYI, (ii) the Security Agreement (SOV) between SOV and the Investor, substantially in the form attached hereto as Exhibit I (the "Additional SOV Security Agreement"), executed by SOV, (iii) the Guaranty (FYI) of obligations of SOV, substantially in the form attached hereto as Exhibit J (the "Additional FYI Guaranty"), executed by FYI, (iv) the Guaranty (SOV) of obligations of FYI, substantially in the form attached hereto as Exhibit K (the "Additional SOV Guaranty"), executed by SOV, (v) the Pledge Agreement in respect of stock of FYI and Styles, substantially in the form attached hereto as Exhibit L (the "Additional SOV Pledge Agreement"), executed by SOV, (vi) notices of security interest in deposit accounts, in form satisfactory to the Investor, addressed to each financial institution in respect of each deposit account of SOV and FYI, executed by SOV and FYI, respectively, (viii) notice of security interests in insurance policies and rights thereunder, in form satisfactory to the Investor, addressed to each insurance company in which SOV or FYI has potential insurance claims, executed by SOV and FYI, respectively, and (ix) notices of security interests in trademarks and patents, in respect of any material trademarks or patents of SOV or FYI, executed in appropriate form by SOV and FYI for filing in the U.S. Trademark and Patent Offices. The Investor shall also have such other agreements, documents and certificates necessary in the judgment of the Investor to perfect all Liens granted to the Investor pursuant to the Additional Related Agreements and to consummate the transactions contemplated by this Agreement and the Additional Related Documents.

          6.10 Cancellation of FYI Shares and Issuance of Arnold Warrant; Satisfaction of Minority Interest Adjustment Agreement. Dana I. Arnold ("Arnold"), the owner of 20% of the shares of FYI, shall have surrendered to FYI for cancellation all of the shares of common stock of FYI held by him in exchange for a warrant certificate issued by SOV, substantially in the form attached hereto as Exhibit M (the "Arnold Warrant"), evidencing warrants to purchase 7,747,449 shares of the Common Stock, subject to adjustments in the event of the consummation of a Topping Offer transaction. Arnold shall have executed and delivered a receipt for the Arnold Warrant which receipt shall acknowledge that the requirements of the Minority Interest Adjustment Agreement, dated as of November 20, 1995, among the Companies and Arnold have been fully satisfied.

          6.11 [Intentionally left blank].

          6.12 Financial Statements; Information. The Companies shall have delivered to the Investor such annual and quarterly financial information and financial projections as shall be satisfactory to the Investor.

          6.13 Dycam Agreements. The Extension Agreement (as defined in the Existing Note Agreement), pursuant to which Dycam agreed to extend to a date on or after December 31, 1998 repayment of all outstanding indebtedness owed by SOV to Dycam pursuant to the terms of that certain promissory note and pledge agreement dated as of January 25, 1995 (collectively, the "Dycam Note") and the related agreements shall be in full force and effect. Dycam and SOV shall also have executed and delivered an override deferral agreement substantially in the form attached as Exhibit N (the "Dycam Override Deferral Agreement"). The Investor shall also receive evidence satisfactory to it that the Dycam Override Deferral Agreement was duly approved by all the directors of Dycam not affiliated with the Investor.

          6.14 Employment Agreement and Consulting Agreements. Arnold shall have executed and delivered to FYI the Amended and Restated Arnold Employment Agreement, dated the date of the Closing, in the form attached hereto as Exhibit O (the "Amended and Restated Arnold Employment Agreement"), and such Amended and Restated Arnold Employment Agreement shall be in full force and effect. Each of the Companies and Brymarc Management shall have executed and delivered the Brymarc Management Consulting Agreement in the form attached hereto as Exhibit P (the "Brymarc Consulting Agreement"), and each of the Companies and Eugene Shutler shall have executed and delivered the Shutler Consulting Agreement in the form attached hereto as Exhibit Q (the "Shutler Consulting Agreement").

          6.15 Additional Securities. SOV shall have filed the Series B Certificate of Designation in substantially the form attached hereto as Exhibit D with the Delaware Secretary of State. The Investor shall have been issued (i) 500 shares of the Series B Preferred, with such rights, privileges and preferences as shall be set forth in the Series B Certificate of Designation, and (ii) the Additional Warrant Certificate evidencing the Additional Warrants.

          6.16 AMEX Status. Except as set forth on Schedule 6.16, the AMEX shall not have indicated, to the Investor or SOV, that it intends to (or is likely to) disapprove the transactions contemplated by this Agreement (including without limitation any indication that the agreement to issue and the issuance of the Additional Warrants and the Series B Preferred, and the Common Stock issuable upon exercise of the Additional Warrants and the conversion of the Series B Preferred, will violate any rule or policy of the AMEX (including without limitation Section 713 and Section 122)) or that it intends to (or is likely to) refuse to permit or otherwise deny recommencement of trading of the outstanding Common Stock on the American Stock Exchange.

          6.17 Litigation Status. (a) The dispute relating to the Accounting Claims shall have been settled pursuant to a written agreement (the "Settlement Agreement") upon terms and conditions satisfactory to the Investor (in its sole discretion), the Gross Cash Proceeds of such Accounting Claims shall have been deposited into an escrow account (the "Escrow Account") established pursuant to an escrow agreement (the "Escrow Agreement"), in form and substance satisfactory to the Investor (in its sole discretion), with an escrow agent satisfactory to the Investor (in its sole discretion) and to which agreement the Investor shall be a party, and each of the Settlement Agreement and the Escrow Agreement shall provide:

               (i) that the Investor and CPA Mutual Insurance Company of America Risk Retention Group, acting jointly, shall have sole dominion and control over the Escrow Account and the exclusive right to direct and control the escrow agent on all matters related to the Escrow Account (it being understood that the Companies shall have no right to control or direct such escrow agent except that the Investor shall consult with the Companies with respect to the investment of amounts held in the Escrow Account);

               (ii) for the release of such funds and payment thereof to the Investor in accordance with Section
          2.3(d) immediately upon settlement of the pending shareholder litigation; and

               (iii) that the Investor shall have a first priority lien (subject to the liens thereon previously granted to the Investor and to Pacific Capital Group, Inc. or as otherwise set forth on Schedule 6.17) in the Escrow Account and all rights of the Companies therein, which lien is hereby granted.

          (b) The Investor shall be satisfied, in its sole judgment, that the terms of the settlement of the pending shareholder litigation are final and binding upon all parties and that the final documentation of that settlement will be promptly completed.

          6.18 Freezing of Benefit Plans.  Subject to Sections
8.15 and 8.16, the Companies shall have caused all Employee Benefit Plans and Benefit Arrangements, except for the health insurance plan and life insurance plan, to be frozen at their current levels at both SOV and FYI.

          6.19 [Intentionally Omitted]

          6.20 Board Approvals. The Investor shall have received evidence satisfactory to it that the transactions contemplated in this Agreement and the other Additional Related Agreements have been unanimously approved by the respective Boards of Directors of SOV and FYI and, to the extent applicable, those members of Dycam's Board of Directors who are not affiliated with the Investor.

          6.21 Business Plan. The Investor shall have received the Business Plan which shall be in form and substance satisfactory to the Investor.

          6.22 Existing Note Agreement.  The Existing Note
Agreement shall have been amended and restated in form and substance satisfactory to the Investor (the "Amended and Restated
Note Purchase Agreement") such that the provisions therein shall not conflict with the provisions set forth in this Agreement and the other Additional Related Agreements.

          6.23 Existing Warrant Certificate. The Existing Warrant Certificate shall have been amended and restated substantially in the form of the Amended and Restated Warrant Certificate attached hereto as Exhibit R (the "Amended and Restated Series A Warrant Certificate").

          6.24 Incumbency and Officer's Certificates and Good Standing Certificates. The Investor shall have received in form and substance satisfactory to it such incumbency certificates, officer's certificates and good standing certificates as are reasonably requested by the Investor.

          6.25 Changes to Forms of Documents. The agreements, certificates, notices and other documents required to be executed and delivered as a condition to the Closing shall, in each case, contain such changes, modifications or language as shall be mutually agreed upon by the Investor and the Companies from the date of this Agreement and prior to the Closing (it being understood that such agreements, certificates, notices and other documents remain subject to negotiation prior to the Closing).

          6.26 Schedules. All schedules to this Agreement and the other Additional Related Agreements shall have been delivered to the Investor and shall be in form and substance satisfactory to the Investor (in its sole discretion).

          7.   Conditions of the Companies' Obligations at
Closing and at each Purchase Date. The obligations of the Companies to the Investor under this Agreement are subject to the fulfillment on or before each Purchase Date of the following conditions:

          7.1  Representations and Warranties.  The
representations and warranties of the Investor contained in
Section 4 hereof shall be true on and as of such date with the same effect as though such representations and warranties had been made on and as of such date.

          7.2 Payment of Purchase Price. The Investor shall have delivered the purchase prices specified in Section 1.1(a) for the Securities being purchased on such date.

          7.3 Blue Sky Qualification. The Companies shall have received a permit qualifying the offer and sale to the Investor of the Additional Notes, the Series B Preferred, the Additional Warrants and the underlying Common Stock or such offer and sale shall be exempt from such qualification under each of the California Corporate Securities Law of 1968, as amended, and the Florida Securities and Investor Protection Act, as amended.

          7.4 Waiver of Defaults. The Investor shall have waived all Events of Default under the Existing Note Agreement and the Temporary Loans through the Closing Date.

          8. Covenants. The Companies covenant and agree that from the date of this Agreement to the Closing and thereafter so long as any Additional Notes shall be outstanding:

          8.1 Limitations on Liens. The Companies will not, directly or indirectly, create, incur, assume, permit to subsist or agree to provide any Lien upon any of the property of the Companies, whether now owned or hereafter acquired, except:

               (a)  Permitted Liens;

               (b)  Liens presently securing Existing Secured
     Debt.

               (c) Liens on furniture, fixtures and equipment securing purchase money Debt in an aggregate amount
     (including any Existing Secured Debt of this kind) as shall not be greater than the corresponding amount on the last day of the fiscal quarters set forth below:

               June 30, 1996       $1,200,000
               September 30, 1996  $1,450,000
               December 31, 1996   $1,700,000
               March 31, 1997      $1,900,000
               June 30, 1997       $2,100,000
               September 30, 1997  $2,250,000
               December 31, 1997   $2,300,000
               March 31, 1998      $2,800,000
               June 30, 1998       $3,300,000

               (d) Liens securing the Existing Notes and the Additional Notes.

          8.2  Maintenance of Certain Financial Conditions.  The
Companies will cause the following financial conditions to exist at all times:

               (a)  Consolidated Net Worth shall equal or exceed
     -$3,540,000 on December 31, 1996 and -$3,230,000 on December
     31, 1997;

               (b) Consolidated Net Worth shall not be less than the corresponding amount on the last day of any two consecutive fiscal quarters ending on the dates set forth below:

               Quarters ending      Amount
               ----------------     -------------
               June 30, 1996      -$3,950,000
               September 30, 1996 -$4,490,000
               December 31, 1996  -$4,720,000
               March 31, 1997     -$4,850,000
               June 30, 1997      -$4,870,000
               September 30, 1997 -$4,700,000
               December 31, 1997  -$4,300,000
               March 31, 1998     -$3,800,000
               June 30, 1998      -$3,300,000

               (c)  EBITDA of FYI shall equal or exceed
     -$2,000,000 for the year ended December 31, 1996 and -$1,130,000 for the year ended December 31, 1997.

               (d) EBITDA of FYI shall not be less than the corresponding amount during any two consecutive fiscal quarters ending on the dates set forth below:

               Quarters ending        Amount
               ----------------     -------------
               June 30, 1996       -$740,000
               September 30, 1996  -$410,000
               December 31, 1996     $40,000
               March 31, 1997        $93,000
               June 30, 1997        $175,000
               September 30, 1997   $286,000
               December 31, 1997    $445,000
               March 31, 1998       $615,000
               June 30, 1998        $785,000

          8.3 Limitations on Debt. Neither of the Companies will incur, create, issue, assume or guarantee any Debt except:

               (a)  Debt under the Existing Notes and the
     Additional Notes;

               (b)  Debt secured by a Lien permitted by Section
     8.1; and

               (c) Debt existing on the date hereof and listed on Schedule 8.3.

          8.4 Consolidations Merger, Sale of Assets, etc. Neither SOV nor FYI shall (or permit Dycam to) voluntarily liquidate or dissolve, or (whether in a single transaction or a series of transactions) consolidate or merge with any other Person, or permit any other Person to consolidate or merge with any of them, or sell, lease, transfer or otherwise dispose of all or substantially all of any of their properties or assets (whether now owned or hereafter acquired) to any other Person, except that each of SOV and FYI may consolidate with or merge into, or sell its assets as an entirety or substantially as an entirety to, any other Person if the successor formed by such consolidation or the survivor of such merger or the Person that acquires such assets is a solvent corporation, partnership or limited liability company which shall be organized under the laws of, any state of the United States of America and, if SOV or FYI, as the case may be, is not such corporation, partnership or limited liability company, such corporation, partnership or limited liability company (i) shall have executed and delivered to each holder of any Existing Notes and Additional Notes its assumption of the due and punctual payment of the principal of, and premium (if any) and interest on the Existing Notes and Additional Notes according to their tenor, and the due and punctual performance and observance of the obligations of the Companies under this Agreement and under the Existing Notes and Additional Notes, the Series A Preferred and Series B Preferred and the Existing Warrants and Additional Warrants, and (ii) shall have caused to be delivered to each holder of any such Existing Notes and Additional Notes a favorable opinion of counsel, such opinion and counsel to be reasonably satisfactory to the holders of at least 66-2/3% in unpaid principal amount of the Existing Notes and Additional Notes then outstanding, to the effect that all agreements and instruments effecting such assumption are enforceable in accordance with their terms (subject to customary exceptions) and comply with the terms hereof; provided, however, that at the time of and immediately after giving effect to any such merger, consolidation, sale, lease or other disposition, no Event of Default or Default shall have occurred and be continuing. No sale or other disposition permitted by this
Section 8.4 shall in any event release the Companies or any successor corporation, partnership or limited liability company that shall theretofore have become such in the manner prescribed in this Section 8.4 from any of its obligations and liabilities under this Agreement, the Existing Note Agreement and the Existing Notes and Additional Notes, except that a sale of all assets shall release such Company or any successor corporation, partnership or limited liability company that shall theretofore have become such in the manner prescribed in this Section 8.4 from all of its obligations under this Agreement, the Existing Note Agreement, the Existing Notes and Additional Notes.

          8.5 Nature of Business. Neither FYI nor SOV will engage in any line of business in which it is not currently engaged, cease engaging in a business in which it is currently engaged or otherwise alter its manner of conducting business from that existing as of the date hereof, except that each of FYI and SOV may engage in activities that are ancillary, incidental or necessary to each of their ongoing businesses as presently conducted or as conducted from time to time, and except to the extent that SOV shall be permitted to wind down its beauty imaging division.

          8.6 Capital Expenditures. The Companies will not permit Consolidated Capital Expenditures for any fiscal year to exceed $4,000,000.

          8.7  Limitation on Investments, Loans and Advances.
The Companies will not, and will not permit any of their Subsidiaries to, make any advances or loans to, or other Investments in, any other Person other than ordinary advances for travel expenses and advances in payment of salaries already earned and other than for loans between the Companies in the ordinary course of business in an aggregate amount not exceeding $10,000 in any fiscal year.

          8.8 Restricted Payments. The Companies will not, directly or indirectly, declare or make any Distribution, except that FYI may make Distributions to SOV to meet its obligations under this Agreement, the Existing Note Agreement, the Additional Notes and the Existing Notes.

          8.9 Transactions with Affiliates. The Companies will not, and will not permit any Subsidiary to, directly or indirectly, engage in any transactions with any Affiliate of the Companies (an "Affiliate Transaction"), other than transactions entered into in the ordinary course of business pursuant to the reasonable requirements of the Companies' or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to the Companies or such Subsidiary, as the case may be, than would be obtainable at the time on an arms-length basis from Persons that are not Affiliates. Notwithstanding the foregoing, (i) any Affiliate Transaction exceeding $100,000 in value must be approved by a majority of the directors of SOV who are not employed by SOV or any of its Affiliates, and (ii) should such Affiliate Transaction exceed $1,000,000 in value, the opinion of a recognized appraisal or valuation firm that the transaction is fair to the Companies from a financial point of view shall be obtained.

          8.10 Charter and Bylaws. The Companies will not amend or otherwise modify the charter or bylaws of either Company without the prior written consent of the holder or holders of more than 50% of the outstanding principal amount of the Additional Notes.

          8.11 [Intentionally left blank.]

          8.12 Information.  The Companies will deliver to the
Investor:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of SOV (or, in the case of the 1995 fiscal year, 270 days after the end of such fiscal year), an audited consolidated balance sheet of SOV and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flow, for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by a report thereon of independent public accountants of nationally recognized standing, together with consolidating statements of FYI and Dycam;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of SOV, a consolidated balance sheet of SOV and its subsidiaries as of the end of such quarterly period and the related consolidated statement of operations for such period and (in the case of the second and third such quarterly periods) for the portion of the fiscal year ended with the last day of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, together with consolidating statements of FYI and Dycam, all certified (subject to normal year-end adjustments) as to fairness of presentation, consistency and, except for the absence of footnotes, generally accepted accounting principles by the chief financial officer or the chief accounting officer of SOV;

          (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of each of the companies (i) setting forth in reasonable detail the calculations required to establish whether the Companies were in compliance with the requirements of Sections 8.1(c), 8.2 and 8.6, on the date of such financial statements and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Companies are taking or propose to take to cure such Default or Event of Default;

          (d) within five business days after any officer of either of the Companies obtains knowledge of any Default or Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Companies setting forth the details thereof and the action which the Companies are taking or propose to take with respect thereto;

          (e) promptly upon the filing or receipt thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and other reports which SOV or Dycam shall have filed with the Securities and Exchange Commission;

          (f) promptly upon the release or receipt thereof, copies of any press release issued by either of the Companies or Dycam;

          (g) within five business days after any officer of either of the Companies becomes aware of the threat or commencement of any litigation, or any material development in any pending or future litigation, against either of the Companies, Dycam or Styles, that includes allegations of damages in excess of $100,000 or that otherwise could have a material adverse effect on the assets, operations, prospects or financial condition of any of them, notice providing reasonable details about the threat or commencement of such litigation or providing reasonable details on such material development;

          (h) within five business day after any officer of either of the Companies becomes aware of the threat or commencement of any suspension of trading or delisting of Common Stock (or any adverse position asserted by AMEX in connection with pending efforts to terminate such suspension), notice providing reasonable details about such threat, commencement or adverse position; and

          (i) such other financial and other information as any holder of the Additional Notes may reasonably request.

          8.13 Inspection. Upon reasonable notice and at the Investor's expense in the absence of an Event of Default, the Companies shall permit any holder of the Additional Notes, the Series B Preferred or the Additional Warrants, at such reasonable times as may be requested by such holder, to examine the Companies' books of account and records, to inspect the Companies' properties and to discuss the Companies' affairs, finances and accounts with its officers and auditors.

          8.14 Payment of Notes: Maintenance of Books and Office. The Companies will duly and punctually pay the principal of, premium (if any) and interest on the Additional Notes in accordance with the terms of the Additional Notes and this Agreement. The Companies will maintain a system of accounting established and administered in accordance with GAAP, keep proper books of record and account in which full, true and correct entries are made of its business transactions, and set aside appropriate reserves, all in accordance with GAAP. The Companies will each maintain a principal office at a location in the United States of America where notice, presentations and demands in respect of this Agreement and the Additional Notes may be made upon them and will notify, in writing, each holder of an Additional Note of any change of location of such office; and such office shall be maintained at 667 Rancho Conejo Boulevard, Newbury Park, California 91320, until such time as the Companies shall so notify the holders of the Additional Notes of any such change.

          8.15 Incentive Plan. Subject to the approval of the holder or holders of at least 50% of the outstanding Existing Notes and Additional Notes, which approval shall not be unreasonably withheld, SOV shall either amend its existing incentive stock option plan or implement a new incentive stock option plan or both for the benefit of management and employees, which plan or plans shall (together with the existing incentive stock option plans) cover approximately 6 1/2% of SOV's fully diluted equity, including all Common Stock and all preferred stock, options or warrants which can be exercised or converted to Common Stock. SOV's Board of Directors shall, on or before October 31, 1996, authorize such actions as are necessary to implement such plan or plans.

          8.16 Other Benefit Plans. The Companies agree to use their best efforts to implement revised Employee Benefit Plans and Benefit Arrangements, with approval by the appropriate boards of directors after the Closing, taking into consideration the present financial condition, financial projections and business plans of the Companies and Dycam, which revised Employee Benefit Plans and Benefit Arrangements shall not be adopted without the approval of the holder or holders of more than 50% of the outstanding principal amount of the Existing Notes and Additional Notes, which approval shall not be unreasonably withheld. As long any Existing Notes and Additional Notes remain outstanding, the Companies shall not take or omit to take any action with respect to any Employee Benefit Plans or Benefit Arrangements that would render the representations and warranties set forth in
Section 3.16(b) false or incorrect or breached in any material respect if such representations and warranties were made on a continuing basis after the Closing.

          8.17. Reservation of Additional Shares. On or prior to October 31, 1996, SOV shall take all corporate action, and the shareholders of SOV shall have taken all shareholder action, in each case, necessary to authorize and reserve for issuance a number of shares of Common Stock at least equal to the number of shares of Common Stock into which the Series A Preferred and the Series B Preferred may be converted and for which the Existing Warrants, the Additional Warrants, the Shutler Warrants, the Arnold Warrants and the Independent Committee Warrants may be exercised.

          9.   Topping Transaction.

          (a) The Companies shall have 39 days from May 14, 1996 to solicit offers (each a "TOPPING OFFER") of investment or financing, the terms of which shall be equally as or more favorable to the Companies than the terms of the investments in the Companies being made by the Investor pursuant to this Agreement and the Additional Related Documents. Each bidder shall submit with its Topping Offer a $250,000 deposit (the "Bid Deposit"), which shall be credited toward the consideration offered in the case of the winning bid and returned, without interest, in every instance of a losing bid; provided that the Bid Deposit in the case of the Investor shall be in the form of a credit against amounts owed by the Companies to the Investor. Notwithstanding the foregoing, the Companies shall have the following additional periods to consider and respond to any Topping Offer submitted (along with the Bid Deposit) during such initial 39 day period: 3 days to consider any Topping Offer; a further 3 day period within which to solicit additional bids, if any, from the existing bidders; and 3 days to choose a winning bid and notify the winning bidder (the end of such 48 day period being the "Topping Period Termination Date"). The approval of one or more independent directors of the Companies' respective boards of directors will be required to accept a Topping Offer. If a Topping Offer is accepted on or before the Topping Period Termination Date, the Companies may consummate the Topping Offer transaction if such Topping Offer transaction provides for each of the following, and each of the following shall have occurred on or before the closing of such Topping Offer transaction:

          (i) the repayment in full of all outstanding principal of and deferred, accrued and unpaid interest on the Existing
     Notes and Additional Notes to the date of such repayment;

          (ii) the redemption in full of all the Series A
     Preferred and the Series B Preferred in accordance with the provisions of the Series A Certificate of Designation for the Series A Preferred and the Series B Certificate of
     Designation for the Series B Preferred;

          (iii) the payment to the Investor by federal wire transfer in immediately available funds or cashiers or certified check of $200,000; and

          (iv) the payment of all out-of-pocket expenses incurred by the Investor (and not previously reimbursed by the Companies) in connection with the negotiation, preparation, execution, delivery, performance, implementation or enforcement of the Existing Note Agreement and the Existing Related Agreements and this Agreement and the Additional Related Agreements, including but not limited to reasonable travel and related expenses and reasonable fees and expenses of legal counsel, promptly following submission of an itemized list of such expenses; and

          (v) the extinguishment and cancellation by the Investor of that number of Existing Warrants and Additional Warrants it then owns such that as of the closing of the Topping Offer transaction and after such extinguishment and cancellation, the Investor will own warrants of SOV to purchase that number of shares of Common Stock of SOV equal to 18.75% of all the Common Stock of SOV outstanding as of such date after consummation of such Topping Offer transaction on a fully diluted basis.

               Additionally, the closing of any Topping Offer must occur within 7 days of the Board of Director's notice to the winning bidder. Failure of the winning bidder to close the Topping Offer within such period of time shall result in forfeiture of the Bid Deposit and the Topping Offer shall be deemed rejected and of no further force and effect.

          (b) The consummation of a Topping Offer transaction not satisfying the provisions set forth in this Section 10 shall result in an immediate Event of Default under this Agreement.

          10.  Events Of Defaults; Remedies.

          10.1 Events of Default Defined: Acceleration of
Maturity: Rescission and Annulment. If any of the following conditions or events (herein called "Events of Default) shall occur and be continuing:

               (a) default shall be made in the due and punctual payment of all or any part of the principal of any Additional Note when and as the same shall become due and payable, whether on a date fixed for required prepayment, redemption or purchase, at stated maturity, by acceleration or declaration, on a date fixed for an optional prepayment by notice thereof or otherwise, and, in the case of any required quarterly repayment pursuant to Section 2.1 of this Agreement, such default shall have continued for a period of one business day; or

               (b) default shall be made in the due and punctual payment of any interest on any Additional Note when and as such interest shall become due and payable, subject to the deferrals permitted under Section 1.1(b), or in the due and punctual payment of any other fees or amounts due and payable hereunder (other than a default pursuant to Section 10.1(a) hereof) and such default shall have continued for a period of five days; or

               (c) default shall be made in the performance or observance of any covenant, agreement or condition contained in Section 8.1 through 8.14, inclusive, and 8.16 and 8.17;
     or

               (d) default shall be made in the performance or observance of any other covenant, agreement or condition contained in this Agreement and such default shall have continued for a period of 30 days (other than the covenants and agreements made in Section 9); or

               (e) (i) default shall be made in the payment of any part of the principal of, the premium (if any) or the interest on, or any other payment of money due in respect of, Debt of either of the Companies for money borrowed in an aggregate principal amount of at least $50,000 (other than with respect to (A) the Additional Notes or (B) any indebtedness among the Companies and their affiliates if and to the extent all such defaults existing in respect of such intercompany indebtedness are fully waived by each party entitled to relief with respect thereto and no such relief is sought), beyond any period of grace provided with respect thereto, or (ii) default shall be made in the performance or observance of any other agreement, term or condition contained in any document or documents evidencing or securing Debt, or in any agreement or agreements under which Debt was issued or created, in each case, if the effect of any one or more such defaults is to cause the holders of Debt (or a trustee on behalf of such holders) to cause any payment or payments in respect of such Debt aggregating not less than $50,000 (other than with respect to (A) the Additional Notes or (B) any indebtedness among the Companies and their affiliates if and to the extent all such defaults existing in respect of such intercompany indebtedness are fully waived by each party entitled to relief with respect thereto and no such relief is sought) to become due prior to the scheduled due date or dates thereof or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder or holders of any Debt to convert such Debt into equity interests), (x) either of the Companies has become obligated to purchase Debt (other than the Additional Notes) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $50,000 or (y) one or more Persons require either of the Companies so to purchase any such Debt in an aggregate principal amount of at least $50,000; or

               (f) Either of the Companies or Dycam shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,
     (ii) be generally unable or admit in writing its inability to pay its debt as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law of any jurisdiction,
     (vi) acquiesce in writing to, or fail to controvert in a timely or appropriate manner, any petition filed against it in an involuntary case under such Bankruptcy Code, (vii) take any action under the laws of any jurisdiction analogous to any of the foregoing, (viii) be adjudicated as insolvent or to be liquidated or (ix) take any corporate action in furtherance of any of the foregoing; or

               (g) a proceeding or case shall be commenced, without the application or consent of SOV, FYI or Dycam, as the case may be, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstated and in effect, for a period of 60 days; or

               (h) final judgment for the payment of money shall be rendered by a court of competent jurisdiction against SOV, FYI or Dycam, and SOV, FYI or Dycam, as the case may be, shall not discharge the same or provide for its discharge in accordance with its terms, or agree to terms for discharge satisfactory to the Investor (in its sole discretion), or procure a stay of execution thereof within 60 days from the date of entry thereof and within said period of 60 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments not then discharged or then subject to such a stay shall exceed in the aggregate $50,000; or any creditor shall obtain a priority, by attachment or otherwise, on any material asset or assets of either of the Companies; or

               (i) any representation or warranty made by or on behalf of the Companies or Dycam or by an officer of either of the Companies or Dycam in this Agreement or in any certificate or other instrument delivered hereunder or pursuant hereto or in connection with any provision hereof shall prove to be false or incorrect or breached in any material respect on the date as of which made; or

               (j) there shall have occurred a material adverse change in the assets, results of operations, business prospects or financial condition of either of the Companies or Dycam; or

               (k) an Event of Default shall have occurred under the Existing Note Agreement; or

               (l) the Companies or either of them shall have consummated a Topping Offer transaction other than in accordance with Section 9; or

               (m) the funds on deposit in the Escrow Account shall not have been released to the Investor on or prior to August 10, 1996;

then (i) upon the occurrence of any such Event of Default described in clause (f) or (g) of this Section 10.1, the unpaid principal amount of all Additional Notes shall automatically become immediately due and payable, together with the interest accrued or deferred and unpaid thereon (which interest shall be deemed matured), and (ii) upon the occurrence of any other Event of Default and declaration by the holder or holders of more than 50% of the outstanding principal amount of the Additional Notes shall thereupon become immediately due and payable, together with the accrued interest thereon (which interest shall be deemed matured), in each case without presentment, demand, protest, notice of intention to accelerate, notice of acceleration, or other requirements of any kind, all of which are hereby expressly waived by the Companies.

          The provisions of this Section are subject, however, to the condition that if, at any time after any Additional Notes shall have so become due and payable and prior to the entry of any judgment for the payment of any monies due on the Additional Notes or pursuant to this Agreement, the Companies shall pay all arrears of interest on the Additional Notes and all payments on account of the principal of the Additional Notes which shall have become due otherwise than by acceleration (with interest on such principal) and all Events of Default (other than nonpayment of principal of and accrued interest on the Additional Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.11, then, and in every such case, the holder or holders of at least 66-2/3% in unpaid principal amount of the Additional Notes at the time outstanding by written notice to the Companies, may rescind and annul any such acceleration and its consequences, but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon, and furthermore, no such action shall affect, rescind or annul the declaration by any holder, or the right of any holder to declare, upon the occurrence and continuance of any Event of Default declared in clause (a) or (b) of this Section 10.1, the unpaid principal amount of its own Additional Notes to be due and payable, together with the interest accrued thereon, pursuant to this Section 10.1.

          10.2 Suits for Enforcement. If any Event of Default shall have occurred and be continuing and irrespective of whether any Additional Notes have become or have been declared immediately due and payable under Section 10.1, the holder of any Additional Note may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any Additional Note or in aid of the exercise of any power granted in this Agreement, or the holder of any Additional Note may proceed to enforce the payment of all sums due upon such Additional Note or under this Agreement or to enforce any other legal or equitable right of the holder of such Additional Note. The Companies jointly and severally covenant that, if they shall default in the making of any payment due under any Additional Note or in the performance or observance of any agreement contained in this Agreement, they will pay to the holder thereof such further amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing such holder's rights, including, without limitation, reasonable fees and expenses of counsel.

          10.3 Remedies Cumulative. No right, power or remedy herein conferred upon the Investor or the holder of any Additional Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under the Additional Notes or now or hereafter existing at law or in equity or by statute or otherwise.

          10.4 Remedies Not Waived. No course of dealing between the Companies and the Investor or the holder of any Additional Note and no delay or failure in exercising any right, power or remedy hereunder or under any Additional Note in respect thereof shall operate as a waiver of or otherwise prejudice any of the Investor's rights, powers or remedies or the rights, powers or remedies of any holder of any Additional Note.

          11.  Miscellaneous.

          11.1 Survival of Warranties. The warranties, representations and covenants of the Companies or the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor.

          11.2 Successors and Assigns: Restriction on Transfer of Series B Preferred. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including without limitation any subsequent holder of an Additional Note), except that in the case of a successor to either of the Companies by consolidation or merger or a transfer of its assets, this Agreement shall inure to the benefit of such successor or transferee only if it becomes such in accordance with Section 8.4 of this Agreement, and this Agreement is not otherwise assignable by the Companies. The Series B Preferred shall not be transferred to any Person except a Person holding or acquiring more than 50% of the outstanding principal amount of the Additional Notes or more than 50% of the Additional Warrants (or to an affiliate of such a Person or to management of the Companies pursuant to the Management Participation Agreements); provided that the Series B Preferred may be transferred to an affiliate of the Investor at any time, to limited partners of the Investor, in proportion to and concurrently with the transfer of Additional Notes to such limited partners, and thereafter to an affiliate of such a limited partner (provided in each case that such transfer is permitted under the securities laws); and provided further that transfer to any Person that is not an affiliate of the Investor, a limited partner of the Investor or an affiliate of such a limited partner shall, unless an Event of Default has occurred and is continuing, be acceptable to SOV (confirmation of such acceptability not to be unreasonably withheld). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, Obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          11.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California irrespective of its choice of law principles.

          11.4 SUBMISSION TO JURISDICTION. EACH OF THE COMPANIES HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY OF THE SECURITIES MAY BE LITIGATED IN SUCH COURTS, AND EACH OF THE COMPANIES WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OR PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS INDICATED ON THE SIGNATURE PAGE HEREOF OR SUCH OTHER ADDRESS AS THE COMPANIES SHALL INDICATE TO THE HOLDERS OF THE SECURITIES IN WRITING AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT AND FIVE BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN MAILED TO THE COMPANIES IN ACCORDANCE HEREWITH. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY HOLDER OF SECURITIES TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY JURISDICTION AGAINST THE COMPANY OR TO ENFORCE A JUDGMENT OBTAINED IN THE COURTS OF ANY OTHER JURISDICTION.

          11.5 Waivers and Authorizations. SOV and FYI acknowledge that their Obligations under the Additional Notes and this Agreement are joint and several. In connection herewith, SOV and FYI each agree and acknowledge that such joint and several liability is irrevocable:

          (a) The liability of each party (i.e., each of SOV and FYI) hereunder and the Additional Related Agreements are independent of and not in consideration of or contingent upon the liability of the other party or any other Person and a separate action or actions may be brought and prosecuted against each party, whether or not any action is brought or prosecuted against the other party or any other Person or whether the other Person is joined in any such action or actions. The joint and several obligations shall be construed as continuing, absolute and unconditional, without regard to:

                    (i) the legality, validity or enforceability of this Agreement (as to the other party) or any other
          Additional Related Agreement, any of the obligations thereunder, any collateral or any guaranty;

                    (ii) any defense (other than indefeasible payment), set-off or counterclaim that may at any time be available to the other party or any other Person against, and any right of setoff at any time held by, the Investor or the holder of any Additional Notes; or

                    (iii)     any other circumstance whatsoever
          (with or without notice to or knowledge of the party or any other Person), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of the other party or any other Person, in bankruptcy or in any other instance.

          (b) Each party (i.e., each of SOV and FYI) authorizes the holders of the Additional Notes, without notice to or further assent by such party, and without affecting such party's liability hereunder (regardless of whether any subrogation or similar right that such party may have or any other right or remedy of such party is extinguished or impaired), from time to time to

                    (i)  permit the other party to increase or
          create obligations, or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the obligations or any part thereof, or otherwise amend the terms and conditions of this Agreement, the Additional Notes, any other Additional Related Agreement or any provision thereof (as may be permitted under the provisions on amendments and waivers therein);

                    (ii) take and hold collateral from the other party or any other Person, perfect or refrain from perfecting a lien on such collateral, and exchange, enforce, subordinate, release (whether intentionally or unintentionally), or take or fail to take any other action in respect of, any such collateral or lien or any part thereof;

                    (iii)     exercise in such manner and order
          as it elects in its sole discretion, fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of the holders of the Additional Notes against the other party or any other Person in respect of any obligations or any collateral;

                    (iv) release, add or settle with the other party or any other Person in respect of this Agreement, the Additional Notes, any Additional Related Agreement or the obligations thereunder;

                    (v)  accept partial payments on the
          obligations and apply any and all payments or recoveries from any Person or collateral to such of the obligations as the holders of the Additional Notes may elect in their sole discretion, whether or not such obligations are secured, joint or guaranteed;

                    (vi) refund at any time, at the holders of the Additional Notes sole discretion, any payments or recoveries received by the holders in respect of any obligations or collateral; and

                    (vii)     otherwise deal with the other
          party, any other Person and any collateral as the holders of the Additional Notes may elect in their sole discretion.

          (c)  Each party (i.e., each of SOV and FYI) waives:

                    (i)  the right to require the holders of the
          Additional Notes to proceed against the other party or any other Person, to proceed against or exhaust any collateral or to pursue any other remedy in the holders' power whatsoever and the right to have the property of the other party or any other person first applied to the discharge of the obligations;

                    (ii) all rights and benefits under applicable law purporting to reduce a surety's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

                    (iii)     any requirement of marshalling or
          any other principle of election of remedies and all rights and defenses arising out of an election of remedies by the holders of the Additional Notes, even though that election of remedies, such as nonjudicial foreclosure with respect to the security for a guaranteed obligation, has destroyed the party's right of subrogation and reimbursement against the other party by the operation of Section 580d of the California Code of Civil Procedure or otherwise;

                    (iv) any right to assert against the holders of the Additional Notes any defense (legal or equitable), set-off, counterclaim and other right that the party may now or any time hereafter have against the other party or any other Persons;

                    (v)  presentment and demand for payment or
          performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance, and all other notices of any kind;

                    (vi) all defenses that at any time may be available to the party by virtue of any valuation, stay, moratorium or other law now or hereafter in effect;

                    (vii)     any rights, defenses and other
          benefits the party may have by reason of any failure of the holders of the Additional Notes to hold a commercially reasonable public or private foreclosure sale or otherwise to comply with applicable law in connection with a disposition of collateral; and

                    (viii)    without limiting the generality of
          the foregoing or any other provision hereof, all rights and benefits under California Civil Code Sections 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433.

          (d) Each party (i.e., each of SOV and FYI) waives any and all rights of subrogation, indemnity, contribution or reimbursement, and any and all benefits of and right to enforce any power, right or remedy that the holders of the Additional Notes may now or hereafter have in respect of the obligations against the other party or any other Person, any and all benefits of and rights to participate in any collateral, whether real or personal property, now or hereafter held by the holders, and any and all other rights and claims (as defined in the U.S. Bankruptcy Code) the party may have against the other party or any other Person, under applicable law or otherwise, at law or in equity, by reason of any payment hereunder, unless and until all obligations hereunder and under the Additional Related Agreements shall have been paid in full.

          (e) The liability of each party (i.e., each of SOV and FYI) shall not be discharged or otherwise affected by any bankruptcy, reorganization or similar proceeding commenced by or against the other party, including (i) any discharge of, or bar or stay against collecting, all or any part of the obligations in or as a result of any such proceeding, whether or not assented to by the holders of the Additional Notes and (ii) any disallowance of all or any portion of the holders' rights of repayment of the obligations. The liability of each party shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the holders of the Additional Notes in connection with any bankruptcy, reorganization or similar proceeding involving the other party, any other Person or otherwise, if the proceeds of any collateral are required to be returned by the holders of the Additional Notes under any such circumstances, or if the holders elects to return any such payment or proceeds or any part thereof in their sole discretion, all as though such payment had not been made or such proceeds not been received.

          (f) Each party (i.e., each of SOV and FYI) hereby absolutely subordinates, both in right of payment and in time of payment, any and all present or future obligations and liabilities of the other party (other than with respect to a reasonably contemporaneous exchange of value in the ordinary course of business) to the holders of the Additional Notes, to the prior payment in full in cash of the Obligations, whether or not such subordinated debt constitutes or arises out of any subrogation, reimbursement, contribution, indemnity or similar right attributable to this joint and several liability.

          11.6 Counterparts. This Agreement nay be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          11.8 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or, if sent by telecopier, upon receipt of the correct confirmation, or upon deposit with the United States Post Office, by registered or certified mail, or upon deposit with an overnight air courier, in each case postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other parties.

          11.9 Finders' Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and hold harmless the Companies from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Companies agree to indemnify and hold harmless the Investor from any liability or any, commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Companies or any of its officers, employees or representatives is responsible.

          11.10 Expenses and Indemnity. FYI and SOV jointly and severally agree (a) to pay to the Investor, promptly following presentation of invoices therefor, all reasonable fees and expenses, including fees and expenses of counsel, incurred by or on behalf of the Investor in connection with this Agreement and the Additional Related Agreements, whether before or after the date of this Agreement and (b) to indemnify the Investor, any holder of any Additional Notes, any holder of Series B Preferred and their respective employees, attorneys and agents and hold them harmless for any claims, liabilities, damages or expenses (including legal fees incurred in connection with investigation or defense), which arise out of or relate to this Agreement, the Additional Notes, the Series B Preferred, the Series B Certificate of Designation, the other Additional Related Agreements, any prior term sheet, letter of intent or interim agreement or any transaction contemplated hereby or thereby, except only those claims, liabilities, damages or expenses which have been finally determined by a court of competent jurisdiction to be the direct result of the willful misconduct or gross negligence of the person otherwise to be indemnified hereunder.

          11.11 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Companies and the holders of more than 50% of the outstanding principal amount of the Additional Notes, except that no such amendment or waiver shall change the rate, extend the time of payment or change the method of computation of interest on any of the Additional Notes, or change the time or amount of any prepayment or payment of principal or otherwise modify any of the provisions of this Agreement or the Additional Notes with respect to the payment or prepayment or purchase thereof, or release or terminate any of the guaranties, security agreements or pledge agreements included in the Additional Related Agreements, or change the percentage of holders of Additional Notes required to approve any such amendment or effectuate any such waiver, without the consent of the holders of all the Additional Notes then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the holder of any Additional Notes at the time outstanding (including securities into which such securities are convertible), the future holder of all such securities and the Companies.

          11.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          11.13 Termination. This Agreement shall remain in full force and effect until all of the principal and interest on the Additional Notes, and other expenses and amounts payable hereunder, is indefeasibly paid in full; provided, however, that Sections 2.4, 8.12, 11.1 (as applied to Sections 3.2(a), 3.4, 3.5, 3.6, 3.9, 3.11, 3.12, 3.13, 3.14, 3.21, 3.23 and 3.26),
11.2, 11.4, 11.5, 11.8, 11.10 and 11.11) shall in any event
remain in full force and effect so long as any Series B Preferred or Additional Warrants remain outstanding.

          11.14     WAIVER OF JURY TRIAL.  EACH OF THE COMPANIES
AND THE INVESTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO
TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING
TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.15 EFFECTIVENESS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NO PROVISION OF THIS AGREEMENT (OTHER THAN SECTIONS 9 AND 11.10, WHICH SECTIONS SHALL BECOME EFFECTIVE ON THE DATE HEREOF) SHALL BECOME EFFECTIVE, AND THE PARTIES SHALL HAVE NO OBLIGATIONS UNDER THIS AGREEMENT (OTHER THAN THOSE OBLIGATIONS ARISING UNDER SECTIONS 9 AND 11.10), UNTIL THE CLOSING DATE; PROVIDED THAT IN NO EVENT SHALL THIS AGREEMENT (OTHER THAN SECTIONS 9 AND 11.10) BECOME EFFECTIVE UNLESS THE CLOSING DATE OCCURS ON OR PRIOR TO MAY 21, 1996.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                            STYLES ON VIDEO, INC.


                            By: _ Ann Graham Ehringer_
                               Name: Ann Graham Ehringer
                               Title: Chairman Independent
                                      Committee of the Board


                               667 Rancho Conejo Blvd.
                               Newbury Park, CA  91320


                               FOREVER YOURS, INC.


                             By: _ Dana I. Arnold_
                                Name: Dana I. Arnold
                                Title: President

                                667 Rancho Conejo Blvd.
                                Newbury Park, CA  91320


                               INTERNATIONAL DIGITAL
                               INVESTORS, L.P.


                               By IDI Corp., a Delaware
                               corporation, its general
                               partner


                               By:_ Jeffrey Safchik_
                                 Name: Jeffrey Safchik
                                        Title: President

                               40304 Fisher Island Drive
                               Fisher Island, FL  33109

    SCHEDULES TO NOTE AND PREFERRED STOCK PURCHASE AGREEMENT

              [The schedules (other than Schedule 1.1) are not filed herewith. IDI will furnish supplementally a copy of any omitted schedule to the Commission upon request.]

         1.1           Drawdown Schedule
         3.2(d)        Options
         3.7A          Litigation
         3.7B          Litigation
         3.8           Title to Properties
         3.9           Existing Defaults
         3.10A         Material Agreements
         3.10B         Distributions, Indebtedness, Loans, etc.
         3.15          Liens on Properties
         3.16          Employee Benefit Plans
         3.17          Taxes
         3.19          Corporate Actions
         3.20          Labor Disputes and Actions
         3.22          Changes
         6.16          AMEX Status
         6.17          Liens on Escrow Account
         8.3           Existing Debt

                          SCHEDULE 1.1

                        DRAWDOWN SCHEDULE




                                             Minimum Aggregate
                                             Number of Approved   Minimum
Combined
                    Principal Amount       Births Subject         Net
Revenues
Purchase Date       of Additional Notes(1) to Contracts           of
Companies

Closing Date        $270,000(2)                N/A                   N/A
May 15, 1996         250,000                 117,000
$150,000
  or the
  the Closing
  Date, whichever
  is later.
June 15, 1996        250,000                 136,000
180,000
July 15, 1996 or
  the date on
  which all of
  the funds on
  deposit in the
  Escrow Agreement
  are released to
  the Investor,
  whichever is
  later.             100,000                157,000
220,000
August 15, 1996      150,000                183,000
270,000
Sept. 15, 1996       180,000                210,000
320,000


- ------------

(1) Subject to the limitations set forth in the Agreement, including but not limited to, the last three paragraphs of
     Section 1.1(a).
(2)  To be used to repay the Temporary Loans.



     EXHIBITS TO NOTE AND PREFERRED STOCK PURCHASE AGREEMENT



EXHIBIT             DOCUMENT

   A                  Definitions
   B                  Form of Additional Note
   C                  Form of Warrant Certificate
   D                  Form of Certificate of Designation
   E                  Form of Notice of Sale Pursuant to Put
   F                  Form of Opinion of Christensen, White,
                        Miller, Fink, Jacobs, Glaser and
                        Shapiro, L.P.
   G                  Form of Amended and Restated
                        Registration Rights Agreement
   H                  Form of FYI Security Agreement
   I                  Form of SOV Security Agreement
   J                  Form of FYI Guaranty
   K                  Form of SOV Guaranty
   L                  Form of SOV Pledge Agreement
   M                  Form of Arnold Warrant
   N                  Form of Dycam Override Deferral Agreement
   O                  Form of Amended and Restated Arnold
                        Employment Agreement
   P                  Form of Brymarc Management Consulting
                        Agreement
   Q                  Form of Shutler Consulting Agreement
   R                  Form of Amended and Restated Series A
                        Warrant Certificate

                            EXHIBIT A

     "ACCOUNTING CLAIMS" shall mean any pending or future claims of SOV against its former auditors and such auditors' insurance carriers relating (i) to the preparation, review and audit of SOV's annual and periodic financial statements and SEC reports for each of the fiscal years 1993 and 1994 or (ii) the duties of such auditors to disclose adverse financial information or financial reporting problems to the SOV management or board of directors.

     "ADDITIONAL FYI GUARANTY" shall have the meaning specified in Section 6.9.

     "ADDITIONAL FYI SECURITY AGREEMENT" shall have the meaning specified In Section 6.9.

     "ADDITIONAL NOTES" shall mean the 10% Senior Notes due June 30, 1998 of the Companies issued from time to time under the Agreement, in the form attached as Exhibit B thereto (together with any note or notes issued in exchange, substitution or replacement therefor).

     "ADDITIONAL RELATED AGREEMENTS" shall mean the Additional Notes, the Additional Warrants, the Amended and Restated Registration Rights Agreement, the Additional SOV Security Agreement, the Additional FYI Security Agreement, the Additional SOV Pledge Agreement, the Additional FYI Guaranty, the Additional SOV Guaranty, the acknowledgements and notices set forth in
Section 6.9 and all other agreements and instruments executed and delivered in connection therewith and in connection with the transactions contemplated in this Agreement.

     "ADDITIONAL SOV GUARANTY" shall have the meaning specified in Section 6.9.

     "ADDITIONAL SOV PLEDGE AGREEMENT" shall have the meaning specified in Section 6.9.

     "ADDITIONAL SOV SECURITY AGREEMENT" shall have the meaning specified in Section 6.9.

     "ADDITIONAL WARRANT CERTIFICATE" shall have the meaning specified in Section 1.1(c).

     "ADDITIONAL WARRANTS" shall have the meaning specified in
Section 1.1(c).

     "AFFILIATE" of any specified Person shall mean any other Person (a) directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (b) which beneficially owns or holds, directly or indirectly, 5% or more of any class of voting or equity interests of such Person or (c) 5% or more of any class of voting or equity interests of which are beneficially owned or held by such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing, and, furthermore, for the purposes of this definition, the Investor (and the limited partners of the Investor) shall not be deemed to be an Affiliate of the Companies.

     "AFFILIATE TRANSACTION" shall have the meaning specified in
Section 8.9.

     "AGREEMENT" shall have the meaning specified in the preamble.

     "AMENDED AND RESTATED ARNOLD EMPLOYMENT AGREEMENT" shall have the meaning specified in Section 6.14.

     "AMENDED AND RESTATED NOTE PURCHASE AGREEMENT" shall have the meaning given thereto in Section 6.22.

     "AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT" shall have the meaning specified in Section 6.8.

     "AMENDED AND RESTATED SERIES A WARRANT CERTIFICATE" shall have the meaning given thereto in Section 6.23.

     "AMEX" shall mean the American Stock Exchange, Inc.

     "APPROVED BIRTHS" shall mean the number of births occurring in the previous calendar year in a particular hospital as set forth in the American Hospital Association Guide.

     "ARNOLD" shall have the meaning specified in Section 6.10.

     "ARNOLD REGISTRATION RIGHTS AGREEMENT" means the
Registration Rights Agreement to be entered into by and between SOV and Arnold in form and substance satisfactory to the Investor
(in its sole discretion), granting certain piggyback registration rights to Arnold.

     "ARNOLD WARRANT" shall have the meaning set forth in Section
6.10.

     "ATTORNEYS' FEES" shall mean the amount of the Gross Cash Proceeds of the Accounting Claims required to be paid to SOV's attorneys up to a maximum of $250,000 (under the existing agreement disclosed to the Investor and any other agreement approved by the holder or holders of more than 50% of the outstanding principal amount of the Existing Notes and Additional Notes).

     "BENEFIT ARRANGEMENT" shall have the meaning specified in
Section 3.16(a).

     "BINDERS" shall mean the four binders of due diligence materials provided by the Companies to the Investor in September 1995, and as supplemented by the public filings of SOV with the Securities Exchange Commission and disclosed in writing to the Investor, including, without limitation, the 10-K filed on March 29, 1996 for SOV for the fiscal year ended December 31, 1994, and the 10-K filed for Dycam for the 1995 fiscal year.

     "BRYMARC CONSULTING AGREEMENT" shall have the meaning given thereto in Section 6.14.

     "BUSINESS PLAN" shall mean projections for fiscal years 1996 and 1997 for the Companies as of April 19, 1996 as previously provided to the Investor.

     "CLOSING" shall have the meaning specified in Section 1.2.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMBINED OPERATING CASH FLOW" shall mean for any period, the sum of (i) the Operating Cash Flow of SOV and (ii) the Operating Cash Flow of FYI.

     "COMMON STOCK" shall have the meaning specified in the recitals.

     "COMPANIES" shall have the meaning specified in the preamble.

     "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period,
(i) the aggregate capital expenditures (whether paid in cash or accrued as liabilities) of SOV and its consolidated subsidiaries (other than Dycam) for such period, as the same are required to be set forth, in accordance with GAAP, in the consolidated statement of cash flows of SOV and its consolidated subsidiaries (other than Dycam) for such period plus, without duplication (ii) capitalized lease obligations of SOV and its consolidated Subsidiaries (other than Dycam) incurred during such period.

     "CONSOLIDATED NET WORTH" shall mean, as at any date, the consolidated stockholders' equity of FYI.

     "CONTRACTS" shall mean contracts entered into by FYI with hospitals, which contracts (i) provide for a term of at least one year, (ii) contain terms substantially similar to the terms of contracts previously entered into by FYI with hospitals, and
(iii) permit FYI to commence providing service thereunder within six months from the date of purchase of Additional Notes on the relevant Purchase Date under Section 1.1(a).

     "DEBT" of a Person shall mean, without duplication, such Person's (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments (as such term is defined in Article 9 of the Uniform Commercial Code as from time to time in effect in the State of California), (iii) obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or production from property now or hereafter acquired by any such Person, (iv) obligations to pay the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business and not overdue), (v) obligations as lessee under capitalized lease obligations, (vi) guaranties and other contingent obligations and (vii) equity securities of subsidiaries owned by Persons other than either of the Companies and its wholly-owned subsidiaries which have preferred rights to distributions.

     "DEFAULT" shall mean any default or other event which, with notice or the lapse of time or both, would constitute an Event of Default.

     "DISTRIBUTION" shall mean (i) distributions or dividends on or in respect of the capital stock of the Companies or any of their Subsidiaries (except distributions solely in such interests or stock of SOV and except to the extent made to the Companies or any wholly-owned Subsidiary) and (ii) the repurchase, purchase, redemption or acquisition of capital stock of the Companies or any of their Subsidiaries (other than the exchange of FYI common stock for Common Stock or the surrender of FYI common stock or Common Stock, in each case pursuant to the Arnold Warrant), or of warrants, rights or other options to purchase such interests or stock (other than as otherwise provided pursuant to any stock incentive plan adopted by the Companies after the Closing).

     "DYCAM" shall have the meaning specified in Section 3.1.

     "DYCAM NOTE" shall have the meaning specified in Section
6.13.

     "DYCAM OVERRIDE DEFERRAL AGREEMENT" shall have the meaning given thereto in Section 6.13.

     "EBITDA" shall mean net profit before tax, plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense.

     "EMPLOYEE BENEFIT PLANS" shall have the meaning specified in
Section 3.16(a).

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "ESCROW ACCOUNT" shall have the meaning given thereto in
Section 6.17.

     "ESCROW AGREEMENT" shall have the meaning given thereto in
Section 6.17.

     "EVENTS OF DEFAULT" shall have the meaning specified in
Section 10.1.

     "EXISTING ARNOLD EMPLOYMENT AGREEMENT" shall mean the
Employment Agreement dated April 15, 1995 between Arnold and FYI.

     "EXISTING COLLATERAL DOCUMENTS" shall have the meaning given thereto in the Recitals.

     "EXISTING GUARANTIES" shall have the meaning given thereto in the Recitals.

     "EXISTING NOTES" shall have the meaning given thereto in the Recitals.

     "EXISTING PLEDGE AGREEMENT" shall mean the Pledge Agreement dated as of November 20, 1995 between SOV and the Investor.

     "EXISTING REGISTRATION RIGHTS AGREEMENT" shall have the meaning given thereto in the Recitals.

     "EXISTING SECURED DEBT" shall mean Debt secured by Liens existing on the date of the Agreement and any extension, renewal or refinancing thereof provided that the principal amount is not increased and such Liens shall not be extended to or cover any property of the Companies or any Subsidiary other than those properties subject thereto (including after-acquired property) on the date hereof.

     "EXISTING WARRANT" shall have the meaning given thereto in the Recitals.

     "EXISTING WARRANT CERTIFICATE" shall have the meaning given thereto in the Recitals.

     "EXTENSION AGREEMENT" shall have the meaning specified in
Section 6.13.

     "FEDERAL BANKRUPTCY CODE" shall mean the United States
Bankruptcy Code, Title 11, United States Code, as amended from time to time.

     "FINANCIAL STATEMENTS" shall have the meaning specified in
Section 3.21.

     "FYI" shall have the meaning specified in the preamble.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

     "GROSS CASH PROCEEDS" shall mean the proceeds from the settlement of any of the Accounting Claims (or any trial, mediation, arbitration or other adjudication thereof).

     "INDEPENDENT COMMITTEE WARRANTS" shall mean the warrants to purchase 80,000 shares of Common Stock of SOV at a per share exercise price of not less than $.25 to be issued by SOV to the Chairman of the Independent Committee of SOV's Board of Directors appointed April 18, 1996.

     "INVESTMENT" shall mean any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

     "INVESTOR" shall have the meaning specified in the preamble.

     "LIEN" shall mean, as to any Person, any mortgage, lien, pledge, adverse right, charge, security interest or other encumbrance in favor of any vendor, lessor, lender or other secured party in or on, or any interest or title of any such vendor, lessor, lender or other secured party under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset of any nature whatsoever of such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any such financing statement.

     "MANAGEMENT PARTICIPATION AGREEMENTS" shall mean the agreements referred to in Section 1.1(d) which may be entered into between the Investor and certain numbers of the Companies' management pursuant to which such individuals will purchase a portion of the Additional Notes and receive a portion of the Additional Warrants.

     "MARGIN REGULATIONS" shall have the meaning specified in
Section 3.26.

     "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Sections 3(37) and 4001(a)(3) of ERISA.

     "NET CASH PROCEEDS" shall mean the Gross Cash Proceeds of the Accounting Claims less the Attorneys' Fees.

     "NET REVENUES" shall mean Revenues for SOV, and Revenues minus sales returns and refunds (computed in accordance with GAAP) for FYI.

     "1993 CLAIM YEAR" shall mean any Accounting Claim of SOV against its former auditors and such auditors' insurance carriers attributable to the July l, 1994 - July l, 1995 claim year (or otherwise described in clause (i) of the definition of Accounting claim), including without limitation any claims against CPA Mutual on whatever theories or based on whatever events or conduct.

     "1994 CLAIM YEAR" shall mean any Accounting Claim of SOV against its former auditors and such auditors' insurance carriers attributable to the July l, 1995 - July 1, 1996 claim year (or otherwise described in clause (ii) of the definition of Accounting Claim), including without limitation any claims against CAMICO on whatever theories or based on whatever events or conduct.

     "NOTICE OF SALE" shall have the meaning specified in Section
2.4(b).

     "OPERATING CASH FLOW" shall mean, with respect to either SOV or FYI, the cash flow from operations of SOV or FYI, as the context requires; provided that Operating Cash Flow shall not include the Gross Cash Proceeds of the Accounting Claims, tax refunds or amounts received by the Companies in respect of the issuance by the Companies of their respective securities.

     "PERMITTED LIENS" shall mean (i) Liens for taxes, assessments or charges of any governmental body for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than any Lien imposed under ERISA) imposed by law and created in the ordinary course of business and Liens on deposits made to obtain the release of such Liens if (x) the underlying obligations are not overdue for a period of more than 60 days or (y) such Liens are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP; (iii) Liens (other than any Lien imposed under ERISA) incurred on deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than the repayment of Debt), statutory obligations and other similar obligations or arising as a result of progress payments under contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of either of the Companies or their Subsidiaries and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to either of the Companies or their Subsidiaries; (v) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any governmental body having jurisdiction;
(vi) any attachment or judgment Lien unless it constitutes an Event of Default; and (vii) other Liens incidental to the conduct of the business or the ownership of the property of either of the Companies or their subsidiaries which were not incurred in connection with borrowed money and which do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business and which, in any event, do not secure obligations aggregating in excess of $25,000.

     "PERSON" shall include an individual, a corporation, an association, a partnership, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

     "PREFERRED STOCK" shall have the meaning given thereto in
Section 3.2(a)(i).

     "PREPAYMENT AMOUNT" shall have the meaning given thereto in
Section 2.3(d).

     "PROPRIETARY RIGHTS" shall mean any and all patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary information and other proprietary rights and processes.

     "PURCHASE DATE" shall mean each date on which the Investor has agreed, subject to the conditions precedent set forth in the Agreement, to purchase Additional Notes, as set forth in Section
1.1 of the Agreement.

     "PUT EVENT" shall have the meaning specified in Section
2.4(d).

     "REVENUES" shall mean gross revenues computed in accordance with GAAP.

     "RIGHT TO PUT" shall have the meaning specified in Sections
2.4(a) and Section 2.4(b).

     "SEC" shall have the meaning specified in Section 4.4.

     "SECURITIES" shall have the meaning specified in Section
1.1(c).

     "SECURITIES ACT" shall have the meaning specified n Section
4.4.

     "SERIES A CERTIFICATE OF DESIGNATION" shall have the meaning given thereto in the Recitals.

     "SERIES A PREFERRED" shall have the meaning specified in the Recitals.

     "SERIES B CERTIFICATE OF DESIGNATION" shall have the meaning specified in Section 1.1(b).

     "SERIES B PREFERRED" shall have the meaning given thereto in
Section 1.1(b).

     "SETTLEMENT AGREEMENT" shall have the meaning given thereto in Section 6.17.

     "SETTLEMENT WARRANTS" shall mean the warrants to purchase
1,750,000 shares of SOV's Common Stock that SOV intends to issue pursuant to binding terms of settlement of pending shareholder litigation.

     "SHUTLER CONSULTING AGREEMENT" shall have the meaning given thereto in Section 6.14.

     "SHUTLER WARRANTS" shall mean the warrants to purchase
250,000 shares of Common Stock of SOV at a per share exercise price of not less than $.25 to be issued to Eugene Shutler under the Shutler Consulting Agreement.

     "SOV" shall have the meaning specified in the preamble.

     "STYLES" shall have the meaning specified in Section 3.3(a).

     "SUBSIDIARY" shall mean any corporation or limited liability company of which the Companies own or control, directly or indirectly, more than 50% of the voting stock or any partnership, joint venture or other entity in which the Companies own or control, directly or indirectly, more than a 50% equity interest.

     "TEMPORARY LOANS" shall mean the loans made by Pacific
Capital Group, Inc. on behalf of the Investor to the Companies of $50,000, $75,000 and $145,000 on April 4, 1996, April 18, 1996
and April 30, 1996, respectively.

     "TOPPING OFFER" shall have the meaning given thereto in
Section 9.

     "TOPPING OFFER PERIOD TERMINATION DATE" shall have the meaning given thereto in Section 9.

     "TOTAL ADDITIONAL INVESTMENT AMOUNT" shall mean the lesser of (i) $1,200,000 or (ii) the sum of any Prepayment Amount plus
$400,000, as such Total Additional Investment Amount may be reduced from time to time pursuant to Section 1.1.

                            EXHIBIT B

                    [FORM OF ADDITIONAL NOTE]

          THIS SENIOR NOTE HAS BEEN ISSUED BY STYLES ON VIDEO,
INC. AND FOREVER YOURS, INC. WITHOUT REGISTRATION UNDER THE
SECURITIES ACT OF 1933 PURSUANT TO THE EXEMPTION PROVIDED BY
SECTION 4(2) OF THAT ACT AND CANNOT BE RESOLD WITHOUT
REGISTRATION UNDER SAID ACT OR AN EXEMPTION THEREFROM.

          STYLES ON VIDEO, INC. AND FOREVER YOURS, INC.

                10% SENIOR NOTE DUE JUNE 30, 1998

Note No. R-2                            Los Angeles, California
$1,200,000                                   May 15, 1996


          FOR VALUE RECEIVED, the undersigned, styles on Video, Inc., a Delaware corporation ("SOV"), and Forever Yours, Inc., a California corporation ("FYI" and, together with SOV, the "Companies"), hereby jointly and severally promise to pay to INTERNATIONAL DIGITAL INVESTORS, L.P. or its registered assigns (the "Payee"), the principal amount of up to ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($1,200,000) (or so much thereof as shall not have been prepaid) in installments in the amounts and on the dates set forth in the Agreement (as defined below), with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof at the rate of 10% per annum from the date hereof, payable monthly in arrears as set forth in the Agreement, until said unpaid principal balance shall have become due and payable (whether at maturity, at a date fixed for prepayment, or by declaration, acceleration or otherwise). Payment of interest on this Senior Note may be deferred in accordance with the terms of the Agreement. Payments of principal and interest on this Senior Note shall be made in lawful money of the United States of America at International Digital Investors, L.P., 40304 Fisher Island Drive, Fisher Island, Florida 33109, or at such other place as may be provided pursuant to the Agreement referred to below.

          Payee hereby agrees, by its acceptance hereof, that before disposing of this Senior Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Senior Note shall not limit or otherwise affect the obligations of the Companies hereunder with respect to payments of principal of or interest on this Senior Note.

          This Senior Note is issued pursuant to that certain Note and Preferred Stock Purchase Agreement, dated as of May 14, 1996 (as amended from time to time, the "Agreement"), between the Companies and the Payee, and is entitled to the benefits thereof. As provided in said Agreement, this Senior Note is subject to mandatory and optional prepayment and redemption in whole or in part, all as specified in said Agreement.

          The Companies jointly and severally agree to make prepayments of the principal of this Senior Note on the dates specified and in the amounts determined as provided in said
Agreement.

          Upon surrender of this Senior Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by, the registered holder hereof or such holder's attorney duly authorized in writing, a new Senior Note or Notes aggregating a like outstanding principal amount will be issued to, and, at the option of the holder, registered in the name of, the transferee. The Companies may deem and treat the Person (as defined in the Agreement) in whose name this Senior Note is registered as the holder and owner hereof for the purpose of receiving payments and for all other purposes whatsoever, and the Companies shall not be affected by any notice to the contrary.

          In case an Event of Default (as defined in said
Agreement) shall occur and be continuing, the principal of this Senior Note in certain circumstances shall become due and payable and in other circumstances may be declared and become due and payable in the manner and with the effect provided in said
Agreement.




          [Remainder of page intentionally left blank.]

          This Senior Note is made and delivered in Los Angeles, California, and shall be governed by the laws of the State of California.


                              STYLES ON VIDEO, INC.


                              By:
                                   Nancy Galgas
                                   Chief Financial Officer



                              FOREVER YOURS, INC.


                              By:
                                   Dana Arnold
                                   President

                          TRANSACTIONS
                               ON
                           SENIOR NOTE




                                                    Outstanding
                                                    Principal
                                                    Balance
              Amount of          Amount of          On Such Date
              Senior Note        Principal          After Such
              Purchased On       Paid               Purchase
Notation
Date          Such Date          On Such Date       Or Payment        Made
By



                       EXHIBIT C


The executed version of the Series B Warrant Certificate is included as Exhibit L to this Amendment #1 to Schedule 13D.

                       EXHIBIT D



The final version of the Certificate of Designation for the Series B Preferred Stock is included as Exhibit J to this
Amendment #1 to Schedule 13D.

                            EXHIBIT E

                         NOTICE OF SALE
              DELIVERED PURSUANT TO SECTION 2.4(C)

          Reference is made to that certain Note and Preferred Stock Purchase Agreement dated as of May 14, 1996 (as it may be amended, the "Agreement") by and among Styles on Video, Inc., a Delaware corporation ("SOV") and Forever Yours, Inc., a California corporation ("FYI" and, together with SOV, the "Companies.), and International Digital Inventors, L.P., a Delaware limited partnership (the "Investor"). All capitalized terms used but not defined in this Notice shall have the respective meanings assigned to them in, or pursuant to the provisions of, the Agreement.

          The undersigned is the holder of Note No. R-2 (the "Note") and/or shares of Series B Preferred (the "Shares"). The undersigned acknowledges receipt on __________, 199__(1) of notice of a Put Event and the undersigned, by delivering to the Companies this Notice of Sale, hereby exercises its Right to Put with respect to the amount of the Note and/or the liquidation preference of the Shares specified below for purchase by the Companies on the date specified below.

          The undersigned hereby elects to have _______ (2) purchased by the Companies pursuant to Section 2.4 of the Agreement, without recourse, representation or warranty (other than the undersigned's full right, title and interest to such Note (or portion thereof) or Shares), at a price equal to the principal amount of the Note and/or the liquidation preference of the Shares to be purchased, together with accrued and deferred interest and/or accrued and unpaid dividends, as the case may be, through the date of such purchase, in each case without premium (the "Agreed Put Consideration").

          The undersigned hereby designates ______________,
199__(3) as the date of such purchase by the Companies.

          The Agreed Put Consideration shall be payable in immediately available funds by wire transfer to _______(4). Upon such purchase, the undersigned will surrender the Note and/or the Shares, as the case may be, to the Companies at their address listed on the signature page of the Agreement or such other address as the Companies shall have indicated to the undersigned in writing, accompanied (if so required by the Companies) by an appropriate written instrument of transfer duly executed by the registered holder of such Note and/or Shares, as the case may be, or its attorney duly authorized in writing(5).

_________
Footnotes need not be reproduced in Notice of Sale.

(1) Time of delivery to the Companies of this Notice of Sale shall be prior to thirty days after holder received written notice from the Companies describing the Put Event and related facts and circumstances. See Section 2.4 of the Agreement.

(2) Insert as the holder may elect: "all" or "$_______ of the Notes and/or "all" or "$______ liquidation preference of the Shares."

(3) Insert date which is not less than 10 days after delivery of this Notice of Sale to the Companies.

(4)      Insert Account Name and Account Number and Name,
         Address and ABA Number of the Bank at which such account is located.

(5)      Add if only a part of a Note is being purchased:
         ", and the Companies shall deliver to the undersigned, in addition to the Agreed Put
         Consideration, a new Note in a principal amount equal to the remaining unpaid principal balance of the Note being purchased, registered in the name of _____________________."

         Add if only a portion of the Shares are being purchased: ", and the Companies shall deliver to the undersigned, in addition to the Agreed Put
         Consideration, a new Share certificate in a principal amount equal to the remaining unpaid liquidation preference of the Shares being purchased, registered in the name of __________."

          IN WITNESS WHEREOF, the undersigned has executed this Notice of Sale this day of __________, 199__.

                              [INSERT NAME OF REGISTERED OWNER OF
                              THE NOTE/SHARES]



                              ___________________________________

                      EXHIBIT F
    [FORM OF OPINION OF CHRISTENSEN, WHITE,
   MILLER, FINK, JACOBS, GLASER & SHAPIRO LLP]


[Subject to agreed upon assumptions, qualifications and limitations.]

     1. Each of the Companies has been duly incorporated and is a validly existing corporation. Each of the Companies is in good standing under the laws of the State in which it is incorporated, and SOV is duly qualified as a foreign corporation under the laws of California. Each of the Companies has all requisite corporate power and authority to execute, deliver and perform its obligations under the Documents to which it is a party and to own its properties presently owned by it.

     2. The execution and delivery by each of the Companies of the Documents to which such Company is a party and the performance of its obligations thereunder has been duly authorized by all necessary corporate action of such Company; provided, however, the Certificate of Incorporation of SOV does not presently authorize a sufficient number of shares of Common Stock to allow for the exercise of all of the warrants and the conversion of all the preferred stock of SOV into Common Stock of SOV as would be required upon the consummation of the transactions contemplated by the Documents, including without limitation the Additional Warrants and the Series B Preferred.

     3. The sale of the Series B Preferred and the Additional Warrants under the circumstances contemplated by the Purchase Agreement is exempt from the registration requirements under the Securities Act of 1933, as amended.

     4. Neither Company is an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                            EXHIBIT G




The executed version of the Amended and Restated Registration
Rights Agreement is included as Exhibit M to this Amendment #1 to Schedule 13D.

                             EXHIBIT H

                      FYI SECURITY AGREEMENT


          FYI SECURITY AGREEMENT, dated as of May 15, 1996 (as amended from time to time, this "Agreement"), by FOREVER YOURS, INC., a California corporation (the "Grantor") and INTERNATIONAL DIGITAL INVESTORS, L.P., a Delaware limited partnership ("IDI"), for itself and as collateral agent for the ratable benefit of the purchasers (the "Purchasers") listed on the signature pages to that certain Note and Preferred Stock Purchase Agreement (the "Purchase Agreement"), of even date herewith, by and among the Grantor, Styles on Video, Inc., a Delaware corporation and the owner of 80% of the issued and outstanding capital stock of the Grantor ("SOV"), and the Purchasers.

                          R E C I T A L S

          A. The Purchasers have agreed to purchase and the Grantor and SOV have agreed to issue and sell from time to time, subject to the terms and conditions contained in the Purchase Agreement, 10% Senior Notes due June 30, 1998 of the Grantor and SOV (the "Notes") and 500 shares of 10% Senior Series B Convertible Preferred Stock, $.001 par value per share, of the Grantor (the "Series B Preferred Stock").

          B. The Grantor has guarantied the obligations of SOV under the Purchase Agreement, the Notes and the Additional Related Agreements pursuant to that certain General Continuing Guaranty, of even date herewith (the "FYI Guaranty") by the Grantor in favor of the Purchasers, as beneficiaries.

          C. In consideration of the purchase of the Notes and the Series B Preferred Stock by the Purchasers and as security for the obligations of the Grantor under the Purchase Agreement, the Notes, the FYI Guaranty and the Additional Related Agreements, the Grantor has agreed to grant to IDI, as collateral agent for the ratable benefit of the Purchasers, a security interest in the collateral described herein, as set forth herein.

                             AGREEMENT

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE 1.

                  DEFINITIONS AND RELATED MATTERS

          SECTION 1.1. DEFINITIONS. Terms with initial capital letters not otherwise defined in this Agreement have the meanings set forth in Exhibit A to the Purchase Agreement. In addition, the following terms with initial capital letters have the following meanings:

          "ACCOUNT DEBTOR" means any Person who is or may become obligated to Grantor on any Receivable.

          "ACCOUNTS" is defined in Section 2.1.1.

          "AGREEMENT" is defined in the Preamble.

          "APPLICABLE LAW" means all applicable provisions of all
(i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments and decrees of any Governmental Authority.

          "APPROVALS" is defined in Section 2.1.10.5.

          "CHARGES" means all federal, state, county, city, municipal or other taxes, liens, assessments or charges that, if not paid when due, may result in a Lien of any Government
Authority.

          "CHATTEL PAPER" is defined in Section 2.1.3.

          "COLLATERAL" is defined in Section 2.1.

          "CONTRACTUAL OBLIGATIONS" is defined in Section 4.6.1.

          "DEFAULT" means any event that, after notice or lapse of time, or both, would become an Event of Default.

          "DOCUMENTS" is defined in Section 2.1.8.

          "EQUIPMENT" is defined in Section 2.1.6.

          "EVENT OF DEFAULT" is defined in Section 5.1.

          "FIXTURES" is defined in Section 2.1.7.

          "FYI GUARANTY" is defined in the Recitals.

          "GENERAL INTANGIBLES" is defined in Section 2.1.10.

          "GOVERNMENTAL AUTHORITY" means any nation, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

          "GRANTOR" is defined in the Preamble.

          "IDI" is defined in the Preamble.

          "INVENTORY" is defined in Section 2.1.5.

          "NOTES RECEIVABLE" is defined in Section 2.1.2.

          "NOTES" is defined in the Recitals.

          "PATENTS, TRADEMARKS AND COPYRIGHTS" is defined in
Section 3.6.

          "PLEDGED COLLATERAL" is defined in Section 4.8.

          "PROCEEDS" is defined in Section 2.1.14.

          "RECEIVABLES" means Accounts, Notes Receivable, Chattel
Paper and other rights to the payment of money.

          "SECURED OBLIGATIONS" is defined in Section 2.2.

          "SECURITIES" is defined in Section 2.1.9.

          "SECURITY INTEREST" is defined in Section 2.1.

          "SOV" is defined in the Recitals.

          "SUPPLEMENTAL DOCUMENTATION" means financing statements, continuation statements, warehouse receipts, bills of lading, assignments of accounts, patents, trademarks or copyrights, schedules of Collateral, mortgages and other instruments or documents necessary or requested by IDI (i) to create, perfect and maintain perfected the Security Interest in any Collateral or (ii) to enable IDI to receive all interest, dividends and distributions from time to time paid with respect to, and all Proceeds of, all Collateral which IDI is entitled to receive hereunder.

          "UCC" means the Uniform Commercial Code (as amended from time to time) of the State of California.

          SECTION 1.2. RELATED MATTERS.

          1.2.1. TERMS USED IN THE UCC. Unless the context clearly otherwise requires, all lower-case terms used and not otherwise defined herein that are used or defined in Article 9 (or any equivalent subpart) of the UCC have the same meanings herein.

          1.2.2. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting and "or" has inclusive meaning represented by the phrase "and/or". The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals and all Schedules and Exhibits) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, recital, preamble and schedule references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law "as amended" or "as amended from time to time," or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications not prohibited by the Additional Related Agreements.

          1.2.3. GOVERNING LAW. Except to the extent otherwise required by Applicable Law, the UCC shall govern the attachment, perfection, priority and enforcement of the Security Interest and all other matters to which the UCC applies pursuant to the terms thereof. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (other than choice of law rules that would require the application of the laws of any other jurisdiction).

          1.2.4. HEADINGS. The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.

          1.2.5. SEVERABILITY. If any provision of this Agreement or any Lien or other right hereunder shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision, Lien or other right shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions herein or any other Lien or right granted hereby or the validity, legality or enforceability of such provision, Lien or right in any other jurisdiction.

                            ARTICLE 2.

            THE SECURITY INTEREST; SECURED OBLIGATIONS

          SECTION 2.1. SECURITY INTEREST. To secure the payment and performance of the Secured Obligations as and when due, the Grantor hereby grants, conveys, pledges, assigns and transfers to IDI for itself and for the ratable benefit of the Purchasers, a security interest (the "Security Interest") in, all right, title, claim, estate and interest of the Grantor in and to all property and interests in property, whether now owned and existing or hereafter acquired or arising, and wherever located (such property and interests in property being, collectively, the "Collateral"), including the following:

          2.1.1. Any and all rights to payment for goods sold or leased or for services rendered, including any such rights evidenced by Chattel Paper, whether due or to become due and whether or not earned by performance (excluding any such rights evidenced by Notes Receivable, the "Accounts");

          2.1.2. Any and all negotiable instruments, promissory notes, acceptances, drafts, checks, certificates of deposit and other writings that evidence a right to the payment of money by any other Person, including the writings listed on Schedule 2.1.2 (the "Notes Receivable");

          2.1.3. Any and all chattel paper, including writings that evidence both a monetary obligation and a security interest in or lease of specific goods (the "Chattel Paper");

          2.1.4. Any and all rights to payment:

          2.1.4.1. to the extent not included in Accounts, Notes Receivable or Chattel Paper, receivables from any credit or charge card company (such as Visa, Mastercard, American Express and Diner's Club), whether arising out of or relating to the sale of goods and services by the Grantor or otherwise; and

          2.1.4.2. of money not listed above and any and all rights, titles, interests, securities, Liens and guaranties evidencing, securing, guaranteeing payment of or in any way relating to any Receivables;

          2.1.5. Any and all goods that may at any time be held for sale or lease or to be furnished under any contract of service, be so leased or furnished, or constitute raw materials, work in process, parts, supplies or materials that are or might be used or consumed in a business or in connection with the manufacture, selling or leasing of such goods ("Inventory");

          2.1.6. Any and all equipment and other goods (excluding Inventory), including the following personal property, including machinery, machine tools, office machinery (including computers, typewriters and duplicating machines), motor vehicles, trailers, rolling stock, motors, pumps, controls, tools, parts, works of art, furniture, furnishings and trade fixtures, all athletic equipment and supplies, and all molds, dies, drawings, blueprints, reports, catalogs and computer programs related to any of the above (together with all related property described in Section 2.1.12, the "Equipment");

          2.1.7. Any and all fixtures, including machinery, equipment or appliances for generating, storing or distributing air, water, heat, electricity, light, fuel or refrigeration, for ventilating or sanitary purposes, elevators, safes, laundry, kitchen and athletic-equipment, trade fixtures, and telephone, television and other communications equipment (the "Fixtures");

          2.1.8. Any and all documents, whether or not negotiable, including bills of lading, warehouse receipts, trust receipts and the like (the "Documents");

          2.1.9. Any and all stocks, bonds, general and limited partnership interests, joint venture interests and other securities, subscription rights, options, warrants, puts, calls and other rights with respect thereto, and investment and brokerage accounts (the "Securities");

          2.1.10. Any and all general intangibles, contract rights and other property described below (together with any property listed under Section 2.1.4 above, the "General
Intangibles"), including the following:

          2.1.10.1. deposit and other accounts, including demand, time savings, passbook and like accounts maintained with any bank, savings and loan association, credit union, brokerage or other institution (including the deposit accounts listed in Schedule 2.1.10.1), and any and all money, instruments and other property from time to time deposited therein or credited thereto, or received, receivable or otherwise distributed therefrom, in respect thereof or in exchange therefor, including all interest accruing thereon;

          2.1.10.2. insurance policies and all rights and claims therein or thereunder (including prepaid and unearned premiums), including insurance against casualty (including by fire or earthquake) or liability (including against environmental cleanup costs), title insurance, business interruption insurance and builders risk insurance, whether covering personal or real property;

          2.1.10.3. (i) any rights, claims, judgments, awards, orders or decrees arising out of or in connection with any judicial action, litigation, arbitration, mediation or other proceedings, including the matter captioned Styles on Video
     v. Kellogg & Andelson and any matters related to the malpractice claim of Grantor against Kellogg & Andelson and/or their insurers, and including any proceeds generated by any such action, whether through settlement or judgment (including any claims or rights to payment or proceeds under any insurance policy insuring Grantor, SOV, the defendant in such action or any other Person) and (ii) any and all rights in the escrow account established in connection with the Collateral described in clause (i) above (including without limitation any and all rights to any cash and/or securities on deposit therein) (these provisions being intended to create a Lien on such property under Sections 2881 and 2883 of the California Civil Code, in addition to any Liens under the UCC.).

          2.1.10.4. any and all leases of real or personal property, licensing agreements and other contracts, and all guarantees, warranties, royalties, license fees and rights under such contracts;

          2.1.10.5. any and all Governmental Approvals, including permits, licenses, certificates of use and occupancy (or their equivalents) and zoning and other approvals, and tax and other refunds, compensation, awards, payments and relief given or made by any Governmental Authority (including condemnation awards) (the "Approvals");

          2.1.10.6. deposits, surety and other bonds, choses and things in action, goodwill, computer programs, computer software (including all source and object codes, all media of any type or nature on which such source or object codes are reproduced, copied, stored or maintained), technology processes, proprietary information, patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, service marks, trade and other names, trade secrets and customer lists, including the intellectual property rights listed on Schedule 2.1.10.6;

          2.1.10.7. any rights, claims, judgments, awards, orders or decrees arising out of or in connection with any tax refund or credit by the Internal Revenue Service or any state taxing authority to the Grantor with respect to any fiscal year of the Grantor or under any tax return that has been or is filed with respect to any fiscal year of the Grantor.

          2.1.11. Any and all books and records (including ledgers, correspondence, credit files, computer software, computer storage media and electronically recorded data) pertaining to the Grantor or any of the foregoing and all equipment, receptacles, containers and cabinets therefor;

          2.1.12. Any and all accessions, appurtenances, components, repairs, repair parts, spare parts, renewals, improvements, replacements, substitutions and additions to, of or with respect to any of the foregoing;

          2.1.13. Any and all rights, remedies, powers and privileges of the Grantor with respect to any of the foregoing;
and

          2.1.14. Any and all proceeds and products of any of the foregoing, whether now held and existing or hereafter acquired or arising, (collectively, the "Proceeds"). "Proceeds" shall include (i) whatever is now or hereafter received by the Grantor upon the sale, exchange, collection, other disposition or operation of any item of Collateral, whether such proceeds constitute accounts, general intangibles, instruments, securities, documents, letters of credit, chattel paper, deposit accounts, money, goods or other personal property, (ii) any items that are now or hereafter acquired by the Grantor with any Proceeds of Collateral, (iii) any amounts now or hereafter payable under any insurance policy by reason of any loss of or damage to any Collateral or the business of the Grantor including the insurance Proceeds, (iv) all rights to payment for the sale of services or products in connection with the business of the Grantor and (v) the right to further transfer, including by pledge, mortgage, license, assignment or sale, any of the foregoing.

          SECTION 2.2. SECURED OBLIGATIONS. The Security Interest shall secure the due and punctual payment and performance of any and all present and future obligations and liabilities of the Grantor of every type or description to IDI, the Purchasers or any Person entitled to indemnification under the Purchase Agreement and any other Additional Related
Agreement:

          2.2.1. arising under or in connection with the Purchase
Agreement, the Notes, or the FYI Guaranty, whether for principal of or premium (if any) or interest on the Notes, expenses, indemnities or other amounts (including attorneys' fees and expenses); or

          2.2.2. arising under or in connection with this Agreement or any other Additional Related Agreement, including for reimbursement of amounts permitted to be advanced or expended by IDI (i) to satisfy amounts required to be paid by the Grantor under this Agreement or any other Additional Related Agreement for claims and Charges, together with interest thereon to the extent provided or (ii) to maintain or preserve any Collateral or to create, perfect, continue or protect any Collateral or the Security Interest therein, or its priority;

in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable (all obligations and liabilities described in this Section 2.2. are collectively referred to as the "Secured Obligations").

                            ARTICLE 3.

                  WARRANTIES AND REPRESENTATIONS

          The Grantor represents and warrants that all representations and warranties made with respect to it, its assets and its obligations in the Purchase Agreement are true and correct and makes the following additional representations and warranties, all of which shall survive until termination of this Agreement pursuant to Section 6.7.

          SECTION 3.1. FILINGS, ETC.

          3.1.1. Duly executed financing statements containing a correct description of the Collateral have been delivered to IDI for filing in every governmental office in every state, county and other jurisdiction in which the principal or any other place of business or the chief executive office of the Grantor, or any portion of the Collateral, is located and in each jurisdiction in which such action is necessary to establish a valid and perfected Lien in favor of IDI in all Collateral in which a Lien may be perfected by filing, and no further or subsequent filing, recording or registration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements.

          3.1.2. Upon request of IDI and, in any event if the insurer under any insurance policy is located outside of the State of California, the Grantor will deliver to IDI the original of such insurance policy in order to perfect the Security
Interest of IDI in such insurance policy.

          3.1.3. All Pledged Collateral has been delivered to IDI to the extent required hereby.

          3.1.4. The Grantor has executed and delivered to IDI for filing with the United States Patent and Trademark Office a written notice in the form of Exhibit 3.1.4, duly completed and executed, with respect to each Patents, Trademarks and Copyrights in which the Grantor has an interest and all other Supplemental Documentation necessary to perfect the Security Interest with respect to all Patents, Trademarks and Copyrights has been delivered to IDI for filing in the appropriate governmental office.

          3.1.5. The Grantor has executed and delivered to IDI for transmittal to the insurers under each insurance policy a written notice in the form of Exhibit 3.1.5 properly addressed and duly completed and executed, with respect to each insurance policy in which the Grantor has an interest.

          3.1.6. The Grantor has executed and delivered to IDI for filing with an appropriate officer of each financial institution with which the Grantor maintains any deposit account a written notice in the form of Exhibit 3.1.6 duly completed and executed, with respect to each deposit account so maintained by it.

          SECTION 3.2. LOCATIONS OF COLLATERAL, OFFICES AND NAMES. (i) The Grantor's chief executive office and principal place of business is located at the address set forth on Schedule 3.2, (ii) all other places of business of the Grantor and all other locations at which any tangible Collateral or books and records related to any Collateral are (or during the past four months were) located are set forth on Schedule 3.2, (iii) the Grantor's federal tax identification number is set forth on
Schedule 3.2, and (iv) there are no prior or current trade or legal names used to identify the Grantor in its business or in the ownership of its properties other than those set forth on
Schedule 3.2.

          SECTION 3.3. TITLE TO COLLATERAL; VALIDITY AND
PERFECTION OF SECURITY INTEREST; ABSENCE OF OTHER LIENS.

          3.3.1. The Grantor has good and marketable title to, or valid and subsisting leasehold interests in, all Collateral reflected on its financial statements as being owned or leased by it and "rights" in all other Collateral within the meaning of
Section 9-203 of the UCC.

          3.3.2. The Security Interest constitutes a valid and, upon the filing of financing statements covering the Collateral and other documents referred to in Section 3.1 with the appropriate Governmental Authorities or other Persons referred to in such Section, perfected Lien in all of the Collateral and secures payment and performance of the Secured Obligations. The Collateral is free and clear of all Liens other than the Security Interest and those permitted under the Purchase Agreement and the Existing Note Agreement.

          3.3.3. Except for financing statements in favor of IDI and those permitted under the Purchase Agreement and the Existing
Note Agreement, the Grantor has filed no now-effective financing statement covering the Collateral.

          SECTION 3.4. INSURANCE CLAIMS AND JUDGMENTS. Except as set forth on Schedule 3.4, there are no Liens on the Collateral described in Section 2.1.10.3.

          SECTION 3.5. NOTES RECEIVABLE. Schedule 2.1.2 lists all Notes Receivable of the Grantor. There are no setoffs or counterclaims or disputes existing or asserted with respect to any such Notes Receivable.

          SECTION 3.6. PATENTS, TRADEMARKS AND COPYRIGHTS.
Schedule 2.1.10.6 lists all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights and copyright applications (collectively, "Patents Trademarks and Copyrights") in which the Grantor has an interest. Except as disclosed on Schedule 2.1.10.6, all Patents, Trademarks and Copyrights are valid and enforceable and the relevant Grantor is the sole and exclusive owner of each of the Patents, Trademarks and Copyrights, free and clear of any Liens (including licenses, shop rights and covenants not to sue listed on Schedule 2.1.10.6.)

                            ARTICLE 4.

                     COVENANTS AND AGREEMENTS

          SECTION 4.1. FURTHER ASSURANCES. The Grantor shall, at its own expense, perform such acts as may be necessary, or that IDI may request at any time, to assure the attachment, perfection and first priority of the Security Interest, to exercise the rights and remedies of IDI hereunder or to carry out the intent of this Agreement. Without limitation, the Grantor shall execute and deliver (or cause any third party to execute and deliver) to IDI, at any time and from time to time, all Supplemental Documentation, in form and substance acceptable to IDI. Without limiting the generality of the foregoing, the Grantor shall give all notices to insurers under the insurance policies and do all other things necessary to assure the attachment and first priority (subject to the security interest granted pursuant to the Existing Collateral Documents and pursuant to the security agreement executed in connection with the Temporary Loan) of the Security Interest in the insurance policies and any claims, rights to payment or proceeds thereof.

          SECTION 4.2. INSPECTION AND VERIFICATION. The Grantor shall keep or cause to be kept accurate and complete records of the Collateral at the Grantor's chief executive office. IDI and its employees and agents shall have the right, at all times during the Grantor's usual business hours upon reasonable notice, to (i) inspect, and verify the quality, quantity, value and condition of, or any other matter relating to, the Collateral,
(ii) inspect all records relating thereto and to make (or require the Grantor to provide) copies of such records and (iii) enter upon all premises upon which any of the Collateral is located. Notwithstanding the foregoing, IDI shall not contact third parties in making such inspection or verification unless an Event of Default shall then exist.

          SECTION 4.3. POWER OF ATTORNEY. The Grantor hereby irrevocably appoints IDI and its employees and agents as the Grantor's true and lawful attorneys-in-fact, with full power of substitution, (i) to do all things required to be done by the Grantor under this Agreement or the other Additional Related Agreements and (ii) to do all things that IDI may deem necessary or advisable to assure the attachment, perfection and priority of the Security Interest or otherwise to exercise the rights and remedies of IDI hereunder or carry out the intent of this Agreement, in each case irrespective of whether an Event of Default then exists (except as provided in Section 4.3.4, and at the Grantor's expense.) Without limitation, IDI and its officers and agents shall be entitled to do all of the following, as fully as the Grantor might:

          4.3.1. to sign the name of the Grantor on any Supplemental Documentation and to deliver and file such Supplemental Documentation to or with such Persons as IDI, in its discretion, may elect;

          4.3.2. to sign any certificate of ownership, registration card, application therefor, affidavits or documents necessary to transfer title to any of the Collateral, to receive and receipt for all licenses, registration cards and certificates of ownership;

          4.3.3. to affix, by facsimile signature or otherwise, the general or special endorsement of the Grantor, in such manner as IDI shall deem advisable, to any Pledged Collateral that has been delivered to or obtained by IDI without appropriate endorsement or assignment; and

          4.3.4. during the existence of an Event of Default, without notice to the Grantor and at such time or times as IDI in its discretion may determine, in the Grantor's or in IDI's name:

          4.3.4.1. to collect any and all amounts due to the Grantor from Account Debtors with respect to Receivables by legal proceedings or otherwise;

          4.3.4.2. to make, settle and adjust any claims under insurance policies including, and to make any decisions with respect thereto; and

          4.3.4.3. to attend and vote at any and all meetings of the holders of Securities and to execute any and all written consents of such holders with the same effect as if the Grantor had personally attended and voted at such meetings or had personally signed such consents.

          IDI shall be under no obligation whatsoever to take any of the foregoing actions, and, absent bad faith or willful misconduct, IDI and its Affiliates, shareholders, directors, officers, employees and agents shall have no liability or responsibility for any act taken or omitted with respect thereto. A copy of this Agreement and, if applicable, a statement by IDI that an Event of Default exists shall be conclusive evidence of IDI's right to act under this Section 4.3 as against all third parties.

          SECTION 4.4. CHANGES OF LOCATIONS OF COLLATERAL, OFFICES, NAME OR STRUCTURE. The Grantor shall not remove any Collateral, books or records to, or keep any Collateral, books or records or do business at, a location not set forth on Schedule 3.2, adopt a trade name or change its name, chief executive office, principal place of business, identity or corporate structure without the prior written consent of IDI.

          SECTION 4.5. PAYMENT OF CHARGES AND CLAIMS. The Grantor shall pay (i) all Charges imposed upon any Collateral and
(ii) all claims (including claims for labor, services and materials) that have become due and payable and, under Applicable Law, have or may become Liens upon any Collateral, in each case before any penalty shall be incurred with respect thereto; provided that, unless foreclosure, levy or similar proceedings shall have commenced, the Grantor need not pay or discharge any such Charges or claims so long as the validity or amount thereof is being contested in good faith and by appropriate proceedings and so long as adequate reserves therefor have been established in accordance with GAAP. If the Grantor fails to pay or obtain the discharge of any Charge, claim or Lien required to be paid or discharged under this Section 4.5 and asserted against all or a portion of the Collateral, IDI may, at any time and from time to time, in its discretion and without waiving or releasing any obligation of the Grantor under this Agreement or the other Additional Related Agreements or waiving any Default or Event of Default, make such payment, obtain such discharge or take such other action with respect thereto as IDI deems advisable.

          SECTION 4.6. CONTINUING OBLIGATIONS OF THE GRANTOR;
INDEMNITY.

          4.6.1. The Grantor shall remain liable to observe and perform all agreements and other obligations relating to or included in the Collateral (the "Contractual Obligations") in accordance with their respective terms. IDI shall not have any duty, obligation or liability under or with respect to any such Contractual Obligations, whether by reason of or arising out of this Agreement, the receipt by IDI of any payment relating to any such Contractual Obligation or otherwise, and the Grantor agrees to indemnify and hold harmless IDI from any and all such obligations and liabilities.

          4.6.2. IDI shall not have any duty of care with respect to the Collateral, other than an obligation to exercise reasonable care with respect to Collateral in its possession; provided that (i) IDI shall be deemed to have exercised reasonable care if Collateral in its possession is accorded treatment substantially comparable to that which such IDI accords its own property, and (ii) IDI shall have no obligation to take any actions to preserve rights against other parties or property with respect to any Collateral. Without limitation, IDI shall
(A) bear no risk or expense with respect to any Collateral and
(B) have no duty with respect to calls, conversions, presentments, maturities, notices or other matters relating to Pledged Collateral, or to maximize interest or other returns with respect thereto.

          4.6.3. IDI may at any time deliver or redeliver the Collateral or any part thereof to the Grantor and the receipt of any of the same by the Grantor shall be complete and full acquittance for the Collateral so delivered, and IDI thereafter shall be discharged from any liability or responsibility therefor.

          4.6.4. The Grantor hereby agrees to indemnify and hold harmless IDI and its Affiliates, shareholders, directors, officers, employees and agents against any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Agreement or any action taken or omitted by them hereunder, except to the extent a court holds in a final and nonappealable judgment that they resulted from the gross negligence or willful misconduct of such Persons.

          SECTION 4.7. SALE OF COLLATERAL; FURTHER ENCUMBRANCES. The Grantor shall not (i) except for dispositions of Inventory in the ordinary course of the Grantor's business (collectively, "Permitted Sales") sell, lease or otherwise dispose of any Collateral, or any interest therein, or (ii) except for Liens permitted under the Purchase Agreement and the Existing Note Agreement, grant or suffer to exist any Lien in or on any Collateral or sign or authorize the filing of any financing statement with respect to any of the Collateral. Concurrently with any Permitted Sale, the Security Interest shall automatically be released from the Collateral so disposed of; provided, however, that the Security Interest shall continue in the Proceeds thereof. If any Collateral, or any interest therein, is disposed of in violation of these provisions, the Security Interest shall continue in such Collateral or interest notwithstanding such disposition, the Person to which the Collateral or interest is being transferred shall be bound by this Agreement, and the Grantor shall deliver all Proceeds thereof to IDI to be held as Collateral hereunder.

          SECTION 4.8. DELIVERY OF PLEDGED COLLATERAL. The Grantor shall deliver to IDI, together with appropriate endorsements or documentation of assignment thereof acceptable to IDI, any and all Notes Receivable or Chattel Paper having a face amount, negotiable Documents evidencing title to any Collateral having a fair market value, and all certificated Securities having a fair market value, individually or in the aggregate, equal to or greater than $10,000 (collectively, the "Pledged Collateral").

          SECTION 4.9. PROTECTION OF SECURITY; NOTICE OF LEVY. The Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and against all claims and demands and to preserve, protect and defend the Security Interest and the priority thereof, against any adverse Liens. The Grantor will promptly notify IDI of any attachment or other legal process levied against any Collateral.

          SECTION 4.10. EQUIPMENT AND FIXTURES. The Grantor, at its expense, shall cause the Equipment and Fixtures to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted. In the case of any loss or damage to any of the Equipment or Fixtures, the Grantor shall, as promptly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end and promptly furnish to IDI a written report with respect to any loss or damage in excess of $10,000 to any Equipment or Fixtures.

                            ARTICLE 5.

         EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

          SECTION 5.1. EVENT OF DEFAULT. The occurrence of one or more "Events of Default" (as defined in the Purchase Agreement or the Notes) shall constitute an "Event of Default."

          SECTION 5.2. REMEDIES. If an Event of Default occurs, then, whether or not all the Secured Obligations shall have become immediately due and payable:

          5.2.1. In addition to all its other rights, powers and remedies under this Agreement and Applicable Law, IDI shall have, and may exercise, any and all of the rights, powers and remedies of a secured party under the UCC, all of which rights, powers and remedies shall be cumulative and not exclusive, to the extent permitted by Applicable Law.

          5.2.2. IDI shall have the right, all at IDI's sole option and as IDI in its discretion may deem necessary or advisable, to do any or all of the following:

          5.2.2.1. to foreclose the Security Interest by any available judicial procedure or without judicial process;

          5.2.2.2. to enter upon the premises of the Grantor or any other place or places where Collateral is located through self-help and without judicial process; without giving the Grantor notice and opportunity for a hearing on the validity of IDI's claim and without any obligation to pay rent;

          5.2.2.3. to inspect and appraise the Collateral and to prepare, repair, assemble or process the Collateral for sale, lease or other disposition;

          5.2.2.4. to remove Collateral to the premises of IDI or any other location selected by IDI, for such time as IDI may desire, for any purpose not prohibited hereby;

          5.2.2.5. to apply any Collateral or any other assets of the Grantor in the possession of IDI to the Secured
     Obligations;

          5.2.2.6. to notify Account Debtors and other obligers on the Collateral that the Collateral has been assigned to IDI and that all payments thereon are to be made directly and exclusively to or as specified by IDI;

          5.2.2.7. to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral;

          5.2.2.8. to enter into any extension or reorganization agreement or any other agreement relating to or affecting the Collateral and, in connection therewith, deposit or surrender control of any Collateral or accept other property in exchange therefor;

          5.2.2.9. to settle, compromise or release, on terms acceptable to IDI, in whole or in part, any amounts owing on the Collateral or any insurance thereof or relating thereto or any disputes with respect thereto or such insurance;

          5.2.2.10. to receive, open and dispose of all mail addressed to the Grantor and notify postal authorities to change the address for delivery thereof to such address as IDI may designate, provided that IDI agrees that it will promptly deliver over to the Grantor any such opened mail as does not relate to the Collateral;

          5.2.2.11. to exercise all rights and powers under Contractual Obligations included in the Collateral, including any right of termination; and

          5.2.2.12. to exercise any and all other rights, powers, privileges and remedies of an owner of the Collateral.

          5.2.3. The Grantor shall, at IDI's request, assemble the Collateral and make it available to IDI at a place to be designated by IDI. The Grantor shall make available to IDI all computer and other equipment of the Grantor containing books and records pertaining to the Collateral (and the assistance of the employees of the Grantor having responsibility for such equipment) and to use such computer and other equipment at no charge for the purpose of obtaining information pertaining to the Collateral, including by making copies of computer and other files and records.

          5.2.4. Until IDI is able to effect a sale, lease or other disposition of Collateral or any part thereof, IDI shall have the right to use, process or operate the Collateral or any part thereof to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by IDI. IDI shall have the right, without notice or demand, either in person or by agent, and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure, waive or affect an Event of Default or notice thereof or invalidate any act done pursuant to such notice.

          5.2.5. IDI may, if it so elects, as a matter of strict right and without regard to the then value of the Collateral, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of IDI's remedies with respect to such appointment without prior notice or hearing. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by the court.

          5.2.6. IDI shall have the right to sell, lease, or otherwise dispose of all or any Collateral in its then existing condition, or after any further assembly, manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Section 5.4, in lots or in bulk, for cash or on credit, with or without representations or warranties, all as IDI, in its discretion, may deem advisable. IDI shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. If sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by IDI until the sale price is paid by the purchaser or purchasers thereof, but IDI shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. IDI shall have the right to conduct such sales on the Grantor's premises or elsewhere and shall have the right to use the Grantor's premises without charge for such sales for such duration as IDI deems necessary or advisable. The Collateral need not be present at any such sales. To the extent necessary or desirable, in the judgment of IDI, to enable IDI to dispose of Collateral following an Event of Default, IDI is authorized, without any obligation for rent, license fees or other charge, to use the supplies, equipment, facilities and space at the Grantor's place of business and is hereby granted a license or other right to use, without charge, the Patents, Trademarks and Copyrights, trade secrets, names, trade names, customer lists, labels, advertising matter, and all property of a similar nature that the Grantor owns or is entitled to use, as it pertains to any Collateral, in preparing, repairing, assembling, processing, advertising for sale or lease or otherwise in connection with the disposition of any Collateral, and the Grantor's rights under all licenses and all franchise agreements shall to such extent and for such purpose inure to IDI's benefit. IDI may purchase all or any part of the Collateral at public or, if permitted by Applicable Law, private sale, and in lieu of actual payment of the purchase price, IDI may apply against such purchase price any amount of the Secured Obligations. The Grantor agrees that any sale of Collateral conducted by IDI in accordance with the foregoing provisions of this Section and Section 5.3 shall be deemed to be a commercially reasonable sale under Section 9-504 of the UCC.

          SECTION 5.3. APPLICATION OF PROCEEDS.

          5.3.1. Any cash proceeds received by IDI in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral following the occurrence of an Event of Default (including any insurance proceeds) may be held by IDI as Collateral and/or then or at any time thereafter applied as follows:

          5.3.1.1. first, to IDI to pay all advances, charges, costs and expenses payable to IDI pursuant to Section 6.1;
     and

          5.3.1.2. second, to pay the Secured Obligations in the order determined by IDI.

          5.3.2. The Grantor and any other Person then obligated therefor shall pay to IDI on demand any deficiency with regard to the Secured Obligations that may remain after such sale, collection or realization of, from or upon the Collateral.

          5.3.3. Payments received from any third party on account of any Collateral shall not reduce the Secured Obligations until paid in cash to IDI. The application of proceeds by IDI shall be without prejudice to IDI's rights as against the Grantor or other Persons with respect to any Secured Obligations that may then be or remain unpaid.

          5.3.4. If at any time after an Event of Default the Grantor receives any collections upon or other Proceeds of any Collateral, whether in the form of cash, Notes Receivable or otherwise, such Proceeds shall be received in trust for IDI and the Grantor shall keep all such Proceeds separate and apart from all other funds and property so as to be capable of identification as the property of IDI and promptly deliver such Proceeds to IDI in the identical form received.

          SECTION 5.4. NOTICE OF SALE.

          Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, IDI will send or otherwise make available to the Grantor reasonable notice of the time and place of any public sale or of the time on or after which any private sale of any Collateral is to be made. The Grantor agrees that any notice required to be given by IDI of a sale or other disposition of Collateral, or any other intended action by IDI, that is received in accordance with the provisions set forth in Section 6.4 five days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Grantor. IDI may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this Section 5.4.

                            ARTICLE 6.

                              GENERAL

          SECTION 6.1. IDI'S EXPENSES, INCLUDING ATTORNEYS' FEES. Regardless of the occurrence of an Event of Default, the Grantor agrees to pay to IDI any and all advances, charges, costs and expenses, including the reasonable fees and expenses of counsel and any experts or agents, that IDI may reasonably incur in connection with (i) the administration of this Agreement, including any amendment hereto, (ii) the creation, perfection or continuation of the Security Interest or protection of its priority or the Collateral, including the discharging of any prior or junior Lien or adverse claim against the Collateral or any part thereof, (iii) the custody, preservation or sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights, powers or remedies of IDI under this Agreement or under Applicable Law (including attorneys' fees and expenses incurred by IDI in the collection of Collateral deposited with IDI and amounts incurred in connection with the operation, maintenance or foreclosure of the Security Interest) or any bankruptcy proceeding or (v) the failure by the Grantor to perform or observe any of the provisions hereof. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest for the period from the date of demand at a rate of interest equal to the lesser of (i) 10% per annum (based on a year of 365 or 366 days, as the case may be) or
(ii) the maximum rate allowed by Applicable Law, from and including the due date to and excluding the date of payment.

          SECTION 6.2. AMENDMENTS AND OTHER MODIFICATIONS. No amendment of any provision of this Agreement (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by the Grantor and IDI. Any waiver or consent relating to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

          SECTION 6.3. CUMULATIVE REMEDIES; FAILURE OR DELAY.
The rights and remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to IDI under Applicable Law, the Purchase Agreement and the other Additional Related Agreements or otherwise. No failure or delay on the part of IDI in the exercise of any power, right or remedy under this Agreement shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

          SECTION 6.4. NOTICES, ETC. All notices and other communications under this Agreement shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid) or by prepaid telecopy, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section 6.4, notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telecopier numbers) indicated on the signature pages of the Purchase Agreement.

          SECTION 6.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and, subject to the next sentence, inure to the benefit of the Grantor and IDI and their respective successors and assigns. The Grantor shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of IDI. The benefits of this Agreement shall pass automatically with any assignment of the Secured Obligations (or any portion thereof), to the extent of such assignment.

          SECTION 6.6. PAYMENTS SET ASIDE. Notwithstanding anything to the contrary herein contained, this Agreement, the Secured Obligations and the Security Interest shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by IDI in connection with any bankruptcy, reorganization or similar proceeding involving the Grantor, any other party liable with respect to the Secured Obligations or otherwise, if the proceeds of any Collateral are required to be returned by IDI under any such circumstances, or if IDI elects to return any such payment or proceeds or any part thereof in its discretion, all as though such payment had not been made or such proceeds not been received. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Agreement shall have been canceled or surrendered or the Security Interest or any Collateral shall have been released or terminated in connection with such cancellation or surrender, this Agreement and the Security Interest and such Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of the Grantor in respect of the amount of the affected payment or application of proceeds, the Security Interest or such Collateral.

          SECTION 6.7. CONTINUING SECURITY INTEREST; TERMINATION. Except as otherwise provided in Section 4.7 with respect to the release of Collateral under certain circumstances, this Agreement shall create a continuing security interest in the Collateral and, except as provided below, the Security Interest and all agreements, representations and warranties made herein shall survive until, and this Agreement shall terminate only upon, the indefeasible payment and performance in full of the Secured Obligations. Any investigation at any time made by or on behalf of IDI shall not diminish the right of IDI to rely on any such agreements, representations or warranties herein.

          Notwithstanding anything in this Agreement or Applicable Law to the contrary, the agreements of the Grantor set forth in Sections 4.6.1, 4.6.4 and 6.1 shall survive the payment of all other Secured Obligations and the termination of this Agreement.

          SECTION 6.8. CHOICE OF FORUM.

          6.8.1. Subject to Section 6.8.2, all actions or proceedings arising in connection with this Agreement shall be tried and litigated in state or Federal courts located in Los Angeles, County of Los Angeles, State of California, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. THE GRANTOR WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
SECTION 6.8.1.

          6.8.2. Nothing contained in Section 6.8.1 shall preclude IDI from bringing any action or proceeding arising out of or relating to this Agreement in the courts of any place where Grantor or any of Grantor's assets may be found or located. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF SUCH PARTY'S PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

          SECTION 6.9. WAIVER AND ESTOPPEL. Except as otherwise provided in this Agreement, the Grantor hereby waives:
(i) presentment, protest, notice of dishonor, release, compromise, settlement, extension or renewal and any other notice of or with respect to the Secured Obligations and hereby ratifies and confirms whatever IDI may do in this regard; (ii) notice prior to taking possession or control of any Collateral or any bond or security that might be required by any court prior to allowing IDI to exercise any of their rights, powers or remedies;
(iii) the benefit of all valuation, appraisement, redemption and exemption laws; (iv) any rights to require marshaling of the Collateral upon any sale or otherwise to direct the order in which the Collateral shall be sold; (v) any set-off and (vi) any rights to require IDI to proceed against any Person, proceed against or exhaust any Collateral or any other security interests or guaranties or pursue any other remedy in IDI's power, or to pursue any of such rights in any particular order or manner, and any defenses arising by reason of any disability or defense of any Person.

          SECTION 6.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          SECTION 6.11. COMPLETE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other Additional Related Agreements, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

          SECTION 6.12. LIMITATION LIABILITY. No claim shall be made by the Grantor against IDI or the Affiliates, shareholders, directors, officers, employees or agents of IDI for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the Purchase Agreement and the other Additional Related Agreements, or any act, omission or event occurring in connection therewith; and the Grantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 6.12. WAIVER OF TRIAL BY JURY. THE GRANTOR AND IDI WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT OR ANY OTHER RELATED AGREEMENT OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

                            GRANTOR

                            FOREVER YOURS, INC., a California
                            corporation


                            By:
                            Name:
                            Title:


                            IDI

                            International Digital Investors,
                            L.P., a Delaware limited partnership

                                 By:  IDI Corp., a Delaware
                                      corporation, its general
                                      partner


                                      By:
                                      Name:
                                      Title:

                        FOREVER YOURS, INC.
               SECURITY AGREEMENT SCHEDULE 2.1.10.1
                     LIST OF DEPOSIT ACCOUNTS

                          SCHEDULE 2.1.2
                         NOTES RECEIVABLE

                        FOREVER YOURS, INC.
                         SCHEDULE 2.1.10.6
                   LIST OF INTELLECTUAL PROPERTY

                            SCHEDULE A

                          LIST OF PATENTS



         LIST OF APPLICATIONS FOR REGISTRATION OF PATENTS


                            SCHEDULE B

                        LIST OF TRADEMARKS



                       LIST OF SERVICE MARKS



          LIST OF TRADEMARK OR SERVICE MARK APPLICATIONS

                        FOREVER YOURS, INC.

                           SCHEDULE 3.2

     BUSINESS ADDRESSES WHERE FOREVER YOURS, INC HAS PROPERTY
                     OTHER THAN CAMERA SYSTEMS

                           SCHEDULE 3.2
                      LIST OF ADDRESSES WHERE
              FOREVER YOURS, INC. HAS CAMERA SYSTEMS

FOREVER YOURS, INC.
SECURITY AGREEMENT 3.2

FEDERAL TAX ID #

CURRENT OR PRIOR TRADE NAMES:

                           SCHEDULE 3.4

                     LIST OF INSURANCE CLAIMS

                                             EXHIBIT 3.1.4.


                              FORM OF

            NOTICE OF SECURITY INTEREST IN PATENTS AND
                            TRADEMARKS


          NOTICE IS HEREBY GIVEN that FOREVER YOURS, INC., a California corporation (the "Grantor") with an office located at 667 Rancho Conejo, Newbury Park, California 91320, and INTERNATIONAL DIGITAL INVESTORS, L.P., a Delaware limited partnership ("IDI"), with an office located at 40304 Fisher Island Drive, Fisher Island, Florida 33109, have entered into a Security Agreement dated as of May 15, 1996 (as amended from time to time, the "Security Agreement").

          Pursuant to the Security Agreement, the Grantor has granted, conveyed, pledged, assigned and transferred to IDI, for itself and for the ratable benefit of the purchasers (the "Purchasers") listed on the signature pages of the Note and Preferred Stock Purchase Agreement, dated as of May 14, 1996, by and between Grantor and the Purchasers, a security interest in,
(a) the registered patents, applications for registration of patents, and licenses of registered patents listed in Schedule A hereto, and (b) the registered trademarks and service marks, applications for registration of trademarks and service marks, and licenses of registered trademarks and service marks listed in Schedule B hereto, together with the goodwill of the business symbolized thereby, to secure the payment, performance and observance of the Secured Obligations as defined in the Security Agreement.

          The Commissioner of Patents and Trademarks is requested to record this notice in its records.

Dated:  May 15, 1996

                               FOREVER YOURS, INC., A CALIFORNIA
                               CORPORATION


                               By:
                               Name:  Dana Arnold
                               Title:  President

                            SCHEDULE A
                                TO
       NOTICE OF SECURITY INTEREST IN PATENTS AND TRADEMARKS
                               FROM
                        FOREVER YOURS, INC.


     1.   Patents.
     Patent          Registration No.         Registration Date

     2.   Applications for Federal Registration of Patents.

     Patent          Serial No.               Filing Date

                            SCHEDULE B
                                TO
       NOTICE OF SECURITY INTEREST IN PATENTS AND TRADEMARKS
                               FROM
                        FOREVER YOURS, INC.


     1.   Federal Trademark and Service Mark Registrations.

Trademark/Service Mark     Registration No.       Registration Date



     2.   Trademark and Service Mark Applications for Federal
Registration.

Trademark/Service Mark         Serial No.           Filing Date

State of _______________       )
                               )
County of ______________       )



On      DATE      before me,    NAME, TITLE OF OFFICER   ,
personally appeared    NAME(S) OF SIGNERS ,

          [] personally known to me - OR [] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                          Witness my hand and official seal.



                          __________________________________
                                   SIGNATURE OF NOTARY

                                              EXHIBIT 3.1.5.


                             FORM OF

                      INSURANCE POLICY NOTICE



[Addressee]

          Re:  Name of Insured:_______________
               Policy No._____________



          NOTICE IS HEREBY GIVEN, in accordance with Section 9302(1)(h) of the California Commercial Code, that FOREVER YOURS, INC., a California corporation (the "Grantor"), with an office located at 667 Rancho Conejo, Newbury Park, California 91320, and INTERNATIONAL DIGITAL INVESTORS, L.P., a Delaware limited partnership ("IDI"), with an office located at 40304 Fisher Island Drive, Fisher Island, Florida 33109, have entered into a Security Agreement dated as of May 15, 1996 (as amended from time to time, the "Security Agreement").

          Pursuant to the Security Agreement, the Grantor has granted, conveyed, pledged, assigned and transferred to IDI, for itself and for the ratable benefit of the purchasers (the "Purchasers") listed on the signature pages of the Note and Preferred Stock Purchase Agreement, dated as of May 14, 1996, by and between the Grantor and the Purchasers, a security interest in insurance policies, including the above reference insurance policy, and all rights and claims therein and thereunder (including prepaid and unearned premiums) to secure the payment, performance and observance of the Secured Obligations as defined in the Security Agreement.

Dated:  May __, 1996

                               FOREVER YOURS, INC., A CALIFORNIA
                               CORPORATION


                               By:
                               Name:  Dana Arnold
                               Title:  President

                                               EXHIBIT 3.1.6.

                              FORM OF

          NOTICE OF SECURITY INTEREST IN DEPOSIT ACCOUNT



[Addressee]

     Re:  Notice of Security Interest in Deposit Accounts of
          FOREVER YOURS, INC.


          NOTICE IS HEREBY GIVEN, in accordance with Section 9302 of the California Uniform Commercial Code, that FOREVER YOURS, INC., a California corporation (the "Grantor"), with an office located at 667 Rancho Conejo, Newbury Park, California 91320, and INTERNATIONAL DIGITAL INVESTORS, L.P., a Delaware limited partnership ("IDI"), with an office located at 40304 Fisher Island Drive, Fisher Island, Florida 33109, have entered into a Security Agreement dated as of May 15, 1996 (as amended from time to time, the "Security Agreement").

          Pursuant to the Security Agreement, the Grantor has granted, conveyed, pledged, assigned and transferred to IDI, for itself and for the ratable benefit of the purchasers (the "Purchasers") listed on the signature pages of the Note and Preferred Stock Purchase Agreement, dated as of May 14,
1996, by and between the Grantor and the Purchasers, a security interest in all of its deposit accounts, wherever located, including the accounts listed on the attached schedule (all deposit accounts from time to time maintained with the bank or other financial institution to which this notice is addressed (the "Depositary") being the "Accounts").

          By its signature below, the Depositary confirms that it has not received any notice of a security interest in the Accounts from any person or entity and agrees as follows:

          1. It will notify IDI by telecopier at the following address and number of any levy upon any deposit account of the Grantor maintained with you:

               International Digital Investors, L.P.
                     40304 Fisher Island Drive
                   Fisher Island, Florida 33109
                Attn:  Jeff Safchik, Vice President
                     Telecopier:  305-534-1129

          2. It will provide IDI, upon request, with copies of all statements sent by the Depositary to the Grantor with respect to and all checks written by the Grantor on the Accounts.

          3. It waives and agrees not to assert, claim or exercise any right of set-off, banker's lien or similar right with respect to the Accounts or the funds from time to time contained therein.

          4. The agreements of the Depositary set forth in this Notice may not be revoked by the Depositary at any time while any Accounts are maintained by the Grantor with the Depositary.

          This Notice may be executed in one or more counterparts, all of which shall constitute but one document.

Dated:  May 15, 1996

                               INTERNATIONAL DIGITAL
                               INVESTORS, L.P., A DELAWARE LIMITED
                               PARTNERSHIP

                                    By: IDI Corp., a Delaware
                                    corporation, its general
                                    partner

                                         By:______________________
                                         Name:  Jeff Safchik
                                         Title: Vice President



                               FOREVER YOURS, INC., A CALIFORNIA
                               CORPORATION

                               By:_________________________
                               Name:  Dana Arnold
                               Title:  President

AGREED AND ACCEPTED:

[DEPOSITARY BANK]

By: _______________________
Name: _____________________
Title: ____________________

                             EXHIBIT I

                      SOV SECURITY AGREEMENT

          SOV SECURITY AGREEMENT, dated as of May 15, 1996 (as amended from time to time, this "Agreement"), by STYLES ON VIDEO, INC., a Delaware corporation (the "Grantor"), and INTERNATIONAL DIGITAL INVESTORS, L.P., a Delaware limited partnership ("IDI"), for itself and as collateral agent for the ratable benefit of the purchasers (the "Purchasers") listed on the signature pages to that certain Note and Preferred Stock Purchase Agreement (the "Purchase Agreement"), of even date herewith, by and among the Grantor, Forever Yours, Inc., a California corporation and an 80%-owned subsidiary of the Grantor ("FYI"), and the Purchasers.

                          R E C I T A L S

          A. The Purchasers have agreed to purchase and the Grantor and FYI have agreed to issue and sell from time to time, subject to the terms and conditions contained in the Purchase Agreement, 10% Senior Notes due June 30, 1998 of the Grantor and FYI (the "Notes"), and 500 shares of 10% Senior Series B Convertible Preferred Stock, $.001 par value per share, of the Grantor (the "Series B Preferred Stock").

          B. The Grantor has guarantied the obligations of FYI under the Purchase Agreement, the Notes and the Additional Related Agreements pursuant to that certain General Continuing Guaranty, of even date herewith (the "SOV Guaranty") by the Grantor in favor of the Purchasers, as beneficiaries.

          C. In consideration of the purchase of the Notes and the Series B Preferred Stock by the Purchasers and as security for the obligations of the Grantor under the Purchase Agreement, the Notes, the SOV Guaranty and the Additional Related Agreements, the Grantor has agreed to grant to IDI, as collateral agent for the ratable benefit of the Purchasers, a security interest in the collateral described herein, as set forth herein.

                         A G R E E M E N T

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE 1.

                  DEFINITIONS AND RELATED MATTERS

          SECTION 1.1. DEFINITIONS. Terms with initial capital letters not otherwise defined in this Agreement have the meanings set forth in Exhibit A to the Purchase Agreement. In addition, the following terms with initial capital letters have the following meanings:

          "ACCOUNT DEBTOR" means any Person who is or may become obligated to Grantor on any Receivable.

          "ACCOUNTS" is defined in Section 2.1.1.

          "AGREEMENT" is defined in the Preamble.

          "APPLICABLE LAW" means all applicable provisions of all
(i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments and decrees of any Governmental Authority.

          "APPROVALS" is defined in Section 2.1.10.5.

          "CHARGES" means all federal, state, county, city, municipal or other taxes, liens, assessments or charges that, if not paid when due, may result in a Lien of any Government
Authority.

          "CHATTEL PAPER" is defined in Section 2.1.3.

          "COLLATERAL" is defined in Section 2.1.

          "CONTRACTUAL OBLIGATIONS" is defined in Section 4.6.1.

          "DEFAULT" means any event that, after notice or lapse of time, or both, would become an Event of Default.

          "DOCUMENTS" is defined in Section 2.1.8.

          "EQUIPMENT" is defined in Section 2.1.6.

          "EVENT OF DEFAULT" is defined in Section 5.1.

          "FIXTURES" is defined in Section 2.1.7.

          "FYI" is defined in the Recitals.

          "GENERAL INTANGIBLES" is defined in Section 2.1.10.

          "GOVERNMENTAL AUTHORITY" means any nation, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

          "GRANTOR" is defined in the Preamble.

          "IDI" is defined in the Preamble.

          "INVENTORY" is defined in Section 2.1.5.

          "NOTES RECEIVABLE" is defined in Section 2.1.2.

          "NOTES" is defined in the Recitals

          "PATENTS, TRADEMARKS AND COPYRIGHTS" is defined in
Section 3.6.

          "PLEDGED COLLATERAL" is defined in Section 4.8.

          "PROCEEDS" is defined in Section 2.1.14.

          "RECEIVABLES" means Accounts, Notes Receivable, Chattel
Paper and other rights to the payment of money.

          "SECURED OBLIGATIONS" is defined in Section 2.2.

          "SECURITIES" is defined in Section 2.1.9.

          "SECURITY INTEREST" is defined in Section 2.1.

          "SOV GUARANTY" is defined in the Recitals.

          "SUPPLEMENTAL DOCUMENTATION" means financing statements, continuation statements, warehouse receipts, bills of lading, assignments of accounts, patents, trademarks or copyrights, schedules of Collateral, mortgages and other instruments or documents necessary or requested by IDI (i) to create, perfect and maintain perfected the Security Interest in any Collateral or (ii) to enable IDI to receive all interest, dividends and distributions from time to time paid with respect to, and all Proceeds of, all Collateral which IDI is entitled to receive hereunder.

          "UCC" means the Uniform Commercial Code (as amended from time to time) of the State of California.

          SECTION 1.2. RELATED MATTERS.

          1.2.1. TERMS USED IN THE UCC. Unless the context clearly otherwise requires, all lower-case terms used and not otherwise defined herein that are used or defined in Article 9 (or any equivalent subpart) of the UCC have the same meanings herein.

          1.2.2. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting and "or" has inclusive meaning represented by the phrase "and/or". The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals and all Schedules and Exhibits) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, recital, preamble and schedule references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law "as amended" or "as amended from time to time," or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications not prohibited by the Additional Related Agreements.

          1.2.3. GOVERNING LAW. Except to the extent otherwise required by Applicable Law, the UCC shall govern the attachment, perfection, priority and enforcement of the Security Interest and all other matters to which the UCC applies pursuant to the terms thereof. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (other than choice of law rules that would require the application of the laws of any other jurisdiction).

          1.2.4. HEADINGS. The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.

          1.2.5. SEVERABILITY. If any provision of this Agreement or any Lien or other right hereunder shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision, Lien or other right shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions herein or any other Lien or right granted hereby or the validity, legality or enforceability of such provision, Lien or right in any other jurisdiction.


                            ARTICLE 2.

            THE SECURITY INTEREST; SECURED OBLIGATIONS

          SECTION 2.1. SECURITY INTEREST. To secure the payment and performance of the Secured Obligations as and when due, the Grantor hereby grants, conveys, pledges, assigns and transfers to IDI for itself and for the ratable benefit of the Purchasers, a security interest (the "Security Interest") in, all right, title, claim, estate and interest of the Grantor in and to all property and interests in property, whether now owned and existing or hereafter acquired or arising, and wherever located (such property and interests in property being, collectively, the "Collateral"), including the following:

          2.1.1. Any and all rights to payment for goods sold or leased or for services rendered, including any such rights evidenced by Chattel Paper, whether due or to become due and whether or not earned by performance (excluding any such rights evidenced by Notes Receivable, the "Accounts");

          2.1.2. Any and all negotiable instruments, promissory notes, acceptances, drafts, checks, certificates of deposit and other writings that evidence a right to the payment of money by any other Person, including the writings listed on Schedule 2.1.2 (the "Notes Receivable");

          2.1.3. Any and all chattel paper, including writings that evidence both a monetary obligation and a security interest in or lease of specific goods (the "Chattel Paper");

          2.1.4. Any and all rights to payment;

          2.1.4.1. to the extent not included in Accounts, Notes Receivable or Chattel Paper, receivables from any credit or charge card company (such as Visa, Mastercard, American Express and Diner's Club), whether arising out of or relating to the sale of goods and services by the Grantor or otherwise; and

          2.1.4.2. of money not listed above and any and all rights, titles, interests, securities, Liens and guaranties evidencing, securing, guaranteeing payment of or in any way relating to any Receivables;

          2.1.5. Any and all goods that may at any time be held for sale or lease or to be furnished under any contract of service, be so leased or furnished, or constitute raw materials, work in process, parts, supplies or materials that are or might be used or consumed in a business or in connection with the manufacture, selling or leasing of such goods ("Inventory");

          2.1.6. Any and all equipment and other goods (excluding Inventory), including the following personal property, including machinery, machine tools, office machinery (including computers, typewriters and duplicating machines), motor vehicles, trailers, rolling stock, motors, pumps, controls, tools, parts, works of art, furniture, furnishings and trade fixtures, all athletic equipment and supplies, and all molds, dies, drawings, blueprints, reports, catalogs and computer programs related to any of the above (together with all related property described in Section 2.1.12, the "Equipment");

          2.1.7. Any and all fixtures, including machinery, equipment or appliances for generating, storing or distributing air, water, heat, electricity, light, fuel or refrigeration, for ventilating or sanitary purposes, elevators, safes, laundry, kitchen and athletic equipment, trade fixtures, and telephone, television and other communications equipment (the "Fixtures");

          2.1.8. Any and all documents, whether or not negotiable, including bills of lading, warehouse receipts, trust receipts and the like (the "Documents");

          2.1.9. Any and all stocks, bonds, general and limited partnership interests, joint venture interests and other securities, subscription rights, options, warrants, puts, calls and other rights with respect thereto, and investment and brokerage accounts (the "Securities");

          2.1.10. Any and all general intangibles, contract rights and other property described below (together with any property listed under Section 2.1.4 above, the "General
Intangibles"), including the following:

          2.1.10.1. deposit and other accounts, including demand, time savings, passbook and like accounts maintained with any bank, savings and loan association, credit union, brokerage or other institution (including the deposit accounts listed on Schedule 2.1.10.1), and any and all money, instruments and other property from time to time deposited therein or credited thereto, or received, receivable or otherwise distributed therefrom, in respect thereof or in exchange therefor, including all interest accruing thereon;

          2.1.10.2. insurance policies and all rights and claims therein or thereunder (including prepaid and unearned premiums), including insurance against casualty (including by fire or earthquake) or liability (including against environmental cleanup costs), title insurance, business interruption insurance and builders risk insurance, whether covering personal or real property;

          2.1.10.3. (i) any rights, claims, judgments, awards, orders or decrees arising out of or in connection with any judicial action, litigation, arbitration, mediation or other proceedings, including the matter captioned Styles on Video
     v. Kellogg & Andelson and any matters related to the malpractice claim of Grantor against Kellogg & Andelson and/or their insurers, and including any proceeds generated by any such action, whether through settlement or judgment (including any claims or rights to payment or proceeds under any insurance policy insuring Grantor, FYI, the defendant in such action or any other Person) and (ii) any and all rights in the escrow account established in connection with the Collateral described in clause (i) above (including without limitation any and all rights to any cash and/or securities on deposit therein) (these provisions being intended to create a Lien on such property under Sections 2881 and 2883 of the California Civil Code, in addition to any Liens under the UCC.)

          2.1.10.4. any and all leases of real or personal property, licensing agreements and other contracts, and all guarantees, warranties, royalties, license fees and rights under such contracts;

          2.1.10.5. any and all Governmental Approvals, including permits, licenses, certificates of use and occupancy (or their equivalents) and zoning and other approvals, and tax and other refunds, compensation, awards, payments and relief given or made by any Governmental Authority (including condemnation awards) (the "Approvals");

          2.1.10.6. deposits, surety and other bonds, choses and things in action, goodwill, computer programs, computer software (including all source and object codes, all media of any type or nature on which such source or object codes are reproduced, copied, stored or maintained), technology processes, proprietary information, patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, service marks, trade and other names, trade secrets and customer lists, including the intellectual property rights listed on Schedule 2.1.10.6;

          2.1.10.7. Any rights, claims, judgements, awards, orders or decrees arising out of or in connection with any tax refund or credit by the Internal Revenue Service or any state taxing authority to the Grantor with respect to any fiscal year of the Grantor or under any tax return that has been or is filed with respect to any fiscal year of the Grantor.

          2.1.11. Any and all books and records (including ledgers, correspondence, credit files, computer software, computer storage media and electronically recorded data) pertaining to the Grantor or any of the foregoing and all equipment, receptacles, containers and cabinets therefor;

          2.1.12. Any and all accessions, appurtenances, components, repairs, repair parts, spare parts, renewals, improvements, replacements, substitutions and additions to, of or with respect to any of the foregoing;

          2.1.13. Any and all rights, remedies, powers and privileges of the Grantor with respect to any of the foregoing;
and

          2.1.14. Any and all proceeds and products of any of the foregoing, whether now held and existing or hereafter acquired or arising, (collectively, the "Proceeds"). "Proceeds" shall include (i) whatever is now or hereafter received by the Grantor upon the sale, exchange, collection, other disposition or operation of any item of Collateral, whether such proceeds constitute accounts, general intangibles, instruments, securities, documents, letters of credit, chattel paper, deposit accounts, money, goods or other personal property, (ii) any items that are now or hereafter acquired by the Grantor with any Proceeds of Collateral, (iii) any amounts now or hereafter payable under any insurance policy by reason of any loss of or damage to any Collateral or the business of the Grantor including the insurance Proceeds, (iv) all rights to payment for the sale of services or products in connection with the business of the Grantor and (v) the right to further transfer, including by pledge, mortgage, license, or assignment or sale, any of the foregoing.

          SECTION 2.2. SECURED OBLIGATIONS. The Security Interest shall secure the due and punctual payment and performance of any and all present and future obligations and liabilities of the Grantor of every type or description to IDI, the Purchasers or any Person entitled to indemnification under the Purchase Agreement and any other Additional Related Agreement:

          2.2.1. arising under or in connection with the Purchase
Agreement, the Notes or the SOV Guaranty whether for principal of or premium (if any) or interest on the Notes, expenses, indemnities or other amounts (including attorneys' fees and expenses); or

          2.2.2. arising under or in connection with this Agreement or any other Additional Related Agreement, including for reimbursement of amounts permitted to be advanced or expended by IDI (i) to satisfy amounts required to be paid by the Grantor under this Agreement or any other Additional Related Agreement for claims and Charges, together with interest thereon to the extent provided or (ii) to maintain or preserve any Collateral or to create, perfect, continue or protect any Collateral or the Security Interest therein, or its priority;

in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable (all obligations and liabilities described in this Section 2.2. are collectively referred to as the "Secured Obligations").

                            ARTICLE 3.

                  WARRANTIES AND REPRESENTATIONS

          The Grantor represents and warrants that all representations and warranties made with respect to it, its assets and its obligations in the Purchase Agreement are true and correct and makes the following additional representations and warranties, all of which shall survive until termination of this Agreement pursuant to Section 6.7.

          SECTION 3.1. FILINGS. ETC.

          3.1.1. Duly executed financing statements containing a correct description of the Collateral have been delivered to IDI for filing in every governmental office in every state, county and other jurisdiction in which the principal or any other place of business or the chief executive office of the Grantor, or any portion of the Collateral, is located and in each jurisdiction in which such action is necessary to establish a valid and perfected Lien in favor of IDI in all Collateral in which a Lien may be perfected by filing, and no further or subsequent filing, recording or registration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements.

          3.1.2. Upon request of IDI and, in any event if the insurer under any insurance policy is located outside of the State of California, the Grantor will deliver to IDI the original of such insurance policy in order to perfect the Security
Interest of IDI in such insurance policy.

          3.1.3. All Pledged Collateral has been delivered to IDI to the extent required hereby.

          3.1.4. The Grantor has executed and delivered to IDI for filing with the United States Patent and Trademark Office a written notice in the form of Exhibit 3.1.4, duly completed and executed, with respect to each of the Patents, Trademarks and Copyrights in which the Grantor has an interest and all other Supplemental Documentation necessary to perfect the Security Interest with respect to all Patents, Trademarks and Copyrights has been delivered to IDI for filing in the appropriate governmental office.

          3.1.5. The Grantor has executed and delivered to IDI for transmittal to the insurers under each insurance policy a written notice in the form of Exhibit 3.1.5 properly addressed and duly completed and executed, with respect to each insurance policy in which the Grantor has an interest.

          3.1.6. The Grantor has executed and delivered to IDI for filing with an appropriate officer of each financial institution with which the Grantor maintains any deposit account a written notice in the form of Exhibit 3.1.6 duly completed and executed, with respect to each deposit account so maintained by it.

          SECTION 3.2. LOCATIONS OF COLLATERAL. OFFICES AND NAMES. (i) The Grantor's chief executive office and principal place of business is located at the address set forth on Schedule 3.2, (ii) all other places of business of the Grantor and all other locations at which any tangible Collateral or books and records related to any Collateral are (or during the past four months were) located are set forth on Schedule 3.2, (iii) the Grantor's federal tax identification number is set forth on
Schedule 3.2, and (iv) there are no prior or current trade or legal names used to identify the Grantor in its business or in the ownership of its properties other than those set forth on
Schedule 3.2.

          SECTION 3.3. TITLE TO COLLATERAL: VALIDITY AND
PERFECTION OF SECURITY INTEREST: ABSENCE OF OTHER LIENS.

          3.3.1. The Grantor has good and marketable title to, or valid and subsisting leasehold interests in, all Collateral reflected on its financial statements as being owned or leased by it and "rights" in all other Collateral within the meaning of
Section 9-203 of the UCC.

          3.3.2. The Security Interest constitutes a valid and, upon the filing of financing statements covering the Collateral and other documents referred to in Section 3.1 with the appropriate Governmental Authorities or other Persons referred to in such Section, perfected Lien in all of the Collateral and secures payment and performance of the Secured Obligations. The Collateral is free and clear of all Liens other than the Security Interest and those permitted under the Purchase Agreement and the Existing Note Agreement.

          3.3.3. Except for financing statements in favor of IDI and those permitted under the Purchase Agreement and the Existing
Note Agreement, the Grantor has filed no now-effective financing statement covering the Collateral.

          SECTION 3.4. INSURANCE CLAIMS AND JUDGMENTS. Except as set forth on Schedule 3.4, there are no Liens on the Collateral described in Section 2.1.10.3.

          SECTION 3.5. NOTES RECEIVABLE. Schedule 2.1.2 lists all
Notes Receivable of the Grantor. There are no setoffs or counterclaims or disputes existing or asserted with respect to any such Notes Receivable.

          SECTION 3.6. PATENTS, TRADEMARKS AND COPYRIGHTS.
Schedule 2.1.10.6 lists all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights and copyright applications (collectively, "Patents Trademarks and Copyrights") in which the Grantor has an interest. Except as disclosed on Schedule 2.1.10.6, all Patents, Trademarks and Copyrights are valid and enforceable and the relevant Grantor is the sole and exclusive owner of each of the Patents, Trademarks and Copyrights, free and clear of any Liens (including licenses, shop rights and covenants not to sue listed on Schedule 2.1.10 6.)

                            ARTICLE 4.

                     COVENANTS AND AGREEMENTS

          SECTION 4.1. FURTHER ASSURANCES. The Grantor shall, at its own expense, perform such acts as may be necessary, or that IDI may request at any time, to assure the attachment, perfection and first priority of the Security Interest, to exercise the rights and remedies of IDI hereunder or to carry out the intent of this Agreement. Without limitation, the Grantor shall execute and deliver (or cause any third party to execute and deliver) to IDI, at any time and from time to time, all Supplemental Documentation, in form and substance acceptable to IDI. Without limiting the generality of the foregoing, the Grantor shall give all notices to insurers under the insurance policies and to do all other things necessary to assure the attachment and first priority (subject to the security interest granted herein pursuant to the Existing Collateral Documents and pursuant to the security agreement executed to secure the Temporary Loan) of the Security Interest in the insurance policies and any claims, rights to payment or proceeds thereof.

          SECTION 4.2. INSPECTION AND VERIFICATION. The Grantor shall keep or cause to be kept accurate and complete records of the Collateral at the Grantor's chief executive office. IDI and its employees and agents shall have the right, at all times during the Grantor's usual business hours upon reasonable notice, to (i) inspect, and verify the quality, quantity, value and condition of, or any other matter relating to, the Collateral,
(ii) inspect all records relating thereto and to make (or require the Grantor to provide) copies of such records and (iii) enter upon all premises upon which any of the Collateral is located. Notwithstanding the foregoing, IDI shall not contact third parties in making such inspection or verification unless an Event of Default shall then exist.

          SECTION 4.3. POWER OF ATTORNEY. Grantor hereby irrevocably appoints IDI and its employees and agents as the Grantor's true and lawful attorneys-in-fact, with full power of substitution, (i) to do all things required to be done by the Grantor under this Agreement or the other Additional Related Agreements and (ii) to do all things that IDI may deem necessary or advisable to assure the attachment, perfection and priority of the Security Interest or otherwise to exercise the rights and remedies of IDI hereunder or carry out the intent of this Agreement, in each case irrespective of whether an Event of Default then exists (except as provided in Section 4.3.4, and at the Grantor's expense.) Without limitation, IDI and its officers and agents shall be entitled to do all of the following, as fully as the Grantor might:

          4.3.1. to sign the name of the Grantor on any Supplemental Documentation and to deliver and file such Supplemental Documentation to or with such Persons as IDI, in its discretion, may elect;

          4.3.2. to sign any certificate of ownership, registration card, application therefor, affidavits or documents necessary to transfer title to any of the Collateral, to receive and receipt for all licenses, registration cards and certificates of ownership;

          4.3.3. to affix, by facsimile signature or otherwise, the general or special endorsement of the Grantor, in such manner as IDI shall deem advisable, to any Pledged Collateral that has been delivered to or obtained by IDI without appropriate endorsement or assignment; and

          4.3.4. during the existence of an Event of Default, without notice to the Grantor and at such time or times as IDI in its discretion may determine, in the Grantor's or in IDI's name

          4.3.4.1. to collect any and all amounts due to the Grantor from Account Debtors with respect to Receivables by legal proceedings or otherwise;

          4.3.4.2. to make, settle and adjust any claims under insurance policies, and to make any decisions with respect thereto; and

          4.3.4.3. to attend and vote at any and all meetings of the holders of Securities and to execute any and all written consents of such holders with the same effect as if the Grantor had personally attended and voted at such meetings or had personally signed such consents.

          IDI shall be under no obligation whatsoever to take any of the foregoing actions, and, absent bad faith or willful misconduct, IDI and its Affiliates, shareholders, directors, officers, employees and agents shall have no liability or responsibility for any act taken or omitted with respect thereto. A copy of this Agreement and, if applicable, a statement by IDI that an Event of Default exists shall be conclusive evidence of IDI's right to act under this Section 4.3 as against all third parties.

          SECTION 4.4. CHANGES OF LOCATIONS OF COLLATERAL, OFFICES, NAME OR STRUCTURE. The Grantor shall not remove any Collateral, books or records to, or keep any Collateral, books or records or do business at, a location not set forth on Schedule 3.2, adopt a trade name or change its name, chief executive office, principal place of business, identity or corporate structure without the prior written consent of IDI.

          SECTION 4.5. PAYMENT OF CHARGES AND CLAIMS. The Grantor shall pay (i) all Charges imposed upon any Collateral and (ii) all claims (including claims for labor, services and materials) that have become due and payable and, under Applicable Law, have or may become Liens upon any Collateral, in each case before any penalty shall be incurred with respect thereto; provided that, unless foreclosure, levy or similar proceedings shall have commenced, the Grantor need not pay or discharge any such Charges or claims so long as the validity or amount thereof is being contested in good faith and by appropriate proceedings and so long as adequate reserves therefor have been established in accordance with GAAP. If the Grantor fails to pay or obtain the discharge of any Charge, claim or Lien required to be paid or discharged under this Section 4.5 and asserted against all or a portion of the Collateral, IDI may, at any time and from time to time, in its discretion and without waiving or releasing any obligation of the Grantor under this Agreement or the other Additional Related Agreements or waiving any Default or Event of Default, make such payment, obtain such discharge or take such other action with respect thereto as IDI deems advisable.

          SECTION 4.6. CONTINUING OBLIGATIONS OF THE GRANTOR;
INDEMNITY.

          4.6.1. The Grantor shall remain liable to observe and perform all agreements and other obligations relating to or included in the Collateral (the "Contractual Obligations") in accordance with their respective terms. IDI shall not have any duty, obligation or liability under or with respect to any such Contractual Obligations, whether by reason of or arising out of this Agreement, the receipt by IDI of any payment relating to any such Contractual Obligation or otherwise, and the Grantor agrees to indemnify and hold harmless IDI from any and all such obligations and liabilities.

          4.6.2. IDI shall not have any duty of care with respect to the Collateral, other than an obligation to exercise reasonable care with respect to Collateral in its possession; provided that (i) IDI shall be deemed to have exercised reasonable care if Collateral in its possession is accorded treatment substantially comparable to that which such IDI accords its own property, and (ii) IDI shall have no obligation to take any actions to preserve rights against other parties or property with respect to any Collateral. Without limitation, IDI shall (A) bear no risk or expense with respect to any Collateral and (B) have no duty with respect to calls, conversions, presentments, maturities, notices or other makers relating to Pledged Collateral, or to maximize interest or other returns with respect thereto.

          4.6.3. IDI may at any time deliver or redeliver the Collateral or any part thereof to the Grantor and the receipt of any of the same by the Grantor shall be complete and full acquittance for the Collateral so delivered, and IDI thereafter shall be discharged from any liability or responsibility therefor.

          4.6.4. The Grantor hereby agrees to indemnify and hold harmless IDI and its Affiliates, shareholders, directors, officers, employees and agents against any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Agreement or any action taken or omitted by them hereunder, except to the extent a court holds in a final and nonappealable judgment that they resulted from the gross negligence or willful misconduct of such Persons.

          SECTION 4.7. SALE OF COLLATERAL; FURTHER ENCUMBRANCES. The Grantor shall not (i) except for dispositions of Inventory in the ordinary course of the Grantor's business (collectively, "Permitted Sales") sell, lease or otherwise dispose of any Collateral, or any interest therein, or (ii) except for Liens permitted under the Purchase Agreement and the Existing Note Agreement, grant or suffer to exist any Lien in or on any Collateral or sign or authorize the filing of any financing statement with respect to any of the Collateral. Concurrently with any Permitted Sale, the Security Interest shall automatically be released from the Collateral so disposed of; provided, however, that the Security Interest shall continue in the Proceeds thereof. If any Collateral, or any interest therein, is disposed of in violation of these provisions, the Security Interest shall continue in such Collateral or interest notwithstanding such disposition, the Person to which the Collateral or interest is being transferred shall be bound by this Agreement, and the Grantor shall deliver all Proceeds thereof to IDI to be held as Collateral hereunder.

          SECTION 4.8. DELIVERY OF PLEDGED COLLATERAL. The Grantor shall deliver to IDI, together with appropriate endorsements or documentation of assignment thereof acceptable to IDI, any and all Notes Receivable or Chattel Paper having a face amount, negotiable Documents evidencing title to any Collateral having a fair market value, and all certificated Securities having a fair market value, individually or in the aggregate, equal to or greater than $10,000 (collectively, the "Pledged Collateral".

          SECTION 4.9. PROTECTION OF SECURITY; NOTICE OF LEVY. The Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and against all claims and demands and to preserve, protect and defend the Security Interest and the priority thereof, against any adverse Liens. The Grantor will promptly notify IDI of any attachment or other legal process levied against any Collateral.

          SECTION 4.10. EQUIPMENT AND FIXTURES. The Grantor, at its expense, shall cause the Equipment and Fixtures to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted. In the case of any loss or damage to any of the Equipment or Fixtures, the Grantor shall, as promptly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end and promptly furnish to IDI a written report with respect to any loss or damage in excess of $10,000 to any Equipment or Fixtures.

                            ARTICLE 5.

         EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

          SECTION 5.1. EVENT OF DEFAULT. The occurrence of one or more "Events of Default" (as defined in the Purchase Agreement or the Notes) shall constitute an "Event of Default. "

          SECTION 5.2. REMEDIES. If an Event of Default occurs, then, whether or not all the Secured Obligations shall have become immediately due and payable:

          5.2.1. In addition to all its other rights, powers and remedies under this Agreement and Applicable Law, IDI shall have, and may exercise, any and all of the rights, powers and remedies of a secured party under the UCC, all of which rights, powers and remedies shall be cumulative and not exclusive, to the extent permitted by Applicable Law.

          5.2.2. IDI shall have the right, all at IDI's sole option and as IDI in its discretion may deem necessary or advisable, to do any or all of the following:

          5.2.2.1. to foreclose the Security Interest by any available judicial procedure or without judicial process;

          5.2.2.2. to enter upon the premises of the Grantor or any other place or places where Collateral is located through self-help and without judicial process, without giving the Grantor notice and opportunity for a hearing on the validity of IDI's claim and without any obligation to pay rent;

          5.2.2.3. to inspect and appraise the Collateral and to prepare, repair, assemble or process the Collateral for sale, lease or other disposition;

          5.2.2.4. to remove Collateral to the premises of IDI or any other location selected by IDI, for such time as IDI may desire, for any purpose not prohibited hereby;

          5.2.2.5. to apply any Collateral or any other assets of the Grantor in the possession of IDI to the Secured
     Obligations;

          5.2.2.6. to notify Account Debtors and other obligers on the Collateral that the Collateral has been assigned to IDI and that all payments thereon are to be made directly and exclusively to or as specified by IDI;

          5.2.2.7. to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral;

          5.2.2.8. to enter into any extension or reorganization agreement or any other agreement relating to or affecting the Collateral and, in connection therewith, deposit or surrender control of any Collateral or accept other property in exchange therefor;

          5.2.2.9. to settle, compromise or release, on terms acceptable to IDI, in whole or in part, any amounts owing on the Collateral or any insurance thereof or relating thereto or any disputes with respect thereto or such insurance;

          5.2.2.10. to receive, open and dispose of all mail addressed to the Grantor and notify postal authorities to change the address for delivery thereof to such address as IDI may designate, provided that IDI agrees that it will promptly deliver over to the Grantor any such opened mail as does not relate to the Collateral;

          5.2.2.11. to exercise all rights and powers under Contractual Obligations included in the Collateral, including any right of termination; and

          5.2.2.12. to exercise any and all other rights, powers, privileges and remedies of an owner of the Collateral.

          5.2.3. The Grantor shall, at IDI's request, assemble the Collateral and make it available to IDI at a place to be designated by IDI. The Grantor shall make available to IDI all computer and other equipment of the Grantor containing books and records pertaining to the Collateral (and the assistance of the employees of the Grantor having responsibility for such equipment) and to use such computer and other equipment at no charge for the purpose of obtaining information pertaining to the Collateral, including by making copies of computer and other files and records.

          5.2.4. Until IDI is able to effect a sale, lease or other disposition of Collateral or any part thereof, IDI shall have the right to use, process or operate the Collateral or any part thereof to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by IDI. IDI shall have the right, without notice or demand, either in person or by agent, and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure, waive or affect an Event of Default or notice thereof or invalidate any act done pursuant to such notice.

          5.2.5. IDI may, if it so elects, as a matter of strict right and without regard to the then value of the Collateral, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of IDI's remedies with respect to such appointment without prior notice or hearing. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by the court.

          5.2.6. IDI shall have the right to sell, lease, or otherwise dispose of all or any Collateral in its then existing condition, or after any further assembly, manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Section 5.4, in lots or in bulk, for cash or on credit, with or without representations or warranties, all as IDI, in its discretion, may deem advisable. IDI shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. If sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by IDI until the sale price is paid by the purchaser or purchasers thereof, but IDI shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. IDI shall have the right to conduct such sales on the Grantor's premises or elsewhere and shall have the right to use the Grantor's premises without charge for such sales for such duration as IDI deems necessary or advisable. The Collateral need not be present at any such sales. To the extent necessary or desirable, in the judgment of IDI, to enable IDI to dispose of Collateral following an Event of Default, IDI is authorized, without any obligation for rent, license fees or other charge, to use the supplies, equipment, facilities and space at the Grantor's place of business and is hereby granted a license or other right to use, without charge, the Patents, Trademarks and Copyrights, trade secrets, names, trade names, customer lists, labels, advertising matter, and all property of a similar nature that the Grantor owns or is entitled to use, as it pertains to any Collateral, in preparing, repairing, assembling, processing, advertising for sale or lease or otherwise in connection with the disposition of any Collateral, and the Grantor's rights under all licenses and all franchise agreements shall to such extent and for such purpose inure to IDI's benefit. IDI may purchase all or any part of the Collateral at public or, if permitted by Applicable Law, private sale, and in lieu of actual payment of the purchase price, IDI may apply against such purchase price any amount of the Secured Obligations. The Grantor agrees that any sale of Collateral conducted by IDI in accordance with the foregoing provisions of this Section and Section 5.3 shall be deemed to be a commercially reasonable sale under Section 9-504 of the UCC.

          SECTION 5.3. APPLICATION OF PROCEEDS.

          5.3.1. Any cash proceeds received by IDI in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral following the occurrence of an Event of Default (including any insurance proceeds) may be held by IDI as Collateral and/or then or at any time thereafter applied as follows:

          5.3.1.1. first, to IDI to pay all advances, charges, costs and expenses payable to IDI pursuant to Section 6.1;
     and

          5.3.1.2. second, to pay the Secured Obligations in the order determined by IDI.

          5.3.2. The Grantor and any other Person then obligated therefor shall pay to IDI on demand any deficiency with regard to the Secured Obligations that may remain after such sale, collection or realization of, from or upon the Collateral.

          5.3.3. Payments received from any third party on account of any Collateral shall not reduce the Secured
Obligations until paid in cash to IDI. The application of proceeds by IDI shall be without prejudice to IDI's rights as against the Grantor or other Persons with respect to any Secured
Obligations that may then be or remain unpaid.

          5.3.4. If at any time after an Event of Default the Grantor receives any collections upon or other Proceeds of any Collateral, whether in the form of cash, Notes Receivable or otherwise, such Proceeds shall be received in trust for IDI and the Grantor shall keep all such Proceeds separate and apart from all other funds and property so as to be capable of identification as the property of IDI and promptly deliver such Proceeds to IDI in the identical form received.

          SECTION 5.4. NOTICE OF SALE.

          Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, IDI will send or otherwise make available to the Grantor reasonable notice of the time and place of any public sale or of the time on or after which any private sale of any Collateral is to be made. The Grantor agrees that any notice required to be given by IDI of a sale or other disposition of Collateral, or any other intended action by IDI, that is received in accordance with the provisions set forth in Section 6.4 five days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Grantor. IDI may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this Section 5.4.

                            ARTICLE 6.

                              GENERAL

          SECTION 6.1. IDI'S EXPENSES, INCLUDING ATTORNEYS' FEES. Regardless of the occurrence of an Event of Default, the Grantor agrees to pay to IDI any and all advances, charges, costs and expenses, including the reasonable fees and expenses of counsel and any experts or agents, that IDI may reasonably incur in connection with (i) the administration of this Agreement, including any amendment hereto, (ii) the creation, perfection or continuation of the Security Interest or protection of its priority or the Collateral, including the discharging of any prior or junior Lien or adverse claim against the Collateral or any part thereof, (iii) the custody, preservation or sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights, powers or remedies of IDI under this Agreement or under Applicable Law (including attorneys' fees and expenses incurred by IDI in the collection of Collateral deposited with IDI and amounts incurred in connection with the operation, maintenance or foreclosure of the Security Interest) or any bankruptcy proceeding or (v) the failure by the Grantor to perform or observe any of the provisions hereof. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest for the period from the date of demand at a rate of interest equal to the lesser of (i) 10% per annum (based on a year of 365 or 366 days, as the case may be) or (ii) the maximum rate allowed by Applicable Law, from and including the due date to and excluding the date of payment.

          SECTION 6.2. AMENDMENTS AND OTHER MODIFICATIONS. No amendment of any provision of this Agreement (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by the Grantor and IDI. Any waiver or consent relating to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

          SECTION 6.3. CUMULATIVE REMEDIES; FAILURE OR DELAY. The rights and remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to IDI under Applicable Law, the Purchase Agreement and the other Additional Related Agreements or otherwise. No failure or delay on the part of IDI in the exercise of any power, right or remedy under this Agreement shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

          SECTION 6.4. NOTICES. ETC. All notices and other communications under this Agreement shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid) or by prepaid telecopy, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section 6.4, notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telecopier numbers) indicated on the signature pages of the Purchase Agreement.

          SECTION 6.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and, subject to the next sentence, inure to the benefit of the Grantor and IDI and their respective successors and assigns. The Grantor shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of IDI. The benefits of this Agreement shall pass automatically with any assignment of the Secured Obligations (or any portion thereof), to the extent of such assignment.

          SECTION 6.6. PAYMENTS SET ASIDE. Notwithstanding anything to the contrary herein contained, this Agreement, the Secured Obligations and the Security Interest shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by IDI in connection with any bankruptcy, reorganization or similar proceeding involving the Grantor, any other party liable with respect to the Secured Obligations or otherwise, if the proceeds of any Collateral are required to be returned by IDI under any such circumstances, or if IDI elects to return any such payment or proceeds or any part thereof in its discretion, all as though such payment had not been made or such proceeds not been received. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Agreement shall have been canceled or surrendered or the Security Interest or any Collateral shall have been released or terminated in connection with such cancellation or surrender, this Agreement and the Security Interest and such Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of the Grantor in respect of the amount of the affected payment or application of proceeds, the Security Interest or such Collateral.

          SECTION 6.7. CONTINUING SECURITY INTEREST; TERMINATION. Except as otherwise provided in Section 4.7 with respect to the release of Collateral under certain circumstances, this Agreement shall create a continuing security interest in the Collateral and, except as provided below, the Security Interest and all agreements, representations and warranties made herein shall survive until, and this Agreement shall terminate only upon, the indefeasible payment and performance in full of the Secured Obligations. Any investigation at any time made by or on behalf of IDI shall not diminish the right of IDI to rely on any such agreements, representations or warranties herein.

          Notwithstanding anything in this Agreement or Applicable Law to the contrary, the agreements of the Grantor set forth in Sections 4.6.1, 4.6.4 and 6.1 shall survive the payment of all other Secured Obligations and the termination of this Agreement.

          SECTION 6.8. CHOICE OF FORUM.

          6.8.1. Subject to Section 6.8.2, all actions or proceedings arising in connection with this Agreement shall be tried and litigated in state or Federal courts located in Los Angeles, County of Los Angeles, State of California, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. THE GRANTOR WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
SECTION 6.8.1.

          6.8.2. Nothing contained in Section 6.8.1 shall preclude IDI from bringing any action or proceeding arising out of or relating to this Agreement in the courts of any place where Grantor or any of Grantor's assets may be found or located. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF SUCH PARTY'S PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

          SECTION 6.9. WAIVER AND ESTOPPEL. Except as otherwise provided in this Agreement, the Grantor hereby waives: (i) presentment, protest, notice of dishonor, release, compromise, settlement, extension or renewal and any other notice of or with respect to the Secured Obligations and hereby ratifies and confirms whatever IDI may do in this regard; (ii) notice prior to taking possession or control of any Collateral or any bond or security that might be required by any court prior to allowing IDI to exercise any of their rights, powers or remedies; (iii) the benefit of all valuation, appraisement, redemption and exemption laws; (iv) any rights to require marshaling of the Collateral upon any sale or otherwise to direct the order in which the Collateral shall be sold; (v) any set-off and (vi) any rights to require IDI to proceed against any Person, proceed against or exhaust any Collateral or any other security interests or guaranties or pursue any other remedy in IDI's power, or to pursue any of such rights in any particular order or manner, and any defenses arising by reason of any disability or defense of any Person.

          SECTION 6.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          SECTION 6.11. COMPLETE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other Additional Related Agreements, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

          SECTION 6.12. LIMITATION OF LIABILITY. No claim shall be made by the Grantor against IDI or the Affiliates, shareholders, directors, officers, employees or agents of IDI for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the Purchase Agreement and the other Additional Related Agreements, or any act, omission or event occurring in connection therewith; and the Grantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 6.13. WAIVER OF TRIAL BY JURY. THE GRANTOR AND IDI WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT OR ANY OTHER ADDITIONAL RELATED AGREEMENT OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

                               GRANTOR

                               STYLES ON VIDEO, INC., a Delaware
                               corporation


                               By:
                               Name:
                               Title:


                               IDI

                               International Digital
                               Investors, L.P., a Delaware
                               limited partnership

                               By:  IDI Corp., a Delaware
                                    corporation, its general
                                    partner

                                    By:
                                    Name:
                                    Title:

                          SCHEDULE 2.1.2

                         NOTES RECEIVABLE

                       STYLES ON VIDEO, INC.
               SECURITY AGREEMENT SCHEDULE 2.1.10.1
                     LIST OF DEPOSIT ACCOUNTS

                       STYLES ON VIDEO, INC.
                        SECURITY AGREEMENT
                         SCHEDULE 2.1.10.6

                       INTELLECTUAL PROPERTY

                       STYLES ON VIDEO, INC.
                          SCHEDULE 3.1.4

                              PART A

                          LIST OF PATENTS

         LIST OF APPLICATIONS FOR REGISTRATION OF PATENTS




                              PART B

                        LIST OF TRADEMARKS



                       LIST OF SERVICE MARKS



LIST OF TRADEMARK OR SERVICE MARK APPLICATIONS

                       STYLES ON VIDEO, INC.
                        SECURITY AGREEMENT
                           SCHEDULE 3.2


BUSINESS ADDRESSES WHERE STYLES ON VIDEO, INC. HAS PROPERTY

STYLES ON VIDEO INC.
SECURITY AGREEMENT 3.2

FEDERAL TAX ID #

CURRENT OR PRIOR TRADE NAMES:

                           SCHEDULE 3.4

                     LIST OF INSURANCE CLAIMS

                                                   EXHIBIT 3.1.4.


                              FORM OF

            NOTICE OF SECURITY INTEREST IN PATENTS AND
                            TRADEMARKS

     NOTICE IS HEREBY GIVEN that Styles on Video, Inc., a Delaware corporation (the "Grantor") with an office located at 667 Rancho Conejo, Newbury Park, California 91320, and International Digital Investors, L.P., a Delaware limited partnership ("IDI"), with an office located at 40304 Fisher Island Drive, Fisher Island, Florida 33109, have entered into a Security Agreement dated as of May 15, 1996 (as amended from time to time, the "Security Agreement").

     Pursuant to the Security Agreement, the Grantor has granted, conveyed, pledged, assigned and transferred to IDI, for itself and for the ratable benefit of the purchasers (the "Purchasers") listed on the signature pages of the Note and Preferred Stock Purchase Agreement, dated as of May 14, 1996, by and between the Grantor and the Purchasers, a security interest in, (a) the registered patents, applications for registration of patents, and licenses of registered patents listed in Schedule A hereto, and
(b) the registered trademarks and service marks, applications for registration of trademarks and service marks, and licenses of registered trademarks and service marks listed in Schedule B hereto, together with the goodwill of the business symbolized thereby, to secure the payment, performance and observance of the Secured Obligations as defined in the Security Agreement.

          The Commissioner of Patents and Trademarks is requested to record this notice in its records.

Dated:  May 15, 1996


                          STYLES ON VIDEO, INC., a Delaware
                          corporation


                          By: ___________________________
                          Name: Nancy Galgas
                          Title: Chief Financial Officer

                            SCHEDULE A
                                TO
       NOTICE OF SECURITY INTEREST IN PATENTS AND TRADEMARKS
                               FROM
                       STYLES ON VIDEO, INC.


     1.   Patents.

     PATENT          REGISTRATION NO.    REGISTRATION DATE





     2.   Applications for Federal Registration of Patents

     PATENT          SERIAL NO.          FILING DATE

                            SCHEDULE B
                                TO
       NOTICE OF SECURITY INTEREST IN PATENTS AND TRADEMARKS
                               FROM
                       STYLES ON VIDEO, INC.


     1.   Federal Trademark and Service Mark Registrations

TRADEMARK/SERVICE MARK     REGISTRATION NO.    REGISTRATION DATE





     2.   Trademark and Service Mark Applications for Federal
Registration.

TRADEMARK/SERVICE MARK    REGISTRATION NO.    REGISTRATION DATE

State of_________________
County of _______________

On DATE before me, NAME, TITLE OF OFFICER, personally appeared

NAME(S)OF SIGNERS.

     [] personally known to me - OR- [] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                              Witness my hand and official seal.


                       ______________________________
                       SIGNATURE OF NOTARY

                                                   EXHIBIT 3.1.5.

                              FORM OF
                      INSURANCE POLICY NOTICE

[Addressee]

Re: Name of Insured:_______________
Policy No. ____________________

     NOTICE IS HEREBY GIVEN, in accordance with Section 9302(1)(h) of the California Commercial Code, that Styles on Video, Inc., a Delaware corporation (the "Grantors), with an office located at 667 Rancho Conejo, Newbury Park, California 91320, and International Digital Investors, L.P., a Delaware limited partnership ("IDI"), with an office located at 40304 Fisher Island Drive Fisher Island, Florida 33109, have entered into a Security Agreement dated as of May 15, 1996 (as amended from time to time, the "Security Agreement").

     Pursuant to the Security Agreement, the Grantor has granted, conveyed, pledged, assigned and transferred to IDI, for itself and for the ratable benefit of the purchasers (the "Purchasers") listed on the signature pages of the Note and Preferred Stock Purchase Agreement, dated as of May 14, 1996, by and between the Grantor and the Purchasers, a security interest in insurance policies, including the above reference insurance policy, and all rights and claims therein and thereunder (including prepaid and unearned premiums) to secure the payment, performance and observance of the Secured Obligations as defined in the Security Agreement.

Dated:  May __, 1996

                          STYLES ON VIDEO, INC., a Delaware
                          corporation


                          By:
                          Name: Nancy Galgas
                          Title: Chief Financial Officer

                                                EXHIBIT 3.1.6.

                              FORM OF

          NOTICE OF SECURITY INTEREST IN DEPOSIT ACCOUNT

[Addressee]

Re: Notice of Security Interest in Deposit Accounts of
Styles on Video, Inc.

     NOTICE IS HEREBY GIVEN, in accordance with Section 9302 of the California Uniform Commercial Code, that Styles on Video, Inc., a Delaware corporation (the "Grantor"), with an office located at 667 Rancho Conejo, Newbury Park, California 91320, and International Digital Investors., a Delaware limited partnership ("IDI"), with an office located at 40304 Fisher Island Drive, Fisher Island, Florida 33109, have entered into a Security Agreement dated as of May 15, 1996 (as amended from time to time, the "Security Agreement").

     Pursuant to the Security Agreement, the Grantor has granted, conveyed, pledged, assigned and transferred to IDI, for itself and for the ratable benefit of the purchasers (the "Purchasers") listed on the signature pages of the Note and Preferred Stock Purchase Agreement, dated as of May 14, 1996, by and between the Grantor and the Purchasers, a security interest in all of its deposit accounts, wherever located, including the accounts listed on the attached schedule (all deposit accounts from time to time maintained with the bank or other financial institution to which this notice is addressed (the "Depositary") being the "Accounts").

     By its signature below, the Depositary confirms that it has not received any notice of a security interest in the Accounts from any person or entity and agrees as follows:

     1. It will notify IDI by telecopier at the following address and number of any levy upon any deposit account of the Grantor maintained with you:

International Digital Investors, L.P.
40304 Fisher Island Drive
Fisher Island, Florida 33109
Attn: Jeff Safchik, Vice President
Telecopier: 305-534-1129

     2. It will provide IDI, upon request, with copies of all statements sent by the Depositary to the Grantor with respect to and all checks written by the Grantor on the Accounts.

     3. It waives and agrees not to assert, claim or exercise any right of set-off, banker's lien or similar right with respect to the Accounts or the funds from time to time contained therein.

     4. The agreements of the Depositary set forth in this Notice may not be revoked by the Depositary at any time while any Accounts are maintained by the Grantor with the Depositary.

     This Notice may be executed in one or more counterparts, all of which shall constitute but one document.

Dated:  May __, 1996

                          INTERNATIONAL DIGITAL INVESTORS, L.P., A
                          DELAWARE LIMITED PARTNERSHIP

                               By: IDI Corp., a Delaware
                               corporation, its general partner


                                    By:
                                    Name: Jeff Safchik
                                    Title: Vice President



                          STYLES ON VIDEO, INC., A DELAWARE
                          CORPORATION


                          By:
                          Name: Nancy Galgas
                          Title: Chief Financial Officer

AGREED AND ACCEPTED:

[DEPOSITARY BANK]

By: _________________
Name: _______________
Title: ______________

                            EXHIBIT J

                 GENERAL CONTINUING GUARANTY
                    OF FOREVER YOURS. INC.

          GENERAL CONTINUING GUARANTY, dated as of May 15, 1996 (as amended from time to time, the "Guaranty"), by FOREVER YOURS, INC., a Delaware corporation (the "Guarantor"), in favor of the purchasers (the "Beneficiaries") listed on the signature pages to that certain Notes and Preferred Stock Purchase Agreement (the "Purchase Agreement"), of even date herewith, by and among the Guarantor, Styles on Video, Inc., a Delaware corporation and the owner of 80% of the issued and outstanding capital stock of the Guarantor ("SOV"), and the Beneficiaries, as purchasers..

                         R E C I T A L S

          A. The Beneficiaries have agreed to purchase and the Guarantor and SOV have agreed to issue and sell from time to time, subject to the terms and conditions contained in the Purchase Agreement, 10% Senior Notes due June 30, 1998 of the Guarantor and SOV (the "Notes") and 500 shares of 10% Senior Series B Convertible Preferred Stock, $.001 par value per share, of SOV (the "Series B Preferred Stock").

          B. SOV's obligations under the Purchase Agreement and the Notes are secured by that certain SOV Security Agreement, of even date herewith (the "SOV Security Agreement"), by and among SOV and the Beneficiaries, as secured parties, and by that certain SOV Pledge Agreement, of even date herewith (the "SOV Pledge Agreement"), by and between SOV and International Digital Investors, L.P., a Delaware limited partnership, as collateral agent for the Beneficiaries.

          C. In consideration of the purchase of the Notes and the Series B Preferred Stock by the Beneficiaries, the Guarantor has agreed, at the request of SOV, to guaranty unconditionally any and all obligations of SOV to the Beneficiaries under the Notes, the SOV Security Agreement, the SOV Pledge Agreement and the other Additional Related Agreements as provided herein.

                        A G R E E M E N T

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

                          ARTICLE 1.

                 DEFINITIONS AND RELATED MATTERS

          SECTION 1.1. DEFINITIONS. Terms with initial capital letters not otherwise defined in this Guaranty have the meanings set forth in Exhibit A to the Purchase Agreement. In addition, the following terms with initial capital letters have the following meanings:

          "APPLICABLE LAW" means all applicable provisions of all
(i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental
Approvals and (iii) orders, decisions, judgments and decrees of any Governmental Authority.

          "BENEFICIARIES" is defined in the Preamble.

          "COLLATERAL" is defined in Section 2.2.

          "GOVERNMENTAL APPROVAL" means any authorization, approval, permit or license of or by or filing with any Governmental Authority.

          "GOVERNMENTAL AUTHORITY" means any nation, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

          "GUARANTOR" is defined in the Preamble.

          "GUARANTY" is defined in the Preamble.

          "INVESTMENT" means, as applied to any Person, (i) any direct or indirect purchase or other acquisition by that Person of stock or securities of any other Person, any partnership interest in any other Person, or all or any substantial part of the business or assets of any other Person, and (ii) any loan, advance or capital contribution by that Person to any other Person.

          "NOTES" is defined in the Recitals.

          "OBLIGATIONS" is defined in Section 2.1.

          "OBLIGOR" is defined in Section 2.2.

          "OTHER GUARANTOR" is defined in Section 2.2.

          "OTHER GUARANTY" is defined in Section 2.2.

          "PERSON" means an individual, a corporation, a partnership, a trust, an unincorporated organization or any other entity or organization, including a Governmental Authority.

          "PURCHASE AGREEMENT" is defined in the Preamble.

          "SERIES B PREFERRED STOCK" is defined in the Recitals.

          "SOV" is defined in the Recitals.

          "SOV SECURITY AGREEMENT" is defined in the Recitals.

          "SOV PLEDGE AGREEMENT" is defined in the Recitals.

          SECTION 1.2. RELATED MATTERS.

          1.2.1. CONSTRUCTION. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Guaranty refer to this Guaranty as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Guaranty. Article, section, subsection, exhibit, schedule, recital and preamble references in this Guaranty are to this Guaranty unless otherwise specified. References in this Guaranty to any agreement, other document or law "as amended" or "as amended from time to time," or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals, waivers or other modifications not prohibited by the Additional Related Agreements.

          1.2.2. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California (other than choice of-law rules that would require the application of the laws of any other jurisdiction).

          1.2.3. HEADINGS. The Article and Section headings used in this Guaranty are for convenience of reference only and shall not affect the construction hereof.

          1.2.4. SEVERABILITY. If any provision of this Guaranty shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality or enforceability of such provision in any other jurisdiction.

                        ARTICLE 2.

                        GUARANTY

          SECTION 2.1. GUARANTY. The Guarantor unconditionally and irrevocably guaranties and promises to pay to the order of the Beneficiaries, on demand when due and payable, in lawful money of the United States of America, any and all Obligations of SOV from time to time owed to the Beneficiaries. The term "Obligations" is used herein in its most comprehensive sense and includes any and all present and future obligations and liabilities of SOV of every type and description to the Beneficiaries, or any of its successors or assigns or any Person entitled to indemnification under the Additional Related Agreements, whether for principal, interest, reimbursement obligations, fees, expenses, indemnities or other amounts (including attorneys' fees and expenses) under the Purchase Agreement, the Notes and the other Additional Related Agreements, in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. All Obligations shall be conclusively presumed to have been created in reliance on this Guaranty. All payments hereunder shall be made free and clear of any and all deductions, withholdings and setoffs.

          SECTION 2.2. CONTINUING AND IRREVOCABLE GUARANTY. This is a continuing guaranty of the Obligations and may not be revoked and shall not otherwise terminate unless and until the-Obligations have been indefeasibly paid and performed in full. If notwithstanding the foregoing the Guarantor shall have any right under Applicable Law to terminate this Guaranty prior to indefeasible payment in full of the Obligations, no such termination shall be effective until noon the next Business Day after the Beneficiaries shall receive written notice thereof, signed by the Guarantor. Any such termination shall not affect this Guaranty in relation to (a) any Obligation that was incurred or arose prior to the effective time of such notice, (b) any Obligation incurred or arising after such effective time where such Obligation is incurred or arises either pursuant to commitments existing at such effective time or incurred for the purpose of protecting or enforcing rights against SOV, the Guarantor or other guarantor of or other Person directly or indirectly liable on the Obligations or any portion thereof (an "Other Guarantor"; each of SOV, the Guarantor and the Other Guarantors is referred to herein as an "Obligor") or any security ("Collateral") given for the Obligations or any other guaranties of the Obligations or any portion thereof (an "Other Guaranty") or (c) any renewals, extensions, readvances, modifications or rearrangements of any of the foregoing.

          SECTION 2.3. NATURE OF GUARANTY. The liability of the Guarantor hereunder is independent of and not in consideration of or contingent upon the liability of SOV or any other Obligor and a separate action or actions may be brought and prosecuted against the Guarantor, whether or not any action is brought or prosecuted against SOV or any other Obligor or whether SOV or any other Obligor is joined in any such action or actions. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection) without regard to:

          2.3.1. the legality, validity or enforceability of the Purchase Agreement, the Notes or any other Additional Related
Agreement, any of the Obligations, any Collateral or any Other
Guaranty;

          2.3.2. any defense (other than indefeasible payment), set-off or counterclaim that may at any time be available to SOV or any other Obligor against, and any right of setoff at any time held by, the Beneficiaries; or

          2.3.3. any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor or any other Obligor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of SOV or any other Obligor, in bankruptcy or in any other instance.

          SECTION 2.4. LIMITATION ON GUARANTY. The obligations of the Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law.

          SECTION 2.5. AUTHORIZATION. The Guarantor authorizes the Beneficiaries, without notice to or further assent by the Guarantor, and without affecting the Guarantor's liability hereunder (regardless of whether any subrogation or similar right that the Guarantor may have or any other right or remedy of the Guarantor is extinguished or impaired), from time to time to:

          2.5.1. permit SOV to increase or create Obligations, or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the Obligations or any part thereof, or otherwise amend the terms and conditions of the Purchase Agreement, the Notes, any other Additional Related Agreement or any provision thereof;

          2.5.2. take and hold Collateral from SOV or any other Person, perfect or refrain from perfecting a lien on such Collateral, and exchange, enforce, subordinate, release (whether intentionally or unintentionally), or take or fail to take any other action in respect of, any such Collateral or lien or any part thereof;

          2.5.3. exercise in such manner and order as it elects in its sole discretion or fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of the Beneficiaries against SOV or any other Obligor in respect of any Obligations or any Collateral;

          2.5.4. release, add or settle with any Obligor in respect of this Guaranty, any Other Guaranty or the Obligations;

          2.5.5. accept partial payments on the Obligations and apply any and all payments or recoveries from any Obligor or Collateral to such of the Obligations as the Beneficiaries may elect in its sole discretion, whether or not such Obligations are secured or guaranteed;

          2.5.6. refund at any time, at the Beneficiaries' sole discretion, any payments or recoveries received by the Beneficiaries in respect of any Obligations or

          2.5.7. otherwise deal with SOV, any other Obligor and any Collateral as the Beneficiaries may elect in their sole discretion.

          SECTION 2.6. CERTAIN WAIVERS. The Guarantor waives:

          2.6.1. the right to require the Beneficiaries to proceed against SOV or any other Obligor, to proceed against or exhaust any Collateral or to pursue any other remedy in the Beneficiaries' power whatsoever and the right to have the property of SOV or any other Obligor first applied to the discharge of the Obligations;

          2.6.2. all rights and benefits under Applicable Law purporting to reduce a guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

          2.6.3. any requirement of marshalling or any other principle of election of remedies and all rights and defenses arising out of an election of remedies by the Beneficiaries, even though that election of remedies, such as nonjudicial foreclosure with respect to the security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against SOV by the operation of Section 580d of the California Code of Civil Procedure or otherwise;

          2.6.4. any right to assert against the Beneficiaries any defense (legal or equitable), set-off, counterclaim and other right that the Guarantor may now or any time hereafter have against SOV or any other Obligor;

          2.6.5. presentment, demand for payment or performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this Guaranty, and all other notices of any kind;

          2.6.6. all defenses that at any time may be available to the Guarantor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect;

          2.6.7. any rights, defenses and other benefits the Guarantor may have by reason of any failure of the Beneficiaries to hold a commercially reasonable public or private foreclosure sale or otherwise to comply with Applicable Law in connection with a disposition of Collateral; and

          2.6.8. without limiting the generality of the foregoing or any other provision hereof, all rights and benefits under California Civil Code Sections 2810, 2819, 2839, 2845, 2848, 2849,
2850, 2899, and 3433

          SECTION 2.7. SUBROGATION; CERTAIN AGREEMENTS.

          2.7.1. THE GUARANTOR WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY, CONTRIBUTION OR REIMBURSEMENT, AND ALL BENEFITS OF AND RIGHTS TO ENFORCE ANY POWER, RIGHT OR REMEDY THAT THE BENEFICIARIES MAY NOW OR HEREAFTER HAVE IN RESPECT OF THE OBLIGATIONS AGAINST SOV OR ANY OTHER OBLIGOR, ANY AND ALL BENEFITS OF AND RIGHTS TO PARTICIPATE IN ANY COLLATERAL, WHETHER REAL OR PERSONAL PROPERTY, NOW OR HEREAFTER HELD BY THE BENEFICIARIES, AND ANY AND ALL OTHER RIGHTS AND CLAIMS (AS DEFINED IN THE BANKRUPTCY
CODE) THE GUARANTOR MAY HAVE AGAINST SOV OR ANY OTHER OBLIGOR, UNDER APPLICABLE LAW OR OTHERWISE, AT LAW OR IN EQUITY, BY REASON OF ANY PAYMENT HEREUNDER, UNLESS AND UNTIL THE OBLIGATIONS SHALL HAVE BEEN PAID IN FULL.

          2.7.2. The Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of SOV and each other Obligor and of all other circumstances bearing upon the risk of nonpayment of the Obligations that diligent inquiry would reveal, and agrees that the Beneficiaries shall have no duty to advise the Guarantor of information regarding such condition or any such circumstances.

          SECTION 2.8. BANKRUPTCY NO DISCHARGE.

          2.8.1. Without limiting Section 2.3, this Guaranty shall not be discharged or otherwise affected by any bankruptcy, reorganization or similar proceeding commenced by or against SOV or any other Obligor, including (i) any discharge of, or bar or stay against collecting, all or any part of the Obligations in or as a result of any such proceeding, whether or not assented to by the Beneficiaries and (ii) any disallowance of all or any portion of the Beneficiaries' claim for repayment of the Obligations. The Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of any such proceeding with respect to SOV and each other Obligor.

          2.8.2. Any Event of Default under clauses 10.1(f) or (g) of the Purchase Agreement shall render all Obligations automatically due and payable for purposes of this Guaranty.

          2.8.3. Notwithstanding anything to the contrary herein contained, this Guaranty (and any lien on the Collateral securing this Guaranty or the Obligations) shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by-the Beneficiaries in connection with any bankruptcy, reorganization or similar proceeding involving SOV, any other Obligor or otherwise, if the proceeds of any Collateral are required to be returned by the Beneficiaries under any such circumstances, or if the Beneficiaries elect to return any such payment or proceeds or any part thereof in their sole discretion, all as though such payment had not been made or such proceeds not been received.

          SECTION 2.9. SUBORDINATION. The Guarantor hereby absolutely subordinates, both in right of payment and in time of payment, any and all present or future obligations and liabilities of SOV and each other Obligor (other than with respect to a reasonably contemporaneous exchange of value in the ordinary course of business) to the Guarantor ("Subordinated Debt"), to the prior payment in full in cash of the Obligations, whether or not such Subordinated Debt constitutes or arises out of any subrogation, reimbursement, contribution, indemnity or similar right attributable to this Guaranty. If, whether or not at the Beneficiaries' request, the Guarantor shall receive, prior to payment in full in cash of all Obligations, payment of any sum from SOV or any other Obligor upon any Subordinated Debt, any such sum shall be received by the Guarantor as trustee for the Beneficiaries and shall forthwith be paid over to the Beneficiaries on account of the Obligations, without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

                            ARTICLE 3.

                   REPRESENTATIONS AND WARRANTIES

          The Guarantor makes the following representations and warranties, all of which shall survive until termination of this Guaranty pursuant to Section 2.2.

          SECTION 3.1. FINANCIAL BENEFIT. The Guarantor hereby acknowledges and warrants it has derived or expects to derive a financial advantage from each loan, Investment or other extension of credit and each renewal, extension, release of Collateral, or other relinquishment of legal rights, made or granted or to be made or granted by the Beneficiaries in connection with the Obligations.

          SECTION 3.2. REVIEW OF DOCUMENTS; UNDERSTANDING WITH RESPECT TO WAIVERS. The Guarantor hereby acknowledges that it has copies of and is fully familiar with the Purchase Agreement, the Notes and each other Additional Related Agreement executed and delivered by SOV, the Guarantor or any other Obligor. The Guarantor warrants and agrees that each waiver set forth in this Guaranty is made with the Guarantor's full knowledge of its significance and consequences and after opportunity to consult with counsel of its own choosing.

                         ARTICLE 4.

                       MISCELLANEOUS

          SECTION 4.1. EXPENSES. The Guarantor shall pay to the Beneficiaries any and all costs and expenses, (including reasonable attorneys' fees and expenses), that the Beneficiaries may incur in connection with (a) the collection of all sums guarantied hereunder or (b) the exercise or enforcement of any of the rights, powers or remedies of the Beneficiaries under this Guaranty or Applicable Law. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest at a rate equal to the lesser of (i) 10% per annum (based on a year of 365 or 366 days, as the case may be), or (ii) the maximum rate allowed by Applicable Law, from and including the due date to and excluding the date of payment.

          SECTION 4.2. AMENDMENTS AND OTHER MODIFICATIONS. No amendment of any provision of this Guaranty (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by the Beneficiaries. Any waiver or consent relating to any provision of this Guaranty shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

          SECTION 4.3. CUMULATIVE REMEDIES; FAILURE OR DELAY. The rights and remedies provided for under this Guaranty are cumulative and are not exclusive of any rights and remedies that may be available to the Beneficiaries under Applicable Law or otherwise. No failure or delay on the part of the Beneficiaries in the exercise of any power, right or remedy under this Guaranty shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

          SECTION 4.4. NOTICES. ETC. All notices and other communications under this Guaranty shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid), or by prepaid telecopy, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section, all notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telecopier numbers) indicated on the signature pages of the Purchase Agreement.

          SECTION 4.5. SUCCESSORS AND ASSIGNS. This Guaranty and each amendment hereof shall be binding upon and, subject to the next sentence, inure to the benefit of the Guarantor, the Beneficiaries and their respective successors and assigns. The Guarantor shall not assign any of its rights or obligations hereunder without the prior written consent of all of the Beneficiaries. The benefit of this Guaranty shall automatically pass with any assignment of the Obligations (or any portion thereof), to the extent of such assignment.

          SECTION 4.6. CHOICE OF FORUM. All actions or proceedings arising in connection with this Agreement shall be tried and litigated in state or Federal courts located in Los Angeles, County of Los Angeles, State of California, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. EACH OF THE GUARANTOR AND THE BENEFICIARIES WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

          SECTION 4.7. COMPLETE AGREEMENT. This Guaranty, together with the exhibits and schedules hereto and the other Additional
Related Agreements, is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

          SECTION 4.8. LIMITATION OF LIABILITY. No claim shall be made by the Guarantor against the Beneficiaries or the affiliates, directors, officers, employees or agents of the Beneficiaries for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Guaranty, or any act, omission or event occurring in connection therewith; and the Guarantor waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 4.9. WAIVER OF TRIAL BY JURY. THE GUARANTOR AND THE BENEFICIARIES (BY ACCEPTANCE HEREOF) WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS GUARANTY OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

          IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty as of the date set forth above.

                                        GUARANTOR

                                        FOREVER YOURS, INC.


                                        By:________________________
                                        Name:
                                        Title:

                            EXHIBIT K

                   GENERAL CONTINUING GUARANTY
                    OF STYLES ON VIDEO, INC.



          GENERAL CONTINUING GUARANTY, dated as of May 15, 1996
(as amended from time to time, the "GUARANTY"), by STYLES ON VIDEO, INC., a Delaware corporation (the "GUARANTOR"), in favor of the purchasers (the "BENEFICIARIES") listed on the signature pages to that certain Note and Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT"), of even date herewith, by and among the Guarantor, Forever Yours, Inc., a California corporation and an 80%-owned subsidiary of the Guarantor ("FYI"), and the Beneficiaries, as purchasers.

                         R E C I T A L S


          A. The Beneficiaries have agreed to purchase and the Guarantor and FYI have agreed to issue and sell from time to time, subject to the terms and conditions contained in the Purchase Agreement, 10% Senior Notes due June 30, 1998 of the Guarantor and FYI (the "NOTES") and 500 shares of 10% Senior Series B Convertible Preferred Stock, $.001 par value per share, of the Guarantor (the "SERIES B PREFERRED STOCK").

           B. FYI's obligations under the Purchase Agreement and the Notes are secured by that certain FYI Security Agreement, of even date herewith (the "FYI SECURITY AGREEMENT"), by and among FYI and International Digital Investors, L.P., a Delaware limited partnership, as the collateral agent.

           C. In consideration of the purchase of the Notes and the Series B Preferred Stock by the Beneficiaries, the Guarantor has agreed, at the request of FYI, to guaranty unconditionally any and all obligations of FYI to the Beneficiaries under the Notes, the FYI Security Agreement and the other Additional Related Agreements as provided herein.

                        A G R E E M E N T

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

                           ARTICLE 1.

                 DEFINITIONS AND RELATED MATTERS

          SECTION 1.1. DEFINITIONS.     Terms with initial capital
letters not otherwise defined in this Guaranty have the meanings set forth in Exhibit A to the Purchase Agreement. In addition, the following terms with initial capital letters have the following meanings:

          "APPLICABLE LAW" means all applicable provisions of all
(i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority,
(ii) Governmental Approvals and (iii) orders, decisions, judgments and decrees of any Governmental Authority.

          "BENEFICIARIES" is defined in the Preamble.

          "COLLATERAL" is defined in Section 2.2.

          "FYI SECURITY AGREEMENT" is defined in the Recitals.

          "FYI" is defined in the Recitals.

          "GOVERNMENTAL APPROVAL" means any authorization, approval, permit or license of or by or filing with any Governmental Authority.

          "GOVERNMENTAL AUTHORITY" means any nation, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

          "GUARANTOR" is defined in the Preamble.

          "GUARANTY" is defined in the Preamble.

          "INVESTMENT" means, as applied to any Person, (i) any direct or indirect purchase or other acquisition by that Person of stock or securities of any other Person, any partnership interest in any other Person, or all or any substantial part of the business or assets of any other Person, and (ii) any loan, advance or capital contribution by that Person to any other Person.

          "NOTES" is defined in the Recitals.

          "OBLIGATIONS" is defined in Section 2.1.

          "OBLIGOR" is defined in Section 2.2.

          "OTHER GUARANTOR" is defined in Section 2.2.

          "OTHER GUARANTY" is defined in Section 2.2.

          "PURCHASE AGREEMENT" is defined in the Preamble.

          "SERIES B PREFERRED STOCK" is defined in the Recitals.

          SECTION 1.2. RELATED MATTERS.

          1.2.1. CONSTRUCTION. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Guaranty refer to this Guaranty as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Guaranty. Article, section, subsection, exhibit, schedule, recital and preamble references in this Guaranty are to this Guaranty unless otherwise specified. References in this Guaranty to any agreement, other document or law "as amended" or "as amended from time to time," or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals, waivers or other modifications not prohibited by the Additional Related Agreements.

          1.2.2. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California (other than choice of law rules that would require the application of the laws of any other jurisdiction).

          1.2.3. HEADINGS. The Article and Section headings used in this Guaranty are for convenience of reference only and shall not affect the construction hereof.

          1.2.4. SEVERABILITY. If any provision of this Guaranty shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality or enforceability of such provision in any other jurisdiction.

                            ARTICLE 2

                            GUARANTY

          SECTION 2.1. GUARANTY. The Guarantor unconditionally and irrevocably guaranties and promises to pay to the order of the Beneficiaries, on demand when due and payable, in lawful money of the United States of America, any and all Obligations of FYI from time to time owed to the Beneficiaries. The term "OBLIGATIONS" is used herein in its most comprehensive sense and includes any and all present and future obligations and liabilities of FYI of every type and description to the Beneficiaries, or any of its successors or assigns or any Person entitled to indemnification under the Additional Related Agreements, whether for principal, interest, reimbursement obligations, fees, expenses, indemnities or other amounts (including attorneys' fees and expenses) under the Purchase Agreement, the Notes and the other Additional Related Agreements, in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. All Obligations shall be conclusively presumed to have been created in reliance on this Guaranty. All payments hereunder shall be made free and clear of any and all deductions, withholdings and setoffs.

          SECTION 2.2. CONTINUING AND IRREVOCABLE GUARANTY. This is a continuing guaranty of the Obligations and may not be revoked and shall not otherwise terminate unless and until the Obligations have been indefeasibly paid and performed in full. If notwithstanding the foregoing the Guarantor shall have any right under Applicable Law to terminate this Guaranty prior to indefeasible payment in full of the Obligations, no such termination shall be effective until noon the next Business Day after the Beneficiaries shall receive written notice thereof, signed by the Guarantor. Any such termination shall not affect this Guaranty in relation to (a) any Obligation that was incurred or arose prior to the effective time of such notice, (b) any Obligation incurred or arising after such effective time where such Obligation is incurred or arises either pursuant to commitments existing at such effective time or incurred for the purpose of protecting or enforcing rights against FYI, the Guarantor or other guarantor of or other Person directly or indirectly liable on the Obligations or any portion thereof (an "OTHER GUARANTOR"; each of FYI, the Guarantor and the Other Guarantors is referred to herein as an "OBLIGOR") or any security ("COLLATERAL") given for the Obligations or any other guaranties of the Obligations or any portion thereof (an "OTHER GUARANTY") or (c) any renewals, extensions, readvances, modifications or rearrangements of any of the foregoing.

          SECTION 2.3. NATURE OF GUARANTY. The liability of the Guarantor hereunder is independent of and not in consideration of or contingent upon the liability of FYI or any other Obligor and a separate action or actions may be brought and prosecuted against the Guarantor, whether or not any action is brought or prosecuted against FYI or any other Obligor or whether FYI or any other Obligor is joined in any such action or actions. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection) without regard to:

          2.3.1. the legality, validity or enforceability of the Purchase Agreement, the Notes or any other Additional Related
Agreement, any of the Obligations, any Collateral or any Other
Guaranty;

          2.3.2. any defense (other than indefeasible payment), set-off or counterclaim that may at any time be available to FYI or any other Obligor against, and any right of setoff at any time held by, the Beneficiaries; or

          2.3.3. any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor or any other Obligor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of FYI or any other Obligor, in bankruptcy or in any other instance.

          SECTION 2.4. AUTHORIZATION. The Guarantor authorizes the Beneficiaries, without notice to or further assent by the Guarantor, and without affecting the Guarantor's liability hereunder (regardless of whether any subrogation or similar right that the Guarantor may have or any other right or remedy of the Guarantor is extinguished or impaired), from time to time to:

          2.4.1. permit FYI to increase or create Obligations, or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the Obligations or any part thereof, or otherwise amend the terms and conditions of the Purchase Agreement, the Notes, any other Additional Related Agreement or any provision thereof;

          2.4.2. take and hold Collateral from FYI or any other Person, perfect or refrain from perfecting a lien on such Collateral, and exchange, enforce, subordinate, release (whether intentionally or unintentionally), or take or fail to take any other action in respect of, any such Collateral or lien or any part thereof;

          2.4.3. exercise in such manner and order as it elects in its sole discretion, or fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of the Beneficiaries against FYI or any other Obligor in respect of any Obligations or any Collateral;

          2.4.4. release, add or settle with any Obligor in respect of this Guaranty, any Other Guaranty or the Obligations;

          2.4.5. accept partial payments on the Obligations and apply any and all payments or recoveries from any Obligor or Collateral to such of the Obligations as the Beneficiaries may elect in its sole discretion, whether or not such Obligations are secured or guaranteed;

          2.4.6. refund at any time, at the Beneficiaries' sole discretion, any payments or recoveries received by the Beneficiaries in respect of any Obligations or Collateral; and

          2.4.7. otherwise deal with FYI, any other Obligor and any Collateral as the Beneficiaries may elect in their sole discretion.

          SECTION 2.5. CERTAIN WAIVERS.  The Guarantor waives:

          2.5.1. the right to require the Beneficiaries to proceed against FYI or any other Obligor, to proceed against or exhaust any Collateral or to pursue any other remedy in the Beneficiaries' power whatsoever and the right to have the property of FYI or any other Obligor first applied to the discharge of the Obligations;

          2.5.2. all rights and benefits under Applicable Law purporting to reduce a guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

          2.5.3. any requirement of marshalling or any other principle of election of remedies and all rights and defenses arising out of an election of remedies by the Beneficiaries, even though that election of remedies, such as nonjudicial foreclosure with respect to the security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against FYI by the operation of Section 580d of the California Code of Civil Procedure or otherwise;

          2.5.4. any right to assert against the Beneficiaries any defense (legal or equitable), set-off, counterclaim and other right that the Guarantor may now or any time hereafter have against FYI or any other Obligor;

          2.5.5. presentment, demand for payment or performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this Guaranty, and all other notices of any kind;

          2.5.6. all defenses that at any time may be available to the Guarantor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect;

          2.5.7. any rights, defenses and other benefits the Guarantor may have by reason of any failure of the Beneficiaries to hold a commercially reasonable public or private foreclosure sale or otherwise to comply with Applicable Law in connection with a disposition of Collateral; and

          2.5.8. without limiting the generality of the foregoing or any other provision hereof, all rights and benefits under California Civil Code Sections 2810, 2819, 2839, 2845, 2848, 2849,
2850, 2899, and 3433

          SECTION 2.6. SUBROGATION; CERTAIN AGREEMENTS.

          2.6.1. THE GUARANTOR WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY, CONTRIBUTION OR REIMBURSEMENT, AND ANY AND ALL BENEFITS OF AND RIGHTS TO ENFORCE ANY POWER, RIGHT OR REMEDY THAT THE BENEFICIARIES MAY NOW OR HEREAFTER HAVE IN RESPECT OF THE OBLIGATIONS AGAINST FYI OR ANY OTHER OBLIGOR, ANY AND ALL BENEFITS OF AND RIGHTS TO PARTICIPATE IN ANY COLLATERAL, WHETHER REAL OR PERSONAL PROPERTY, NOW OR HEREAFTER HELD BY THE BENEFICIARIES, AND ANY AND ALL OTHER RIGHTS AND CLAIMS (AS DEFINED IN THE BANKRUPTCY
CODE) THE GUARANTOR MAY HAVE AGAINST FYI OR ANY OTHER OBLIGOR, UNDER APPLICABLE LAW OR OTHERWISE, AT LAW OR IN EQUITY, BY REASON OF ANY PAYMENT HEREUNDER, UNLESS AND UNTIL THE OBLIGATIONS SHALL HAVE BEEN PAID IN FULL.

          2.6.2. The Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of FYI and each other Obligor and of all other circumstances bearing upon the risk of nonpayment of the Obligations that diligent inquiry would reveal, and agrees that the Beneficiaries shall have no duty to advise the Guarantor of information regarding such condition or any such circumstances.

          SECTION 2.7.  BANKRUPTCY NO DISCHARGE.

          2.7.1. Without limiting Section 2.3, this Guaranty shall not be discharged or otherwise affected by any bankruptcy, reorganization or similar proceeding commenced by or against FYI or any other Obligor, including (i) any discharge of, or bar or stay against collecting, all or any part of the Obligations in or as a result of any such proceeding, whether or not assented to by the Beneficiaries and (ii) any disallowance of all or any portion of the Beneficiaries' claim for repayment of the Obligations. The Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of any such proceeding with respect to FYI and each other Obligor.

          2.7.2. Any Event of Default under clauses 10.1(f) or (g) of the Purchase Agreement shall render all Obligations automatically due and payable for purposes of this Guaranty.

          2.7.3. Notwithstanding anything to the contrary herein contained, this Guaranty (and any lien on the Collateral securing this Guaranty or the Obligations) shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the Beneficiaries in connection with any bankruptcy, reorganization or similar proceeding involving FYI, any other Obligor or otherwise, if the proceeds of any Collateral are required to be returned by the Beneficiaries under any such circumstances, or if the Beneficiaries elect to return any such payment or proceeds or any part thereof in their sole discretion, all as though such payment had not been made or such proceeds not been received.

          SECTION 2.8. SUBORDINATION. The Guarantor hereby absolutely subordinates, both in right of payment and in time of payment, any and all present or future obligations and liabilities of FYI and each other Obligor (other than with respect to a reasonably contemporaneous exchange of value in the ordinary course of business) to the Guarantor ("SUBORDINATED DEBT"), to the prior payment in full in cash of the Obligations, whether or not such Subordinated Debt constitutes or arises out of any subrogation, reimbursement, contribution, indemnity or similar right attributable to this Guaranty. If, whether or not at the Beneficiaries' request, the Guarantor shall receive, prior to payment in full in cash of all Obligations, payment of any sum from FYI or any other Obligor upon any Subordinated Debt, any such sum shall be received by the Guarantor as trustee for the Beneficiaries and shall forthwith be paid over to the Beneficiaries on account of the Obligations, without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

                            ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES

          The Guarantor makes the following representations and warranties, all of which shall survive until termination of this Guaranty pursuant to Section 2.2.

          SECTION 3.1. FINANCIAL BENEFIT. The Guarantor hereby acknowledges and warrants it has derived or expects to derive a financial advantage from each loan, Investment or other extension of credit and each renewal, extension, release of Collateral, or other relinquishment of legal rights, made or granted or to be made or granted by the Beneficiaries in connection with the Obligations.

          SECTION 3.2. REVIEW OF DOCUMENTS: UNDERSTANDING WITH RESPECT TO WAIVERS. The Guarantor hereby acknowledges that it has copies of and is fully familiar with the Purchase Agreement, the Notes and each other Additional Related Agreement executed and delivered by FYI, the Guarantor or any other Obligor. The Guarantor warrants and agrees that each waiver set forth in this Guaranty is made with the Guarantor's full knowledge of its significance and consequences and after opportunity to consult with counsel of its own choosing.

                            ARTICLE 4

                          MISCELLANEOUS

          SECTION 4.1. EXPENSES. The Guarantor shall pay to the Beneficiaries any and all costs and expenses, (including reasonable attorneys' fees and expenses), that the Beneficiaries may incur in connection with (a) the collection of all sums guarantied hereunder or (b) the exercise or enforcement of any of the rights, powers or remedies of the Beneficiaries under this Guaranty or Applicable Law. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest at a rate equal to the lesser of (i) 10% per annum (based on a year of 365 or 366 days, as the case may be), or (ii) the maximum rate allowed by Applicable Law, from and including the due date to and excluding the date of payment.

          SECTION 4.2. AMENDMENTS AND OTHER MODIFICATIONS. No amendment of any provision of this Guaranty (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by the Beneficiaries. Any waiver or consent relating to any provision of this Guaranty shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

          SECTION 4.3. CUMULATIVE REMEDIES; FAILURE OR DELAY.   The
rights and remedies provided for under this Guaranty are cumulative and are not exclusive of any rights and remedies that may be available to the Beneficiaries under Applicable Law or otherwise. No failure or delay on the part of the Beneficiaries in the exercise of any power, right or remedy under this Guaranty shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

          SECTION 4.4. NOTICES, ETC. All notices and other communications under this Guaranty shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid), or by prepaid telecopy, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section, all notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telecopier numbers) indicated on the signature pages of the Purchase Agreement.

          SECTION 4.5. SUCCESSORS AND ASSIGNS. This Guaranty and each amendment hereof shall be binding upon and, subject to the next sentence, inure to the benefit of the Guarantor, the Beneficiaries and their respective successors and assigns. The Guarantor shall not assign any of its rights or obligations hereunder without the prior written consent of all of the Beneficiaries. The benefit of this Guaranty shall automatically pass with any assignment of the Obligations (or any portion thereof), to the extent of such assignment.

          SECTION 4.6. CHOICE OF FORUM. All actions or proceedings arising in connection with this Agreement shall be tried and litigated in state or Federal courts located in Los Angeles, County of Los Angeles, State of California, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. EACH OF THE GUARANTOR AND THE BENEFICIARIES WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

          SECTION 4.7. COMPLETE AGREEMENT. This Guaranty, together with the exhibits and schedules hereto and the other Additional
Related Agreements, is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

          SECTION 4.8. LIMITATION OF LIABILITY. No claim shall be made by the Guarantor against the Beneficiaries or the affiliates, directors, officers, employees or agents of the Beneficiaries for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Guaranty, or any act, omission or event occurring in connection therewith; and the Guarantor waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 4.9. WAIVER OF TRIAL BY JURY. THE GUARANTOR AND THE BENEFICIARIES (BY ACCEPTANCE HEREOF) WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS GUARANTY OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

          IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty as of the date set forth above.


                                   GUARANTOR

                                   STYLES ON VIDEO, INC.


                                   By: _________________________
                                   Name: _______________________
                                   Title: ______________________

                            EXHIBIT L

                      SOV PLEDGE AGREEMENT

          SOV PLEDGE AGREEMENT dated as of May 15, 1996 (as amended from time to time, this "Agreement") between Styles on Video, Inc., a Delaware corporation (the "Pledgor"), and International Digital Investors, L.P.., a Delaware limited partnership ("IDI"), for itself and as collateral agent for the ratable benefit of the purchasers (the "Purchasers") listed on the signature pages to that certain Note and Stock Purchase Agreement, of even date herewith (the "Purchase Agreement"), between the Pledgor, Forever Yours, Inc., a California corporation and an 80% owned subsidiary of the Pledgor ("FYI"), and the Purchasers.

                         R E C I T A L S

          A. The Purchasers have agreed to purchase and the Pledgor and FYI have agreed to issue and sell from time to time, subject to the terms and conditions contained in the Purchase Agreement, 10% Senior Notes due June 30, 1998 of the Pledgor and FYI (the "Notes") and 500 shares of 10% Senior Series B Convertible Preferred Stock, $.001 par value per share, of the Pledgor (the "Series B Preferred Stock").

          B. The Pledgor has guarantied the obligations of FYI under the Purchase Agreement, the Notes and the Additional Related Agreements pursuant to that certain General Continuing Guaranty, of even date herewith (the "SOV Guaranty") by the Pledgor in favor of the Purchasers, as beneficiaries

          C. In connection with the Purchase Agreement, Dana I. Arnold surrendered to FYI for cancellation, and FYI cancelled, 20,000 shares of the common stock of FYI representing 20% of the issues and outstanding share of common stock of FYI, (the "Arnold Shares").

          D. After cancellation of the Arnold Shares, the Pledgor is the owner of 100% of the issued and outstanding capital stock of FYI as described in Schedule C (together with any additional stock of FYI hereafter acquired by Pledgor, the "Pledged Stock").

          E. In consideration of the purchase of the Notes and the Series B Preferred Stock by the Purchasers and as security for the obligations of the Pledgor under the Purchase Agreement, the Notes, the SOV Guaranty and the Additional Related Agreements, the Pledgor has agreed to grant to IDI, as collateral agent for the ratable benefit of the Purchasers, a security interest in the collateral described herein, as set forth herein.

                        A G R E E M E N T

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                           ARTICLE 1.

                 DEFINITIONS AND RELATED MATTERS

          SECTION 1.1. DEFINITIONS. Terms with initial capital letters not otherwise defined in this Agreement have the meanings set forth in Exhibit A to the Purchase Agreement. In addition, the following terms with initial capital letters have the following meanings:

          "AGREEMENT" is defined in the Preamble.

          "APPLICABLE LAW" means all applicable provisions of all
(i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority.

          "CHARGES" means all federal, state, county, city, municipal or other taxes, levies, assessments or charges that, if not paid when due, may result in a Lien of any Governmental
Authority against Collateral.

          "COLLATERAL" is defined in Section 2.1

          "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which that Person is a party or by which it or any of its owned properties is bound or to which it or any of its owned properties is subject.

          "DEFAULT" means any event that, after notice or lapse of time or both, would become an Event of Default.

          "EVENT OF DEFAULT" is defined in Section 5.1.

          "FYI" is defined in the Recitals.

          "GOVERNMENT APPROVAL" means an authorization, consent, approval, permit, license, registration or filing with any Governmental Authority.

          "GOVERNMENTAL AUTHORITY" with respect to any Person, means any nation, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

          "IDI" is defined in the Preamble.

          "NOTES" is defined in the Recitals.

          "PLEDGED STOCK" is defined in the Recitals.

          "PLEDGOR" is defined in the Preamble.

          "PROCEEDS" is defined in Section 2.1.5.

          "PURCHASE AGREEMENT" is defined in the Preamble.

          "PURCHASERS" is defined in the Preamble.

          "SECURED OBLIGATIONS" is defined in Section 2.2

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITY INTEREST" is defined in Section 2.1

          "SERIES B PREFERRED STOCK" is defined in the Recitals.

          "SOV GUARANTY" is defined in the Recitals.

          "SUPPLEMENTAL DOCUMENTATION" means financing statements, continuation statements, consents, acknowledgments, assignments, schedules of Collateral and any other instruments or documents necessary or requested by IDI (i) to perfect and maintain perfected the Security Interest in any Collateral or
(ii) to enable IDI to receive all interest, dividends and distributions from time to time paid with respect to, and all Proceeds of, all Collateral which the Collateral Agent is entitled to receive hereunder.

          "UCC" means the Uniform Commercial Code (as amended from time to time) of the State of California.

          SECTION 1.2.  RELATED MATTERS.

          1.2.1. TERMS USED IN THE UCC. Unless the context clearly otherwise requires, all terms used and not otherwise defined herein that are used or defined in Articles 9 or 8 (or any equivalent subpart) of the UCC have the same meanings herein.

          1.2.2. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, and "including" is not limiting. The words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals and all Schedules and Exhibits) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, recital, preamble and schedule references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law "as amended" or "as may be amended from time to time," or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications not prohibited by the Additional Related Agreements.

          1.2.3. GOVERNING LAW. Except to the extent otherwise required under Applicable Law, the UCC shall govern the attachment, perfection, priority and enforcement of the Security Interest and all other matters to which the UCC applies pursuant to the terms thereof. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (other than choice of law rules that would require the application of the laws of any other jurisdiction).

          1.2.4. HEADINGS. The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.

          1.2.5. SEVERABILITY. If any provision of this Agreement or any Lien or other right hereunder shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision, Lien or other right shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions herein or any other Lien or right granted hereby or the validity, legality or enforceability of such provision, Lien or right in any other jurisdiction.

                           ARTICLE 2.

              THE SECURITY INTEREST; SECURED OBLIGATIONS

          SECTION 2.1. SECURITY INTEREST. To secure the payment and performance of the Secured Obligations as and when due, the Pledgor hereby grants, conveys, pledges, assigns and transfers to IDI, for itself and for the ratable benefit of the Purchasers, a security interest (the "Security Interest") in, all right, title, claim and interest of the Pledgor in and to the following property, whether now owned and existing or hereafter acquired or arising, and wherever located (such property being, collectively, the "Collateral"):

          2.1.1. The Pledged Stock and all certificates and instruments representing or evidencing the Pledged Stock;

          2.1.2. Any and all securities issued by any issuer of the Pledged Stock, or any successor thereto, that the Pledgor acquires or has the right to acquire from time to time in any manner in substitution for or in addition to any of the foregoing and any and all certificates and instruments representing or evidencing such securities;

          2.1.3. Any and all additions to or replacements of the foregoing;

          2.1.4. Any and all rights, powers, remedies and privileges of the Pledgor under or with respect to any of the foregoing; and

          2.1.5. Any and all proceeds and products of any of the foregoing, whether now held and existing or hereafter acquired or arising, including any and all cash, securities, instruments and other property from time to time paid, payable or otherwise distributed in respect of or in exchange for any or all of the foregoing (collectively, the "Proceeds"). "Proceeds" shall include (i) any options, warrants, securities or other property issued and delivered by the issuer of or obliger on any Collateral as a stock dividend or distribution in connection with any reclassification, increase or reduction of capital or issued or delivered in connection with any merger or other reorganization and (ii) any property received upon liquidation or dissolution of any issuer of or obliger on any Collateral or upon or in respect of any distribution of capital.

          SECTION 2.2. SECURED OBLIGATIONS. The Security Interest shall secure the due and punctual payment and performance of any and all present and future obligations and liabilities of the Pledgor of every type or description to IDI, the Purchasers or any Person entitled to indemnification under the Purchase Agreement, the Notes, the SOV Guaranty and any other Additional Related Agreement:

          2.2.1.  arising under or in connection with the
Purchase Agreement, the Notes, or the SOV Guaranty, whether for principal of or premium (if any) or interest on the Notes, expenses, indemnities or other amounts (including attorneys' fees and expenses); or

          2.2.2. arising under or in connection with this Agreement or any other Additional Related Agreement, including for reimbursement of amounts permitted to be advanced or expended by IDI or the Purchasers (i) to satisfy amounts required to be paid by the Pledgor under this Agreement or any other Additional Related Agreement for claims and Charges, together with interest thereon to the extent provided or (ii) to maintain or preserve any Collateral or to create, perfect, continue or protect any Collateral or the Security Interest therein, or its priority; in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable (all obligations and liabilities described in this Section 2.2 are collectively referred to as the "Secured Obligations").

                          ARTICLE 3.

                 WARRANTIES AND REPRESENTATIONS

          The Pledgor represents and warrants that all representations and warranties made with respect to it, its assets and its obligations in the Guaranty are true and correct and makes the following additional representations and warranties, all of which shall survive until termination of this Agreement pursuant to Section 6.7.

          SECTION 3.1.  TITLE TO COLLATERAL: VALIDITY AND
PERFECTION OF SECURITY INTEREST; ABSENCE OF OTHER LIENS.

          3.1.1. The Pledgor has good and marketable title to all Collateral. The Security Interest constitutes a valid and, upon delivery of all Pledged Stock to IDI pursuant to Section 4.1 and filing of financing statements covering the Collateral with the appropriate Governmental Authorities, perfected Lien in all of the Collateral that secures payment and performance of the Secured Obligations.

          3.1.2.  Except as permitted under the Purchase
Agreement and the Existing Note Agreement (including the pledge of the Pledged Stock made by Pledgor in connection therewith), the Collateral is free and clear of all Liens other than the Security Interest.

          SECTION 3.2. REGARDING THE PLEDGED STOCK. Schedule C sets forth the number of authorized and the number of issued shares of each class of capital stock of the issuer of the Pledged Stock. The Pledged Stock includes 80% of all issued and outstanding shares of capital stock of FYI. All outstanding capital stock of FYI has been duly authorized, validly issued and is fully paid and non-assessable. There are no outstanding options, warrants, convertible securities or other rights, contingent or absolute, to acquire any capital stock of the issuer, except as set forth on Schedule C and in Section 3.2(d) of the Purchase Agreement.

                           ARTICLE 4.

                    COVENANTS AND AGREEMENTS

          SECTION 4.1.  DELIVERY OF PLEDGED STOCK. ETC.

          4.1.1. The Pledgor has previously delivered to IDI in connection with the Existing Note Agreement certificates or instruments in respect of all Pledged Stock that existed on such date, the physical possession of which is necessary in order for the Security Interest to be perfected or delivery of which was requested by IDI to assure the priority of the Security Interest therein, and since such date of delivery to the date hereof, Pledgor has not acquired any additional Pledged Stock. No other Pledged Stock exists on the date hereof. The Pledgor shall deliver to IDI promptly after acquisition thereof all Pledged Stock acquired after the date hereof. All Pledged Stock previously delivered is, and all Pledged Stock delivered in the future shall be, in suitable form for transfer by delivery, or be duly endorsed to the order of IDI or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to IDI. Subject only to the revocable right specified in Section 4.6, IDI shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of IDI or its nominee any or all the Collateral. It is expressly acknowledged that such registration of the Collateral in the name of IDI or its nominee is solely for the purpose of assuring that IDI receives all cash and stock dividends and other property from time to time distributed with respect to the Collateral and shall not be deemed to constitute IDI the owner (beneficial or otherwise) of any Collateral for any other purpose, except to the extent contemplated by Section 4.6 or Article 5. Without limitation, IDI shall not be deemed to "control" the Collateral or the issuer thereof for purposes of any Applicable Laws (including securities, environmental, tax, bankruptcy or other laws but excluding the UCC) as a result of the Collateral being registered in the name of IDI. In addition, IDI shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments of smaller or larger denominations.

          4.1.2.  Without limiting Section 4.1.1, but subject to
Section 4.6.1.2, if the Pledgor receives or becomes entitled to receive any securities issued by FYI, or any successor thereto, in any manner in substitution for or in addition to the Pledged Stock, or if the Pledgor shall become entitled to receive or shall receive any securities or other property in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Stock or any other Collateral, the Pledgor shall receive the same as the agent for IDI, and shall hold the same in trust for and deliver the same promptly to IDI in the exact form in which received, together with appropriate instruments of transfer or assignments in blank, to be held by IDI as Collateral hereunder.

          SECTION 4.2. FURTHER ASSURANCES. The Pledgor shall, at its own expense, perform such acts as may be necessary, or that IDI may request at any time, to assure the attachment, perfection and priority of the Security Interest, to exercise the rights and remedies of IDI hereunder or to carry out the intent of this Agreement. Without limitation, the Pledgor shall execute and deliver (or cause any third party to execute and deliver) to IDI, at any time and from time to time, all Supplemental Documentation, in form and substance acceptable to IDI.

          SECTION 4.3. POWER OF ATTORNEY. The Pledgor hereby irrevocably appoints IDI and its employees and agents as the Pledgor's true and lawful attorneys-in-fact, with full power of substitution, to do all things (i) required to be done by the Pledgor under this Agreement or the other Additional Related Agreements and (ii) that IDI may reasonably deem necessary or advisable to assure the attachment, perfection and first priority (subject to the security interest granted to IDI in connection with the Existing Note Agreement) of the Security Interest or otherwise to exercise the rights and remedies of IDI hereunder or carry out the intent of this Agreement (including by voting any Collateral as contemplated by Section 4.6), in each case irrespective of whether an Event of Default then exists (except as otherwise provided herein) and at the Pledgor's expense. Without limitation, IDI and its officers and agents shall be entitled to do all of the following, as fully as the Pledgor might:

          4.3.1.  to sign the name of the Pledgor on any
Supplemental Documentation and to deliver and file such Supplemental Documentation to or with such Persons as IDI, in its discretion, may elect; and

          4.3.2. to affix, by facsimile signature or otherwise, the general or special endorsement of the Pledgor, in such manner as IDI shall deem advisable, to any Pledged Stock that has been delivered to or obtained by IDI without appropriate endorsement or assignment.

          IDI shall be under no obligation whatsoever to take any of the foregoing actions. Absent bad faith or willful misconduct, IDI and its Affiliates, shareholders, directors, officers, employees and agents shall have no liability or responsibility for any act taken with respect thereto. A copy of this Agreement and, if applicable, a statement by IDI that an Event of Default exists shall be conclusive evidence of IDI's right to act under this Section 4.3 as against all third parties.

          SECTION 4.4. PAYMENT OF CHARGES AND CLAIMS. The Pledgor shall pay (i) all Charges imposed upon any Collateral and
(ii) all claims that have become due and payable and, under Applicable Law, have or may become Liens upon any Collateral, in each case before any penalty shall be incurred with respect thereto. If the Pledgor fails to pay or obtain the discharge of any Charge, claim or Lien required to be paid or discharged under this Section 4.4 and asserted against any Collateral, the Pledgor shall so notify IDI and, regardless of whether such notice is given, IDI may, at any time and from time to time, in its discretion and without waiving or releasing any obligation of the Pledgor under this Agreement, the Purchase Agreement or the other Additional Related Agreements or waiving any Default or Event of Default, make such payment, obtain such discharge or take such other action with respect thereto as IDI deems advisable

          SECTION 4.5.  DUTY OF CARE; INDEMNIFICATION.

          4.5.1. IDI shall not have any duty of care with respect to the Collateral, other than an obligation to exercise reasonable care with respect to Collateral in its possession; provided that (i) IDI shall be deemed to have exercised reasonable care if Collateral in its possession is accorded treatment substantially comparable to that which IDI accords its own property and (ii) IDI shall have no obligation to take any actions to preserve rights against other parties with respect to any Collateral. Without limitation, IDI shall (A) bear no risk or expense with respect to any Collateral and (B) have no duty with respect to calls, conversions, presentments, maturities, notices or other matters relating to Collateral, or to maximize interest or other returns with respect thereto.

          4.5.2. The Pledgor hereby agrees to indemnify and hold harmless IDI and its Affiliates, shareholders, directors, officers, employees and agents against any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Agreement or any action taken or omitted by them hereunder, except to the extent a court holds in a final and nonappealable judgment that they resulted from the gross negligence or willful misconduct of such Persons against and from all such obligations and liabilities.

          4.5.3. IDI may at any time deliver or redeliver the Collateral or any part thereof to the Pledgor and the receipt of any of the same by the Pledgor shall be complete and full acquittance for the Collateral so delivered, and IDI thereafter shall be discharged from any liability or responsibility therefor.

          SECTION 4.6.  VOTING AND OTHER CONSENSUAL RIGHTS;
DISTRIBUTIONS.

          4.6.1.  So long as no Default shall exist:

               4.6.1.1.  The Pledgor shall be entitled to
exercise any and all voting rights pertaining to any Collateral, for any purpose not inconsistent with the terms of this Agreement, the Purchase Agreement and the other Additional Related Agreements; provided, however, that the Pledgor shall not exercise any such right if it would result in an Event of Default or have a material adverse effect on any one or more of the following: (i) the business, assets, prospects, results of operations or financial condition of the Pledgor and FYI or (ii) the ability of the Pledgor to perform its obligations hereunder or under any other Additional Related Agreement to which it is a party.

               4.6.1.2. Except as otherwise provided herein and subject to the terms of the Purchase Agreement and the SOV Guaranty, the Pledgor shall be entitled to receive and retain and use free of the Security Interest any and all cash and other property paid or otherwise distributed in respect of the Collateral; provided, however, that any and all (i) dividends and other distributions paid or payable other than in cash or in the form of Pledged Stock and (ii) cash paid upon or in respect of any of the Pledged Stock upon or in respect of the liquidation or dissolution of any issuer thereof or upon or in respect of any distribution of capital or redemption or exchange of any Pledged Stock, shall be delivered to IDI, in the exact form received, to be held as Collateral hereunder.

          4.6.2. So long as a Default shall exist, at the sole option of IDI, any or all rights of the Pledgor to exercise voting and other consensual rights and to receive cash and other property distributed in respect of Collateral as permitted by Sections 4.6.1.1 and 4.6.1.2 above, shall cease, and IDI, if and when it notifies the Pledgor of the exercise of such option, shall have the sole right to exercise any or all such voting rights and receive and to hold as Collateral any or all such cash and other property.

          4.6.3. All cash and other property required to be delivered to IDI hereunder shall, if received by the Pledgor, be received in trust for the benefit of IDI, be segregated from the other property of the Pledgor, and promptly be delivered to IDI in the same form as so received (with any appropriate endorsements or assignments).

          SECTION 4.7.  REGISTRATION RIGHTS.

          4.7.1. The Pledgor agrees that, at any time following the occurrence of an Event of Default, upon request of IDI and without expense to IDI, it shall (or shall cause FYI to) at the expense of Pledgor:

               4.7.1.1.  use its best efforts to obtain all
necessary Governmental Approvals for the sale by IDI of the Collateral or any part thereof;

               4.7.1.2. prepare, cause to be filed and use its best efforts to cause to become effective with respect to the Collateral, or any part thereof, one or more registration statements under the Securities Act on Form S-1 (or such other form for which the issuer of the Collateral then qualifies and which is available for the sale of the Collateral in accordance with the intended method of disposition thereof) or one or more qualifications for exemption from registration or similar documents under the Securities Act relating to any offering or sale by IDI of such Collateral;

               4.7.1.3. prepare, cause to be filed and use its best efforts to cause to become effective with respect to the Collateral, or any part thereof, such qualification statements or similar documents (including any offering circular) as may be necessary to have such Collateral qualified or registered under the securities laws of such other jurisdictions (including the applicable state securities or "Blue Sky" law), and to obtain such Governmental Approvals for the sale of such Collateral, as IDI may reasonably request in connection with any such offering or sale;

               4.7.1.4.  include in any such registration
statement, qualification statement or similar document all appropriate information relating to the transaction or transactions in which IDI proposes to offer or sell such Collateral;

               4.7.1.5. cause to be filed such pre-effective and post-effective amendments to each such registration statement, qualification statement or similar document as may be necessary to prevent any statement therein contained from being untrue or misleading, and such filing, qualification or registration to be kept effective for such period, up to a maximum of nine months, as IDI may deem appropriate to facilitate the sale or other disposition of such Collateral;

               4.7.1.6.  furnish IDI with such number of copies
of each such registration statement, qualification statement or similar document, and any amendments thereto as IDI may request;

               4.7.1.7.  furnish to IDI a legal opinion from
counsel acceptable to IDI as to such matters regarding such offering or sale as IDI may reasonably request; and

               4.7.1.8.  do such further acts and things as IDI
may deem necessary or advisable to effectuate the offering and sale by IDI of such Collateral in compliance with Applicable Law.

          4.7.2.  The obligations of the Pledgor under this
Section 4.7 exist notwithstanding that the Pledgor thereby may be obligated to prepare audited financial statements other than in the ordinary course or otherwise to incur inconvenience and expense. The costs and expenses of all registrations and qualifications provided for hereunder shall be paid by the Pledgor, including underwriting discounts and commissions, stock transfer taxes, registration fees, filing fees, printing expenses, reasonable costs of special audits incident to or required as a result of any such registration, and reasonable fees and disbursements of legal counsel for IDI selected by IDI.

          4.7.3. The Pledgor shall notify IDI promptly after the Pledgor shall receive notice that any registration statement, qualification statement or similar document or any amendment thereto requires amendment or has become the subject of a stop order.

          4.7.4. So long as any Secured Obligation remains outstanding, the Pledgor's obligations hereunder are continuing obligations of the Pledgor, and IDI shall be entitled to demand registration of the Collateral, or any part thereof, (but only once if such registration is effected), at any time while an Event of Default shall exist and successively upon the occurrence of an Event of Default following the curing or waiver of an earlier Event of Default.

          4.7.5. The Pledgor agrees to indemnify and hold harmless IDI and each underwriter (within the meaning of the Securities Act) acting in the transaction, and each Person controlling (within the meaning of the Securities Act) IDI or such underwriter, from and against any and all claims, actions, liabilities, costs and expenses (including reasonable legal fees and expenses) based upon or arising out of any actual or alleged untrue statement of a material fact contained in any such registration statement, qualification statement or similar document, or part thereof, or any actual or alleged omission to state a material fact required to be stated in any such document, or part thereof, or necessary to make the statements contained therein not misleading; provided, however, that the Pledgor shall not have any liability to any Person under the foregoing indemnity on account of any actual or alleged untrue or misleading statement contained in, or any actual or alleged omission from, any information furnished in writing to the Pledgor by such Person specifically for use in such document and included thereon in reliance therein.

          4.7.6.  If the indemnification provided for in Section
4.7.5 is unavailable to or otherwise insufficient to hold harmless an indemnified party hereunder in respect of any claims, actions, liabilities, costs or expenses referred to herein, then the Pledgor, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Pledgor, IDI and each underwriter in connection with the statements or omissions that resulted in such claims, actions, liabilities, costs or expenses, as well as any other relevant equitable considerations.

          4.7.7. The Pledgor agrees that (i) exercise of registration and other rights provided in this Section 4.7 is not required in connection with any exercise of remedies under
Article 5 of this Agreement, (ii) such rights may be exercised or not exercised in the discretion of IDI and (iii) any request for exercise of such rights may be withdrawn in whole or in part at any time by IDI in its discretion. The registration and other rights provided in this Section 4.7 may be transferred to any purchaser of the Collateral, or any portion thereof, at any sale described in Article 5. IDI may exercise its rights and powers under this Section 4.7.7 prior to any sale pursuant to Article 5 or, alternatively, IDI may assign such rights to the purchaser at any such sale, who shall then have the registration and other rights specified herein.

                          ARTICLE 5.

          EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

          SECTION 5.1. EVENT OF DEFAULT. The occurrence of one or more "Events of Default" (as defined in the Purchase Agreement or the Notes) shall constitute an "Event of Default" hereunder

          SECTION 5.2.  REMEDIES.  If there occurs an Event of
Default, whether or not all the Secured Obligations shall have become immediately due and payable:

          5.2.1. In addition to all its other rights, powers and remedies under this Agreement and Applicable Law, IDI shall have, and may exercise, any and all of the rights, powers and remedies of a secured party under the UCC, all of which rights, powers and remedies shall be cumulative and not exclusive, to the extent permitted by Applicable Law.

          5.2.2. IDI shall have the right, all at IDI's sole option and as IDI in its discretion may deem necessary or advisable, to do any or all of the following:

               5.2.2.1.  to foreclose the Security Interest by
any available judicial procedure or without judicial process;

               5.2.2.2.  to notify obligers on the Collateral
that the Collateral has been assigned to IDI and that all payments thereon are to be made directly and exclusively to or as specified by IDI;

               5.2.2.3.  to collect by legal proceedings or
otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral;

               5.2.2.4.  to enter into any extension or
reorganization agreement or any other agreement relating to or affecting the Collateral and, in connection therewith, deposit or surrender control of any Collateral or accept other property in exchange therefor;

               5.2.2.5.  to settle, compromise or release, on
terms acceptable to IDI, in whole or in part, any amounts owing on the Collateral or any disputes with respect thereto;

               5.2.2.6. to receive, open and dispose of all mail addressed to the Pledgor and notify postal authorities to change the address for delivery thereof to such address as IDI may designate, provided that IDI agrees that it will promptly deliver over to the Pledgor any such opened mail as does not relate to the Collateral; and

               5.2.2.7. to exercise any and all other rights, powers, privileges and remedies of an owner of the Collateral, including rights of conversion, exchange or subscription or other rights or upon the exercise by the Pledgor or IDI of any right, power or privilege pertaining to the Collateral, the right to deposit and deliver any and all of the Collateral to any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as IDI may determine to be appropriate, all without liability except to account for property actually received by it, but IDI shall have no duty to the Pledgor to exercise any such right, power or privilege and shall not be responsible for any failure so to do or delay in so doing.

          5.2.3. IDI shall have the right to sell or otherwise dispose of all or any Collateral at public or private sale or sales, with such notice as may be required by Section 5.4, in lots or in bulk, at any exchange, over the counter or at any of IDI's offices or elsewhere, for cash or on credit, with or without representations or warranties, all as IDI, in its discretion, may deem advisable. The Collateral need not be present at any such sales. If sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by IDI until the sale price is paid by the purchaser thereof, but IDI shall not incur any liability in case any such purchaser shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. IDI shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. IDI may purchase all or any part of the Collateral at public or, if permitted by Applicable Law, private sale, and in lieu of actual payment of the purchase price, IDI may apply against such purchase price any amount of the Secured Obligations. The Pledgor agrees that any sale of Collateral conducted by IDI in accordance with the foregoing provisions of this Section shall be deemed to be a commercially reasonable sale under Section 9-504 of the UCC.

          5.2.4. IDI shall not be required to register or qualify any of the Collateral that constitutes securities under applicable state or federal securities laws in connection with any sale or other disposition thereof if such disposition is effected in a manner that complies with all applicable federal and state securities laws. IDI shall be authorized, with respect to any disposition that is not so registered or qualified, to restrict (if it deems it advisable to do so) the prospective bidders or purchasers to persons who will represent and agree that they are "accredited investors" or "qualified institutional buyers" under Applicable Law and/or purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof. If any such Collateral is sold at private sale, the Pledgor agrees that if such Collateral is sold in a manner that IDI in good faith believes to be reasonable under the circumstances then existing, then (i) the sale shall be deemed to be commercially reasonable in all respects, (ii) the Pledgor shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and
(iii) IDI shall not incur any liability or responsibility to the Pledgor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. The Pledgor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by IDI of any such Collateral for an amount substantially less than the price that might have been achieved had the Collateral been so traded may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell Collateral that is privately traded.

          SECTION 5.3.  APPLICATION OF PROCEEDS.

          5.3.1. Subject to the Lien thereon granted pursuant to the Existing Collateral Documents, any cash proceeds received by IDI in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral following the occurrence of an Event of Default may be held by IDI as Collateral and/or then or at any time thereafter applied as follows:

               5.3.1.1.  first, to IDI to pay all advances,
charges, costs and expenses payable to IDI pursuant to Section
6.1; and

               5.3.1.2.  second, to pay the Secured Obligations
in the order determined by IDI.

          5.3.2. The Pledgor and any other Person then obligated therefor shall pay to IDI on demand any deficiency with regard to the Secured Obligations that may remain after such sale, collection or realization of, from or upon the Collateral.

          5.3.3. Payments received from any third party on account of any Collateral shall not reduce the Secured Obligations until paid in cash to IDI. The application of proceeds by IDI shall be without prejudice to IDI' rights as against the Pledgor or other Persons with respect to any Secured Obligations that may then be or remain unpaid.

          5.3.4. If at any time after an Event of Default the Pledgor receives any collections upon or other Proceeds of any Collateral, whether in the form of cash, notes or otherwise, such Proceeds shall be received in trust for IDI and the Pledgor shall keep all such Proceeds separate and apart from all other funds and property so as to be capable of identification as the property of IDI and promptly deliver such Proceeds to IDI in the identical form received.

          SECTION 5.4. NOTICE OF SALE. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, IDI will send or otherwise make available to the Pledgor reasonable notice of the time and place of any public sale or of the time on or after which any private sale of any Collateral is to be made. The Pledgor agrees that any notice required to be given by IDI of a sale or other disposition of Collateral, or any other intended action by IDI, that is received in accordance with the provisions set forth in Section 6.4 five days prior to such proposed action shall constitute commercially reasonable and fair notice thereof to the Pledgor. IDI may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any right to receive notice of any public or private sale of any Collateral except as expressly provided for in this
Section 5.4.

                            ARTICLE 6.

                             GENERAL

          SECTION 6.1. IDI'S EXPENSES, INCLUDING ATTORNEYS' FEES. Regardless of the occurrence of an Event of Default, the Pledgor agrees to pay to IDI any and all advances, charges, costs and expenses, including the reasonable fees and expenses of counsel and any experts or agents, that IDI may reasonably incur in connection with (i) the administration of this Agreement, including any amendment hereto, or any workout or restructuring,
(ii) the creation, perfection or continuation of the Security Interest or protection of its priority or the Collateral, including the discharging of any prior or junior Lien or adverse claim against the Collateral or any part thereof, (iii) the custody, preservation or sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights, powers or remedies of IDI under this Agreement or under Applicable Law (including attorneys' fees and expenses incurred by IDI in the collection of Collateral deposited with IDI and amounts incurred in connection with the operation, maintenance or foreclosure of the Security Interest) or any bankruptcy proceeding or (v) the failure by the Pledgor to perform or observe any of the provisions hereof. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest for the period following such demand at a rate of interest equal to the lesser of (i) 10% per annum (based on a year of 365 or 366 days, as the case may be), or (ii) the maximum rate of allowed by Applicable Law, from and including the due date to and excluding the date of payment.

          SECTION 6.2. AMENDMENTS AND OTHER MODIFICATIONS. No amendment of any provision of this Agreement (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by IDI. Any waiver or consent relating to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

          SECTION 6.3. CUMULATIVE REMEDIES; FAILURE OR DELAY. The rights and remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to IDI under Applicable Law, the other Additional Related Agreements or otherwise. No failure or delay on the part of IDI in the exercise of any power, right or remedy under this Agreement shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

          SECTION 6.4. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid) or by prepaid telex, telecopy or telegram, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section 6.4, notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telex or telecopier numbers) set forth on the signature pages to the Purchase Agreement.

          SECTION 6.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and, subject to the next sentence, inure to the benefit of the Pledgor and IDI and their respective successors and assigns. The Pledgor shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of IDI. The benefits of this Agreement shall pass automatically with any assignment of the Secured Obligations (or any portion thereof), to the extent of such assignment.

          SECTION 6.6. PAYMENTS SET ASIDE. Notwithstanding anything to the contrary herein contained, this Agreement, the Secured Obligations and the Security Interest shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by IDI in connection with any bankruptcy, reorganization or similar proceeding involving the Pledgor, any other party liable with respect to the Secured Obligations or otherwise, if the proceeds of any Collateral are required to be returned by IDI under any such circumstances or if IDI reasonably elects to return any such payment or proceeds or any part thereof in its discretion, all as though such payment had not been made or such proceeds not been received. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Agreement shall have been canceled or surrendered or the Security Interest or any Collateral shall have been released or terminated in connection with such cancellation or surrender, this Agreement and the Security Interest and such Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of the Pledgor in respect of the amount of the affected payment or application of proceeds, the Security Interest or such Collateral.

          SECTION 6.7.  CONTINUING SECURITY INTEREST;
TERMINATION. This Agreement shall create a continuing security interest in the Collateral and, except as provided below, the Security Interest and all agreements, representations and warranties made herein shall survive until, and this Agreement shall terminate, the Pledged Stock shall be released from the Security Interest, and the certificates representing the Pledged Stock shall be returned to the Pledgor only upon, the indefeasible payment in full of the Secured Obligations. Any investigation at any time made by or on behalf of IDI shall not diminish the right of IDI to rely on any such agreements, representations or warranties herein.

          Notwithstanding anything in this Agreement or Applicable Law to the contrary, the agreements of the Pledgor set forth in Sections 4.5.2 and 6.1 shall survive the payment of all other Secured Obligations and the termination of this Agreement.

          SECTION 6.8.  CHOICE OF FORUM.

          6.8.1. All actions or proceedings arising in connection with this Agreement shall be tried and litigated in state or Federal courts located in the County of Los Angeles, City of Los Angeles, State of California, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. EACH OF THE PLEDGOR AND IDI WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
SECTION 6.8.1.

          6.8.2. Nothing contained in this Section 6.8 shall preclude IDI from bringing any action or proceeding arising out of or relating to this Agreement in the courts of any place where the Pledgor or any of its assets may be found or located. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF SUCH PARTY'S PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

          SECTION 6.9. WAIVER AND ESTOPPEL. Except as otherwise provided in this Agreement, the Pledgor hereby waives: (i) presentment, protest, notice of dishonor, release, compromise, settlement, extension or renewal and any other notice of or with respect to the Secured Obligations and hereby ratifies and confirms whatever IDI may do in this regard; (ii) notice prior to taking possession or control of any Collateral or any bond or security that might be required by any court prior to allowing IDI to exercise any of their rights, powers or remedies; (iii) the benefit of all valuation, appraisement, redemption and exemption laws; (iv) any rights to require marshaling of the Collateral upon any sale or otherwise to direct the order in which the Collateral shall be sold; (v) any set-off; and (vi) any rights to require IDI to proceed against any Person, proceed against or exhaust any Collateral or any other security interests or guaranties or pursue any other remedy in IDI's power, or to pursue any of such rights in any particular order or manner, and any defenses arising by reason of any disability or defense of any Person.

          SECTION 6.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          SECTION 6.11. COMPLETE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other Additional Related Agreements, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

          SECTION 6.12. LIMITATION OF LIABILITY. No claim shall be made by the Pledgor against IDI or the Affiliates, shareholders, directors, officers, employees or agents of IDI for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the Purchase Agreement, the SOV Guaranty and the other Additional Related Agreements, or any act, omission or event occurring in connection therewith; and the Pledgor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 6.13. WAIVER OF TRIAL BY JURY. THE PLEDGOR AND IDI WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT OR ANY OTHER ADDITIONAL RELATED AGREEMENT OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed asked delivered as of the date first set forth above.

                                   PLEDGOR

                                   Styles On Video, Inc.,
                                   a Delaware corporation

                                   By:
                                   Name:
                                   Title:


                                   PLEDGOR

                                   International Digital
                                   Investors, L.P., a Delaware
                                   limited partnership


                                        By: IDI Corp., a Delaware
                                        corporation, its general
                                        partner

                                             By:
                                             Name:
                                             Title:

                                                    SCHEDULE C

                          PLEDGED STOCK

80,000 shares of common stock of Forever Yours Inc. evidenced by stock certificate number 2.



                  CAPITALIZATION OF THE ISSUER
   Class of Stock    Number of Authorized Shares    Number of Issued
Shares
      Common              10,000,000                     80,000


                    EXHIBIT M

The final version of the Series C Warrant Certificate
(the Arnold Warrant) is included as Exhibit C to the First Amendment to Additional Note and Preferred Stock
Purchase Agreement, which is included as Exhibit I to this Amendment #1 to Schedule 13D.

                            EXHIBIT N

                DYCAM OVERRIDE DEFERRAL AGREEMENT


          THIS DYCAM OVERRIDE DEFERRAL AGREEMENT (this
"Agreement"), dated as of May 15, 1996, is entered into by and among Dycam, Inc., a Delaware corporation ("Dycam"), Forever Yours, Inc., a California corporation ("FYI"), Styles on Video, Inc., a Delaware corporation ("SOV"; and, together with FYI, the "Companies"), and International Digital Investors, L.P. ("IDI") with reference to the following facts:

                           WITNESSETH:

          WHEREAS, Dycam and FYI are parties to a letter agreement dated April 12, 1995 (the "Original Letter Agreement"), as modified by a subsequent letter agreement, dated as of May 10, 1995 (as so modified, the "Letter Agreement"), a copy of which is attached hereto as Appendix A;

          WHEREAS, Section 6 of the Original Letter Agreement provides that "FYI will pay to Dycam 7.5% (Camera Technology License and Maintenance Fee "CTLMF") of the Gross Commissionable Revenues (Net sales as defined for commissions to hospitals on the FYI program) for all U.S. hospitals installed with the FYI Digital Camera System built by Dycam," (the "U.S. CTLMF Fee"), which U.S. CTLMF Fee "shall be issued concurrent with commission payments issued to FYI hospitals for similar periods, but in no case later than 45 days after the close of the month in which commissionable sales occurred.";

          WHEREAS, Section 7 of the Original Letter Agreement provides that "FYI will pay to Dycam each month a sum equal to 7.5% (Camera Technology License and Maintenance Fee "CTLMF") of the gross revenues for all non U.S. hospitals served by FYI with the FYI Digital Camera System built by Dycam," (the "Non-U.S. CTLMF Fee"), which Non-U.S. CTLMF Fee "shall be issued no later than 45 days after receipt of good funds by FYI for such foreign activities.";

          WHEREAS, the Companies and IDI have entered into a Note and Preferred Stock Purchase Agreement dated as of November 20,
1995 (as amended, the "Existing Note Purchase Agreement");

          WHEREAS, the Companies and IDI have entered into a Note and Preferred Stock Purchase Agreement dated as of May 14, 1996 (as amended, the "Additional Note Purchase Agreement"; capitalized terms used herein without definition having the meanings given thereto in the Additional Note Purchase Agreement unless the context requires otherwise);

          WHEREAS, it is a condition to the closing of the Note
Purchase Agreement that this Agreement be entered into in order to, among other things, modify Sections 6 and 7 of the Letter
Agreement;

          WHEREAS, the respective Boards of Directors of Dycam, FYI and SOV have independently determined that it will be in the best interest of Dycam, FYI and SOV, respectively, to enter into this Agreement on the terms set forth herein.

          NOW, THEREFORE, in consideration of the conditions and covenants contained herein and for other good and valuable consideration, the parties hereto do hereby agree as follows:

          1.   Override Deferral.  (a) Subject to the
satisfaction or waiver of the conditions set forth in Section 2 below, Dycam and FYI hereby agree that from May 1, 1996 until the earlier of (i) the end of the first month after the date hereof in which FYI has positive Operating Cash Flow (as defined in the Note Purchase Agreement) (the amount of such positive Operating Cash Flow, if any, is hereinafter referred to as the "Available Amount") and (ii) April 30, 1997 (the earlier of such dates being the "Final Deferral Date"), payment by FYI of the U.S. CTLMF Fee otherwise due and payable in any month pursuant to Section 6 of the Original Letter Agreement shall be deferred (such deferred amounts, the "U.S. Deferred Override Amounts"). The U.S. Deferred Override Amounts shall not bear interest. Subject to Sections 3 and 4, all U.S. Deferred Override Amounts shall be paid on a cumulative basis at the end of each month after the Final Deferral Date to the extent and only to the extent of the Available Amount, if any, for such month.

          (b) Subject to the satisfaction or waiver of the conditions set forth in Section 2 below, Dycam and FYI hereby agree that from the date hereof until the Final Deferral Date, payment by FYI of the Non-U.S. CTLMF Fee otherwise due and payable in any month pursuant to Section 7 of the Original Letter Agreement shall be deferred (such deferred amounts, the "Non-U.S. Deferred Override Amounts" and, together with the U.S. Deferred Override Amounts, the "Deferred Amounts"). The Non-U.S. Deferred Override Amounts shall not bear interest. Subject to Sections 3 and 4, all Non-U.S. Deferred Override Amounts shall be paid on a cumulative basis at the end of each month after the Final Deferral Date to the extent and only to the extent of the Available Amount, if any, for such month.

          (c) Until all Deferred Amounts shall have been paid, FYI shall provide Dycam a monthly report setting forth in reasonable detail the Operating Cash Flow of FYI during such month.

          2. Conditions Precedent. Dycam's obligations set forth in Section 1 above shall be subject to the satisfaction or waiver of the following condition:

               (i) All accrued and unpaid interest and late payment penalties on outstanding indebtedness owing from SOV to Dycam as of the date hereof, shall have been paid in full pursuant to the terms of that certain Promissory Note in favor of Dycam dated June 25, 1995, as amended November 9, 1995.

          3. Repair of Cameras. FYI and Dycam hereby agree that from the date hereof until the Final Deferral Date, Dycam shall provide to FYI at the end of each month an invoice of all Qualified Fees (as defined below) incurred during such month and FYI shall pay such invoices in accordance with its customary payment practices; provided that FYI shall not pay any such amounts in excess of the Deferred Amounts then outstanding, and any such excess shall be included in the invoice submitted by Dycam for the following month. Upon payment of such Qualified Fees, the outstanding amount of the Deferred Amounts shall be reduced by the amount so paid. For purposes of this Section "Qualified Fees" shall mean fees approved pursuant to a purchase order from FYI to Dycam and shall equal direct costs of materials, labor and other expenses directly related to all sales of cameras, engineering services and maintenance services on cameras pursuant to the Letter Agreement.

          4. Intercreditor Agreement. The Companies, IDI and Dycam hereby agree that (i) notwithstanding any agreement to the contrary entered into through the date hereof, or time of granting or of perfection of any security interest or lien or the time of filing of any financing statement, Dycam shall have a first priority security interest in all installed camera systems, and the proceeds thereof including insurance proceeds ("Dycam Collateral"), leased or sold on installment terms by Dycam to FYI through the date hereof and (ii) if the Available Amount for any month is not sufficient to pay (a) all interest then due and payable or previously deferred on the Existing Notes and the Additional Notes and (b) the Deferred Amounts, then the Available Amount shall be paid to IDI and Dycam on a pro rata basis based on the relative amounts described in clauses (a) and (b) above. IDI agrees that it will not interfere in any manner with Dycam's security interests in and liens upon the Dycam Collateral, and IDI agrees to not enforce its junior security interest in the Dycam Collateral so long as any obligations owing by FYI to Dycam with respect thereto remain outstanding and unpaid. The subordination herein provided is solely for the benefit of Dycam and there are no other parties (including FYI) who are intended to be benefited hereby. The subordination herein provided shall be binding upon the successors and assigns of IDI, and shall inure to the benefit of the successors and assigns of Dycam. Concurrently herewith IDI shall execute and deliver to Dycam any such Uniform Commercial Code Financing Statement Amendments as Dycam shall reasonably require, reflecting the subordination herein provided, and IDI irrevocably authorizes Dycam to file the same in the appropriate filing office(s).

          5. Prism Project. The Companies, IDI and Dycam hereby agree that the development of the Prism project shall be funded by the Companies and IDI on terms and conditions to be negotiated in good faith among the Companies, IDI and Dycam; provided, however, that in no event shall such amounts be funded prior to the date on which the Gross Cash Proceeds of the Accounting Claims shall have been released from the Escrow Account and applied in accordance with Section 2.3(d) of the Additional Note Agreement (the "Escrow Release Date").

          6. Payment of Accrued Amounts. All accounts payable owing from FYI to Dycam as of the date hereof, including all license fees accrued through the first quarter of 1996, shall be paid in full as follows:

               (i) $10,000 of such amounts shall be paid on the date on which all of the conditions set forth in
          Section 2 of the First Amendment to Additional Note Purchase Agreement dated as of May 15, 1996, have been satisfied and IDI shall have purchased the second tranche of Additional Notes on such date;

               (ii) $15,000 of such amounts shall be paid on June
          15, 1996 if the Investor purchases Additional Notes pursuant to Schedule 1.1 of the Additional Note
          Purchase Agreement on such date; and

               (iii) any remaining amounts shall be paid on the Escrow Release Date if funds shall have been released from the Escrow Account to the Companies in accordance with the Additional Note Purchase Agreement, or, if no such funds have been released to the Companies, within 15 days of the Escrow Release Date.

          For purposes of this Section 6, any payment made within two Business Days from the date on which such payment is otherwise due pursuant to this Section 6 shall be deemed to have been made on the date such payment is due.

          7. Effect of Modification. The modifications made to the Letter Agreement pursuant to this Agreement shall not affect the remaining provisions of the Letter Agreement and such remaining provisions shall continue in full force and effect.

          8. Representations. Each of SOV, FYI and Dycam hereby represents and warrants that the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated herein, have been duly authorized by all necessary corporate action. Dycam hereby represents and warrants that this Agreement and the consummation by it of the transactions contemplated herein have been approved by a unanimous vote of all directors who are not affiliated with either FYI or SOV.

          9. Third Party Beneficiary. Dycam and FYI hereby expressly acknowledge and agree that IDI shall be, and have all the rights of, a third party beneficiary of this Agreement, including, without limitation, the right to enforce this Agreement either in law or in equity for its benefit.

          10. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines.

          11. Section Headings. Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          12. Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                              DYCAM, INC.


                              By:
                                   Name:
                                   Title:



                              FOREVER YOURS, INC.


                              By:
                                   Name:
                                   Title:



                              STYLES ON VIDEO, INC.


                              By:
                                   Name:
                                   Title:



                              INTERNATIONAL DIGITAL INVESTORS,
                              L.P.

                              By:  IDI Corp.


                                   By:
                                        Name:
                                        Title:

                            EXHIBIT O

            AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     This Amended and Restated Employment Agreement (this
"Agreement") is made and entered into as of the 15th day of May, 1996, by and between Forever Yours, Inc., a California corporation (the "Company") and Dana I. Arnold ("Officer").

                            RECITALS


     A. The Company owns all of the assets of and operates a hospital newborn baby digital imaging business. Officer has significant experience in the newborn baby photo business.

     B. The Company and Officer previously entered into an Employment Agreement dated as of April 5, 1994 (the "Existing
Employment Agreement").

     C. The Company, Styles on Video, Inc., a Delaware corporation and the owner of 100% of the capital stock of the Company ("SOV") and International Digital Investors, L.P., a Delaware limited partnership ("IDI"), entered into a Note and Preferred Stock Purchase Agreement, dated as of May 14, 1996 (the "Note Purchase Agreement"; all capitalized terms used herein without definition having the meanings given thereto in the Note Purchase Agreement").

     D.   One of the conditions to the closing of the Note
Purchase Agreement is the execution and delivery of this Agreement.

     E. Pursuant to the Note Purchase Agreement, the Company and Officer desire to amend and restate the Existing Employment
Agreement in its entirety pursuant to this Agreement.

                            AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the terms, covenants and conditions contained herein, the Company and Officer agree as follows:

1.   EMPLOYMENT.

     Company hereby employs Officer, and Officer hereby accepts such employment, as Chairman of the Board, Chief Executive
Officer, President and Secretary of the Company, on the terms and subject to the conditions set forth herein.

2.   CAPACITY AND DUTIES.

     2.1 Officer shall be employed as and shall serve the Company as its Chairman of the Board, Chief Executive Officer,
President and Secretary and shall report directly to the Board of Directors of the Company (the "Board of Directors").

     2.2 Subject to the direction and control of the Board of Directors, Officer shall have the full authority and responsibility to operate and manage, on a day to day basis, the business and affairs of the Company, and shall perform such other duties and responsibilities as are currently prescribed by the Bylaws of the Company and which are customarily vested in the office of chief executive officer and president of a corporation, including the accomplishment or performance of all services, acts, or things necessary or advisable to manage and conduct the day-to-day business of the Company, including the hiring and firing of all employees other than officers, subject at all times to the limitations set forth in this Agreement and to policies set by the Board of Directors. So long as Officer serves as a member of the Board of Directors of the Company and should he agree to serve as a member of the Board of Directors of any affiliate of the Company, Officer will serve in such capacities without any additional compensation.

     2.3 Officer shall cause to be kept and maintained complete and accurate books and records of all the business transactions, test marketing results and other business conducted or services performed by the Company, and shall cause to be prepared and filed any reports with appropriate agencies as required by applicable law.

     2.4 Officer shall prepare, or cause to be prepared, an annual operating and capital budget for each calendar year in such form and detail as may be required by the Board of Directors. Officer shall operate the business of the Company within the parameters of the budget which is prepared for each year and approved by the Company's Board of Directors (the "Approved Budget"), subject, however to any revisions or changes as may thereafter be made to the Approved Budget by the Board of Directors. Officer shall first obtain the approval of the Board for any deviations from the Approved Budget (as revised or changed from time to time) and this Agreement.

     2.5 Officer shall cause to be prepared and filed any reports with appropriate agencies as required by applicable law.

     2.6 Officer shall devote his business time, energy and efforts faithfully and diligently to promote the Company's interests.

     2.7 The terms of this Section 2 shall not prevent the Officer from investing or otherwise managing his assets and other businesses not in direct or indirect competition with the Company as determined by the Board of Directors in such form or manner as he chooses and spending such time, whether or not during business hours, as he deems necessary to manage his businesses, so long as he is able to fulfill his duties pursuant to Section 2 above.

     2.8 Except for routine travel incident to the business of the Company, Officer shall perform his duties and obligations under this Agreement principally from an office provided by the Company in Los Angeles, California or the surrounding area.

3.   TERM.

     This Agreement shall be effective as of May 15, 1996 (the
"Effective Date") and shall terminate, unless sooner terminated as provided in this Agreement, on May 15, 1998 (the "Term").

4.   COMPENSATION.

     4.1  Base Salary.

          4.1.1 As compensation for services rendered under this Agreement, the Company shall pay to Officer a base salary (the "Base Salary") as set forth in Section 4.1.2 below during the term of this Agreement, payable in accordance with the normal payroll procedures of the Company.

          4.1.2     During the term of this Agreement, Officer's
Base Salary shall be as follows:

     Officer's Base Salary shall initially be a monthly salary at an annual rate of $100,000. At the end of any two consecutive month period in which the Combined Operating Cash Flow for each such month (after payment of (i) all current and deferred Override amounts owed to Dycam, Inc. ("Dycam"), (ii) all current, accrued and deferred interest with respect to the Additional Notes and the Existing Notes and (iii) all amounts due under the Brymarc Consulting Agreement) is positive, Officer's monthly salary shall be increased to an annual rate of $175,000, provided that the annual rate shall be reduced to $100,000 at the end of any two consecutive month period in which the Combined Operating Cash Flow for each such month (after payment of (i) all current and deferred Override amounts owed to Dycam,
     (ii) all current, accrued and deferred interest with respect to the Additional Notes and the Existing Notes and (iii) all amounts due under the Brymarc Consulting Agreement) is not positive. Officer's Base Salary shall be increased or reduced, as appropriate, each time the conditions to such increase or reduction, as set forth in this paragraph, are met.

          4.1.3 The Company may deduct from the Base Salary amounts sufficient to cover applicable federal, state and/or local income tax withholdings and any other amounts which the Company is required to withhold by applicable law.

     4.2  Benefits.

          4.2.1 Vacation. Officer shall be entitled to two weeks paid vacation for each calendar year during Officer's employment; provided, however, that vacation shall only be taken at such times as not to interfere with the necessary performance of Officer's duties and obligations under this Agreement.

          4.2.2 Other Benefits; Insurance. During the term of Officer's employment under this Agreement, if and to the extent eligible, Officer shall be entitled to participate in all operative employee benefit and welfare plans of the Company then in effect ("Company Officer Benefit Plans"), including, to the extent then in effect, group life, medical, disability and other insurance plans, all on the same basis generally applicable to the executives of the Company; provided, however, that nothing contained in this Section 4.2.2 shall, in any manner whatsoever, directly or indirectly, require or otherwise prohibit the Company from amending, modifying, curtailing, discontinuing or otherwise terminating, any Company Officer Benefit Plan at any time.

          4.2.3 Reimbursement. Officer shall be entitled to reimbursement from the Company for the reasonable costs and expenses incurred in connection with the performance of the duties and obligations provided for in this Agreement. Reimbursement shall be paid upon prompt presentation of expense statements or vouchers and such other supporting information as the Company may from time to time require.

5.   TRADE SECRETS; NON-SOLICITATION.

          5.1 Trade Secrets. Officer will not at any time during the Term hereof and for the three year period thereafter, in any fashion, form, or manner, unless specifically consented to in writing by the Company, either directly or indirectly use or divulge, disclose or communicate to any person, firm or corporation, any confidential information of any kind, nature or description concerning any matters affecting or relating to the business of the Company not available generally and not known to competitors of the Company or other third parties unaffiliated with the Company (collectively, the "Trade Secrets"), except in the ordinary course of the Company's business. All equipment, notebooks, documents, memoranda, report, files, samples, books, correspondence, lists, other written and graphic records, and the like, affecting or relating to the business of the Company, which Officer shall prepare, use, construct, observe, possess or control, shall be and remain the Company's sole property. Officer's obligation under the preceding sentences shall continue in effect after the end of Officer's employment with the Company and the obligations shall be binding on Officer's assigns, heirs, executors, administrators, and other legal representatives.

          5.2 Anti-Solicitation. Officer promises and agrees that he will not, following termination of his employment or the expiration of the term of this Agreement, directly or indirectly solicit any of the employees of the Company to work for any business, individual, partnership, firm, corporation, or other entity then in direct or indirect competition with the business of the Company or any subsidiary or affiliate of the Company.

6.   RETURN OF CORPORATE PROPERTY AND TRADE SECRETS.

     Upon termination of this Agreement for any reason, Officer, or his estate in the event of his death, shall turn over to the Company all correspondence, property, writings or documents then in his or its possession or custody belonging to or relating to the affairs of the Company or any of its subsidiaries or affiliates or comprising or relating to the Trade Secrets.

7.   TERMINATION OF EMPLOYMENT.

     7.1 Termination in Case of Death or Disability or by the Officer.

          7.1.1 This Agreement shall terminate immediately upon the death of Officer and upon delivery to Officer of written notice of termination by the Company if Officer suffers a physical or mental disability which renders Officer, in the good faith judgment of a qualified physician mutually acceptable to the Board of Directors and Officer, unable to perform his duties for a period in excess of six months in any one year period or any continuous period of 3 months or more.

          In addition, this Agreement shall terminate immediately upon delivery to the Company of written notice of termination by the Officer.

          7.1.2 Upon termination of this Agreement pursuant to this Section 7.1, the Company shall pay to the Officer or the Officer's estate, as applicable, on the Termination Date (as defined in Section 7.5 below), a lump sum payment of an amount equal to all accrued and unpaid salary and other compensation payable to the Officer by the Company and all accrued and unused vacation pay payable to the Officer by the Company with respect to services rendered by the Officer to the Company through the Termination Date. In addition to the foregoing, and notwithstanding the provisions of any other agreement to the contrary, in the case of any termination of this Agreement pursuant to this Section 7.1, all options and warrants (including but not limited to the Arnold Warrant) to purchase Common Stock of the Company which have been granted to Officer by the Company but have not fully vested prior to the Termination Date shall, to the extent not vested, thereupon immediately cease vesting and terminate.

     7.2  Termination by the Company for Cause.

          7.2.1 This Agreement shall terminate immediately upon delivery to Officer of written notice of termination by the Company for "cause" based upon the occurrence of any of the below-described events if Officer has not, within 10 days following the receipt of the notice, ceased the activity causing the default.

               7.2.1.1   Officer's conviction of any felony
involving the embezzlement, theft or misappropriation of monies or other property or moral turpitude, or his commission of any fraud or embezzlement against the Company or any of its subsidiaries; or

               7.2.1.2   The material failure by Officer to
perform his duties hereunder, but only if such failure continues for 30 days following receipt by Officer of notice from the Company specifying such failure and demanding that Officer cure such failure.

               7.2.1.3   The failure by Officer to follow or
comply with the written directives or policies of the Company, which are not inconsistent with the terms of this Agreement and the Note Purchase Agreement.

          7.2.2 The written notice of termination required by this Section 7.2 shall specify the grounds for the termination and shall be supported by a statement of the relevant facts.

          7.2.3 Upon termination of this Agreement pursuant to this Section 7.2 the Company shall pay to the Officer, on the Termination Date, a lump sum payment of an amount equal to all accrued and unpaid salary and other compensation payable to the Officer by the Company and all accrued and unused vacation pay payable to the Officer by the Company with respect to services rendered by the Officer to the Company through the Termination Date. In addition to the foregoing, and notwithstanding the provisions of any other agreement to the contrary, in the case of any termination of this Agreement pursuant to this Section 7.2, all options and warrants (including but not limited to the Arnold Warrant) to purchase Common Stock of the Company which have been granted to Officer by the Company but have not fully vested prior to the Termination Date shall, to the extent not vested, thereupon immediately cease vesting and terminate.

     7.3  Termination By the Company Without Cause.

          7.3.1 This Agreement shall terminate immediately upon delivery to Officer of written notice of termination by the Company, which shall be deemed to be "without cause" unless termination is expressly stated to be pursuant to Sections 7.1 or 7.2.

          7.3.2 Upon termination of this Agreement pursuant to this Section 7.3, the Company shall pay to the Officer, on the Termination Date, a lump sum payment of an amount equal to
(x) all accrued and unpaid salary and other compensation payable to the Officer by the Company and all accrued and unused vacation pay payable to the Officer by the Company with respect to services rendered by the Officer to the Company through the Termination Date, and (y) the amount Officer would have earned as Base Salary for the period of time existing between the Termination Date and the scheduled expiration of this Agreement pursuant to Section 3 above; provided that for purposes of this
Section 7.3.2(y), Officer's Base Salary shall be deemed to be fixed at $100,000. In addition to the foregoing, and notwithstanding the provisions of any other agreement to the contrary, in the case of any termination of this Agreement pursuant to this Section 7.3: (a) all options and warrants, including but not limited to the Arnold Warrant, to purchase the Common Stock of the Company which have been granted to Officer by the Company but have not fully vested prior to the Termination Date shall, to the extent not vested, thereupon immediately vest, and (b) the Company shall continue to provide Officer and his family, if applicable, with any medical benefits being provided Officer and his family pursuant to Section 4.3.2, for the period of time existing between the Termination Date and the scheduled expiration of this Agreement pursuant to Section 3 above.

     7.4  Topping Offer Transactions.

          7.4.1 Upon the consummation of a Topping Offer transaction in accordance with the Note Purchase Agreement, Officer shall take any and all actions necessary or reasonably requested by the Company to evidence or effectuate the reduction of the number of warrants evidenced by the Arnold Warrant from 7,747,449 to 1,631,042, as contemplated by the Note Purchase Agreement and the Warrant Certificate evidencing such warrants.

          7.4.2 If a Topping Offer transaction shall be consummated in accordance with the Note Purchase Agreement, the Company shall give notice to Officer (which notice may be oral) that a Topping Offer transaction has occurred (the "Topping Offer Notice"). Officer may, within two months after first receiving the Topping Offer Notice, elect (by written notice to the Company) to retire from full-time service to Company. In the event of such election by Officer, the compensation and all of the other benefits to which Officer is entitled under Section 4 hereof shall be discontinued as of the date of such election, except that Officer shall be entitled to receive $100,000 payable within 5 business days of the later to occur of (a) the consummation of the Topping Offer transaction and (b) the date on which the Company receives written notice of such election.

     7.5 Termination Date. For purposes of this Section 7, the term, "Termination Date", shall mean that date on which the Officer's employment is terminated pursuant to this Section 7.

8.   INJUNCTIVE RELIEF.

     Each of Officer and the Company hereby recognizes, acknowledges and agrees that in the event of any breach by either party of any of their respective covenants, agreements, duties or obligations hereunder, the other party would suffer great and irreparable harm, injury and damage, would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by it or him as a result of such breach, and the non-breaching party would not be reasonably or adequately compensated in damages in any action at law. Each of the parties therefore agrees that, in addition to any other remedy it or he may have at law, in equity, by statute or otherwise, in the event of any breach by the other party of any of the covenants, agreements, duties or obligations hereunder, the non-breaching party shall be entitled to seek and receive temporary, preliminary and permanent injunctive and other equitable relief from any court of competent jurisdiction to enforce any of the rights of the non-breaching party or any of the covenants, agreements, duties or obligations of it or him hereunder, or otherwise to prevent the violation of any of the terms or provisions hereof, all without the necessity of proving the amount of any actual damage to the nonbreaching party resulting therefrom; provided, however, that nothing contained in this
Section 8 shall be deemed or construed in any manner whatsoever as a waiver by either party of any of the rights which either of them may have against the other at law, in equity, by statute or otherwise arising out of, in connection with or resulting from the breach by the breaching party of any of their respective covenants, agreements, duties or obligations hereunder.

9.   MISCELLANEOUS.

     9.1 Entire Agreement. This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and cannot be changed or terminated except in writing signed by both Officer and the Company.

     9.2 Limited Liabilities. All liabilities incurred by Officer in his capacity as an officer hereunder except for such liabilities incurred as a result of Officer's gross negligence or willful misconduct shall be incurred for the account of the Company, and Officer shall not be personally liable therefor. Officer shall not be liable to the Company, or any of its respective subsidiaries, affiliates, employees, officers, directors, agents, representatives, successors, assigns, stockholders, and their respective subsidiaries and affiliates, and the Company shall, and hereby agrees to, indemnify, defend and hold Officer harmless from and against any and all damages and/or loss or liability (including, without limitation, all costs of defense thereof), for any acts or omissions in the performance of service under and within the scope of this Agreement on the part of Officer (other than, in each case, resulting from Officer's gross negligence or willful misconduct).

     9.3 Notices. All notices, requests and other communications (collectively, "Notices") given pursuant to this Agreement shall be in writing, and shall be delivered by facsimile transmission with a copy delivered by personal service or by United States first class, registered or certified mail (return receipt requested), postage prepaid, addressed to the party at the address set forth below:

          If the Company:     Forever Yours, Inc.
                              667 Rancho Conejo Drive
                              Newbury Park, California  91320
                              Attention:  Board of Directors

                              FAX No.:  (805) 376-8364

          If to Officer:      Dana I. Arnold
                              29416 Bertrand Drive
                              Agoura Hills, California 91301

Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given three days from date of deposit in the United States mails, unless sooner received. Either party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section 9.3.

     9.4 Governing Law. This Agreement has been made and entered into in the state of California and shall be construed in accordance with the laws of the State of California without regard to the conflict of laws principles thereof.

     9.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     9.6 Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions are determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

     9.7 Successors and Assigns. This Agreement and all obligations and benefits of Officer and the Company hereunder shall bind and inure to the benefit of Officer and the Company, their respective affiliates, and their respective successors and assigns.

     9.8 Amendments and Waivers. No amendment or waiver of any term or provision of this Agreement shall be effective unless made in writing. Any written amendment or waiver shall be effective only in the instance given and then only with respect to the specific term or provision (or portion thereof) of this Agreement to which it expressly relates, and shall not be deemed or construed to constitute a waiver of any other term or provision (or portion thereof) waived in any other instance.

     9.9 Title and Headings. The titles and headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

                              FOREVER YOURS, INC.


                              By:
                              Its:


                              _________________________________
                              Dana Arnold

                           EXHIBIT P


The executed version of the Brymarc Consulting Agreement is included as Exhibit N to this Amendment #1 to Schedule
13D.

                           EXHIBIT Q

          The executed version of the Shutler Consulting
Agreement is included as Exhibit O to this Amendment #1 to
Schedule 13D.

                           EXHIBIT R



The executed version of the Amended and Restated Series A
Warrant Certificate is included as Exhibit K to this Amendment #1 to Schedule 13D.